As filed with the Securities and Exchange Commission on October 1, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Fairfax Financial Holdings Limited
(Exact Name of Registrant as Specified in its Charter)
Canada (Province or Other Jurisdiction of Incorporation or Organization)	6331 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employee Identification No.)
95 Wellington Street West
Suite 800
Toronto, Ontario
M5J 2N7
Telephone: (416) 367-4941
(Address, including postal code, and telephone number, including area code, of Registrant’s principal executive offices)
Fairfax (US) Inc.
401 East Corporate Drive,
Suite 200
Lewisville, TX 75057 U.S.A.
Telephone: (972) 318-6100
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)
Copies to:
Derek Bulas Fairfax Financial Holdings Limited Suite 800, 95 Wellington St. W. Toronto, Ontario M5J 2N7 (416) 367-4941	Mile T. Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	David Chaikof Robbie Leibel Torys LLP 79 Wellington St. W. Toronto, Ontario M5K 1N2 (416) 865-0040
Approximate date of commencement of proposed sale of the securities to the public:
as soon as practicable after this registration statement becomes effective.
Province of Ontario, Canada
(Principal Jurisdiction Regulating this Form F-10 Offering)
It is proposed that this filing shall become effective (check appropriate box):
A.   ☐
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☒
at some future date (check appropriate box below):

1.   ☐
Pursuant to Rule 467(b) on (           ) at (           ) (designate a time not sooner than seven calendar days after filing).

2.   ☐
Pursuant to Rule 467(b) on (           ) at (           ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (           ).

3.   ☐
Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.   ☒
After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form F-10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
A copy of this preliminary short form prospectus has been filed with the U.S. Securities and Exchange Commission pursuant to a U.S. registration statement, which has not yet become effective. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until the registration statement becomes effective with the U.S. Securities and Exchange Commission.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada and filed with, or furnished to, the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of our Corporate Secretary at 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada, M5J 2N7 (telephone: (416) 367-4941), and are also available electronically at www.sedarplus.ca and at www.sec.gov.
PRELIMINARY SHORT FORM PROSPECTUS
New Issue	October 1, 2025
Fairfax Financial Holdings Limited
Exchange Offers for
$500,000,000 of its 5.750%
Senior Notes due 2035
and
$400,000,000 of its 6.500%
Senior Notes due 2055
The Company
•
Fairfax Financial Holdings Limited (the “Company”) is a holding company which, through its subsidiaries, is primarily engaged in property and casualty insurance and reinsurance and the associated investment management. The Company and its subsidiaries (“Fairfax,” “we,” “our,” “us”) operate through a decentralized operating structure, with autonomous management teams applying a focused underwriting strategy to our markets. We seek to differentiate ourselves by combining disciplined underwriting with the investment of our assets on a total return basis, which we believe provides above-average returns over the long-term. We provide a full range of property and casualty products, maintaining a diversified portfolio of risks across classes of business, geographic regions and types of insureds. We have been under present management since September 1985. Our head and registered office is located at Suite 800, 95 Wellington Street West, Toronto, Ontario, Canada M5J 2N7. Our telephone number is (416) 367-4941.

The Exchange Offers
•
If all the conditions of the exchange offer for the 2035 Initial Notes (as defined below) (the “2035 Exchange Offer”) are satisfied, the Company will exchange up to $500,000,000 aggregate principal amount of its 5.750% Senior Notes due 2035 issued on May 20, 2025 (the “2035 Initial Notes”) that are validly tendered and not validly withdrawn for an equal principal amount of 5.750% Senior Notes due 2035 (the “2035 Exchange Notes”) that have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”). The 2035 Exchange Notes, together with any 2035 Initial Notes that remain outstanding after the closing of the 2035 Exchange Offer, are referred to herein as the “2035 Notes”.

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If all the conditions of the exchange offer for the 2055 Initial Notes (as defined below) (the “2055 Exchange Offer,” and together with the 2035 Exchange Offer, the “Exchange Offers” and each, an “Exchange Offer”) are satisfied, the Company will exchange up to $400,000,000 aggregate principal amount of its 6.500% Senior Notes due 2055 issued on May 20, 2025 (the “2055 Initial Notes,” and together with the 2035 Initial Notes, the “Initial Notes”) that are validly tendered and not validly withdrawn for an equal principal amount of 6.500% Senior Notes due 2055 (the “2055 Exchange Notes,” and together with the 2035 Exchange Notes, the “Exchange Notes”) that have been registered under the Securities Act. The 2055 Exchange Notes, together with any 2055 Initial Notes that remain outstanding after the closing of the 2055 Exchange Offer, are referred to herein as the “2055 Notes.” References herein to “Notes of a series” and similar expressions refer to either or both of (i) the 2035 Notes, and (ii) the 2055 Notes, as applicable, which are two separate series of debt securities of the Company.

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You may withdraw your tender of the 2035 Initial Notes or the 2055 Initial Notes, as applicable, at any time before the expiration of the applicable Exchange Offer.

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Each of the Exchange Offers will expire at 5:00 p.m., New York City time, on            , 2025, unless the Company extends either or both Exchange Offers, in which case, such Exchange Offer(s) will expire at 5:00 p.m., New York City time, on the date to which such Exchange Offer is extended (in each case, the “Expiration Date”).

The Exchange Notes
•
The terms of the Exchange Notes of each series to be issued in the applicable Exchange Offer will be substantially identical to the Initial Notes of such series except that, unlike the Initial Notes, the Exchange Notes will be freely tradable in the United States by persons not affiliated with us, will not bear legends restricting their transfer and will not contain the registration rights provisions of the Initial Notes.

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The Exchange Notes will be issued in United States dollars.

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The Exchange Notes will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

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There is no market through which the Exchange Notes may be sold and purchasers may not be able to resell the Exchange Notes issued pursuant to the Exchange Offers. This may affect the pricing of the Exchange Notes in the secondary market, the transparency and availability of trading prices, the liquidity of the Exchange Notes, and the extent of regulation affecting the Company. See “Risk Factors” commencing on page 16.

Before participating in either of the Exchange Offers, please carefully read this short form prospectus, including the section entitled “Risk Factors” commencing on page 16.
For a more detailed description of the Exchange Notes, please refer to the sections in this short form prospectus entitled “Description of the Notes” commencing on page 67.
The Exchange Offers are being made by the Company, which is a foreign issuer in the United States and is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this short form prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those in the United States. The financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”). Thus, such financial statements may not be comparable to financial statements of United States companies.
Prospective investors should be aware that owning the Exchange Notes may subject you to tax consequences both in the United States and in Canada. This short form prospectus may not describe these tax consequences fully and such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. You should read the tax discussion in this short form prospectus. You should consult your own counsel, accountant or other advisors for legal, tax, business, financial and related advice regarding the Exchange Offers.
The enforcement by investors of civil liabilities under U.S. federal or state securities laws or other laws of the United States may be affected adversely by the fact that the Company is formed outside the United States, that most of the Company’s directors and officers, as well as certain of the experts named in this short form prospectus, reside outside of the United States, and that many of the assets of the Company and the assets of such persons are located outside the United States.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SHORT FORM PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
Prospective investors should be aware that, during the period of the Exchange Offers, the Company or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces or territories.
No underwriter has been involved in the preparation of this short form prospectus or performed any review of the contents of this short form prospectus.
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Each broker-dealer that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such Exchange Notes in the United States. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This short form prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales or transfers of Exchange Notes in the United States received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that it will make this short form prospectus available to any broker-dealer for use in connection with any such resale or transfer for a period that ends the earlier of (i) 180 days after the date on which the Registration Statement (as defined herein) that includes this short form prospectus is declared effective by the SEC, and (ii) the date on which participating broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained in or incorporated by reference in this short form prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided by this short form prospectus is accurate as of any date other than the date on the front of this short form prospectus. Our business, financial condition, results of operations and prospects may have changed since the date on the front of this short form prospectus. The Exchange Notes are being offered only in jurisdictions in which offers and sales are permitted.
PRESENTATION OF FINANCIAL INFORMATION
As the majority of our operations are in the United States or conducted in U.S. dollars, we report our consolidated financial statements in U.S. dollars in order to provide more meaningful information to users of our financial statements. Except where otherwise indicated, all dollar amounts in this short form prospectus are expressed in U.S. dollars, references to “$,” “US$” and “dollars” are to U.S. dollars and references to “Cdn$” are to Canadian dollars. Our unaudited interim consolidated financial statements as at June 30, 2025 and for the three and six months ended June 30, 2025 and 2024 have been prepared in accordance with IFRS Accounting Standards applicable to the preparation of interim financial statements, including IAS 34 — Interim Financial Reporting.
We have prepared our audited consolidated financial statements as at and for the years ended December 31, 2024 and 2023 in accordance with IFRS Accounting Standards.
DOCUMENTS INCORPORATED BY REFERENCE AND WHERE YOU CAN FIND MORE INFORMATION
The following documents filed by us with the securities commission or similar authority in each of the provinces and territories of Canada are specifically incorporated by reference in this short form prospectus:
(a)
our annual information form for the year ended December 31, 2024, dated March 7, 2025;

(b)
our audited consolidated financial statements and the notes thereto as of and for the years ended December 31, 2024 and 2023, and management’s report on internal control over financial reporting set out on page 38 of our 2024 Annual Report dated March 7, 2025, together with the report of the independent registered public accounting firm dated March 7, 2025 on these consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2024;

(c)
management’s discussion and analysis of financial condition and results of operations for the annual consolidated financial statements as of and for the periods referred to in paragraph (b);

(d)
our management proxy circular dated March 7, 2025 in connection with the annual meeting of shareholders held on April 10, 2025;

(e)
our unaudited interim consolidated financial statements and the notes thereto, including consolidated balance sheets as of June 30, 2025 and December 31, 2024, the consolidated statements of earnings, comprehensive income and cash flows for the three and six months ended June 30, 2025 and 2024 and the consolidated statements of changes in equity for the six months ended June 30, 2025 and 2024; and

(f)
management’s discussion and analysis of financial condition and results of operations for the unaudited interim consolidated financial statements as of and for the periods referred to in paragraph (e).

Any documents of the types referred to in paragraphs (a) to (f) above, any material change report (excluding confidential material change reports) and any business acquisition report or other documents of the type required to be incorporated by reference in a prospectus filed under National Instrument 44-101 — Short Form Prospectus Distributions filed by us with the securities regulatory authorities in Canada after the date of this short form prospectus and prior to the termination of the Exchange Offers shall be deemed to be incorporated by reference herein.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this short form prospectus shall be deemed to be modified or superseded for the purposes of this short form prospectus to the extent that a statement contained in this short form prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this short form prospectus.
Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada and the United States. Copies of the documents incorporated by reference herein and the Indenture (as defined below) may be obtained without charge by writing to the Company at 95 Wellington Street West, Suite 800, Toronto, Ontario, M5J 2N7, Canada, Attention: Corporate Secretary. Our telephone number at that address is (416) 367-4941. Copies of documents that the Company has filed with the securities regulatory authorities in Canada may be obtained over the Internet at the Canadian Securities Administrators’ website at www.sedarplus.ca.
The Company has filed a registration statement on Form F-10 (the “Registration Statement”) with the SEC regarding the Exchange Offers, which includes this short form prospectus as part of such Registration Statement. For further information about us and the Exchange Offers, you should refer to the Registration Statement and its exhibits. This short form prospectus summarizes material provisions of agreements and other documents to which we refer you. Copies of these agreements and documents have been included as exhibits to the Registration Statement and you are encouraged to read these in their entirety.
The Company is currently subject to the periodic reporting and other informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith files reports and other information with the SEC. However, the Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act and therefore is not required to comply with Exchange Act provisions regarding the furnishing and content of proxy statements, and its officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Additionally, under a multijurisdictional disclosure system adopted by the United States and Canada, public reporting documents and other information (including financial information) may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which differ from those in the United States.
The SEC maintains an Internet website that contains reports and other information about issuers who file reports with the SEC. The address of that website is www.sec.gov. The Company also files information, such as periodic reports and financial information, with the Canadian Securities Administrators, which may be accessed at www.sedarplus.ca. These filings can also be found on the Company’s website, which may be accessed at www.fairfax.ca.
ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS
The Company is a corporation organized under the laws of Canada and some of its assets are located in, and most of its directors and officers are residents of, Canada. As a result, it may be difficult for investors outside of Canada to effect service of process outside of Canada upon the Company’s directors or officers, or to realize outside of Canada upon judgments of non-Canadian courts predicated upon civil liability of such directors or officers under non-Canadian securities laws. See “Agent for Service of Process.”
We have been advised by counsel that a monetary judgment of a U.S. court predicated solely upon civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which judgment was obtained had a basis for jurisdiction that was recognized by a Canadian court for such purposes. We have also been advised by our counsel that it is less certain that an original action could be commenced in Canada on the basis of liability predicated solely upon such laws.
The Company has irrevocably appointed CT Corporation System, 28 Liberty Street, New York, New York 10005, as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture and the Exchange Notes for actions brought under United States federal or state securities laws or for actions brought by either trustee or for any actions arising out of or related to the Indenture or the Exchange Notes in any New York Court, and has irrevocably submitted to the jurisdiction of the New York Courts for such purposes.
In addition, the Company has appointed Fairfax (US) Inc., 401 East Corporate Drive, Suite 200, Lewisville, Texas 75057, as our U.S. agent for service of process in connection with the Registration Statement.
FORWARD-LOOKING INFORMATION
This short form prospectus contains “forward-looking statements” and “forward-looking information” (collectively, “forward-looking information”) within the meaning of applicable Canadian and United States securities legislation. Any statements made by us or on our behalf may include forward-looking information that reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “project,” “expect,” “plan,” “intend,” “predict,” “estimate,” “will likely result,” “will seek to” or “will continue” and similar expressions identify forward-looking information. This forward-looking information relates to, among other things, our plans and objectives for future operations and underwriting profits. We caution readers not to place undue reliance on this forward-looking information, which speak only as of their dates. We are under no obligation to update or alter such forward-looking information as a result of new information, future events or otherwise, except as may be required by applicable securities laws. This forward-looking information is subject to known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. These uncertainties and other factors, which we describe in more detail elsewhere in this short form prospectus, or in documents incorporated by reference herein, include, but are not limited to:
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our ability to complete acquisitions and other strategic transactions on the terms and timeframes contemplated, and to achieve the anticipated benefits therefrom;

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a reduction in net earnings if our loss reserves are insufficient;

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underwriting losses on the risks we insure that are higher than expected;

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the occurrence of catastrophic events with a frequency or severity exceeding our estimates;

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changes in market variables, including unfavorable changes in interest rates, foreign exchange rates, equity prices and credit spreads, which could negatively affect our operating results and investment portfolio;

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the cycles of the insurance market and general economic conditions, which can substantially influence our and our competitors’ premium rates and capacity to write new business;

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insufficient reserves for asbestos, environmental and other latent claims;

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exposure to credit risk in the event our reinsurers fail to make payments to us under our reinsurance arrangements;

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exposure to credit risk in the event our insureds, insurance producers or reinsurance intermediaries fail to remit premiums that are owed to us or failure by our insureds to reimburse us for deductibles that are paid by us on their behalf;

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our inability to maintain our long-term debt ratings, the inability of our subsidiaries to maintain financial or claims paying ability ratings and the impact of a downgrade of such ratings on derivative transactions that we or our subsidiaries have entered into;

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risks associated with implementing our business strategies;

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the timing of claims payments being sooner or the receipt of reinsurance recoverables being later than anticipated by us;

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risks associated with any use we may make of derivative instruments;

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the failure of any hedging methods we may employ to achieve their desired risk management objective;

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a decrease in the level of demand for insurance or reinsurance products, or increased competition in the insurance industry;

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the impact of emerging claim and coverage issues or the failure of any of the loss limitation methods we employ;

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our inability to access cash of our subsidiaries;

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an increase in the amount of capital that we and our subsidiaries are required to maintain and our inability to obtain required levels of capital on favorable terms, if at all;

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the loss of key employees;

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our inability to obtain reinsurance coverage in sufficient amounts, at reasonable prices or on terms that adequately protect us;

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the passage of legislation subjecting our businesses to additional adverse requirements, supervision or regulation, including additional tax regulation, in the United States, Bermuda, Canada or other jurisdictions in which we operate;

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risks associated with applicable laws and regulations relating to sanctions and corrupt practices in foreign jurisdictions in which we operate;

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risks associated with government investigations of, and litigation and negative publicity related to, insurance industry practice or any other conduct;

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risks associated with political and other developments in foreign jurisdictions in which we operate;

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risks associated with legal or regulatory proceedings or significant litigation;

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failures or security breaches of our computer and data processing systems;

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the influence exercisable by our significant shareholder;

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adverse fluctuations in foreign currency exchange rates;

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our dependence on independent brokers over whom we exercise little control;

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financial reporting risks associated with IFRS 17 (as defined below);

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financial reporting risks relating to deferred taxes associated with amendments to IAS 12 (as defined below);

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impairment of the carrying value of our goodwill, indefinite-lived intangible assets or investments in associates;

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our failure to realize deferred income tax assets;

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risks associated with Canadian or foreign tax laws, or the interpretation thereof;

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technological or other change that adversely impacts demand, or the premiums payable, for the insurance coverages we offer;

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disruptions of our information technology systems;

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assessments and shared market mechanisms that may adversely affect our insurance subsidiaries;

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risks associated with the conflicts in Ukraine and Israel and the development of other geopolitical events and economic disruptions worldwide; and

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risks associated with tariffs, trade restrictions, or other regulatory measures imposed by domestic or foreign governments that may, directly or indirectly, affect our business.

See the “Risk Factors” section of this short form prospectus and the documents incorporated by reference into this short form prospectus for a further discussion of these risks and uncertainties.
Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking information. Accordingly, you should not place undue reliance on forward-looking information. We do not assume any obligation to update or revise any forward-looking information after the date of this short form prospectus or to explain any material difference between subsequent actual events and any forward-looking information, except as required by applicable law.

SUMMARY TERMS OF THE EXCHANGE OFFERS AND THE EXCHANGE NOTES
We are able to incorporate by reference information into this short form prospectus, which means we can disclose important information to you in documents outside this short form prospectus. This summary is qualified in its entirety by and should be read in conjunction with the detailed information and financial statements incorporated by reference into this short form prospectus. This summary and the “Description of the Business” section that follows highlight selected information contained elsewhere in, or incorporated by reference into, this short form prospectus. You should read the entire short form prospectus and the information incorporated herein closely.
The Company is offering to exchange up to (i) $500,000,000 aggregate principal amount of 2035 Initial Notes for an equal principal amount of 2035 Exchange Notes and (ii) $400,000,000 aggregate principal amount of 2055 Initial Notes for an equal principal amount of 2055 Exchange Notes. In order to exchange your Initial Notes, you must validly tender them, as instructed herein and in the letter of transmittal. Subject to certain conditions, the Company will exchange all outstanding Initial Notes that are validly tendered and not validly withdrawn. The Company will issue the respective Exchange Notes of each series as promptly as practicable after the expiration of the respective Exchange Offer.
The Exchange Offers
Exchange Offers:
The Company will exchange your Initial Notes of the applicable series for an equal aggregate principal amount of Exchange Notes of such series.
Resale of Exchange Notes:
Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, you may offer the Exchange Notes for resale, resell and otherwise transfer them without compliance with the registration or prospectus delivery provisions of the Securities Act if:
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you are acquiring the Exchange Notes in the ordinary course of your business;

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you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes issued to you; and

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you are not an affiliate, under Rule 405 of the Securities Act, of the Company.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer relating to the applicable series of Exchange Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes in the United States. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The letter of transmittal also includes an acknowledgment that each person participating in an Exchange Offer does not intend to engage in a distribution of the applicable series of Exchange Notes. In addition, the letter of transmittal includes an acknowledgment for each person that is a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities that such broker-dealer will satisfy any prospectus delivery requirements in connection with any resale of Exchange Notes received pursuant to an Exchange Offer. This short form prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers for such prospectus delivery requirements. We have agreed that, for a period of 180 days after the applicable Expiration Date, we will make this short form prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Any holder of Initial Notes who is our affiliate, does not acquire Exchange Notes in the ordinary course of its business, or tenders its Initial Notes in the applicable Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes, cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes in the United States.
You should read the discussion under the heading “The Exchange Offers” for further information regarding the Exchange Offers and resale of the Exchange Notes.
Registration Rights Agreement:
The Company has undertaken the Exchange Offers pursuant to the terms of the registration rights agreement entered into with the initial purchasers of the Initial Notes on May 20, 2025 (the “Registration Rights Agreement”). See “The Exchange Offers.”
Consequences of Failure to Exchange Initial Notes:
You will continue to hold the Initial Notes that remain subject to their existing transfer restrictions if:
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you do not tender your Initial Notes; or

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you tender your Initial Notes, and they are not accepted for exchange.

Subject to certain limited exceptions, the Company will have no obligation to register resales of the Initial Notes after the Company consummates the Exchange Offer relating to the applicable series of Exchange Notes. See “The Exchange Offers — Terms of the Exchange Offers — Consequences of Failure to Exchange” and “The Exchange Offers — Terms of the Exchange Offers — Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes.”
Expiration Date:
The Expiration Date for each of the Exchange Offers is 5:00 p.m., New York City time, on            , 2025, unless the Company extends it with respect to either or both Exchange Offers, in which case “Expiration Date” means 5:00 p.m., New York City time, on the date(s) to which the applicable Exchange Offer(s) are extended.
Conditions to the Exchange Offers:
Each of the Exchange Offers is subject to certain customary conditions, which the Company may waive with respect to either or both Exchange Offers. See “The Exchange Offers — Terms of the Exchange Offers — Conditions.”
Procedures for Tendering Initial Notes:
If you wish to accept an Exchange Offer, you must submit the required documentation and effect a tender of applicable Initial Notes pursuant to the procedures for book-entry transfer (or other applicable procedures), all in accordance with the instructions described in this short form prospectus and in the relevant letter of transmittal. See “The Exchange Offers — Terms of the Exchange Offers — Procedures for Tendering,” “The Exchange Offers — Terms of the Exchange Offers — Book-Entry Transfer,” “The Exchange Offers — Terms of the Exchange Offers — Exchanging Book-Entry Notes” and “The Exchange Offers — Terms of the Exchange Offers — Guaranteed Delivery Procedures.”

Guaranteed Delivery Procedures:
If you wish to tender your Initial Notes but cannot properly do so prior to the applicable Expiration Date, you may tender your Initial Notes in accordance with the guaranteed delivery procedures described in “The Exchange Offers — Terms of the Exchange Offers — Guaranteed Delivery Procedures.”
Withdrawal Rights:
Tenders of Initial Notes may be withdrawn at any time prior to the applicable Expiration Date. To withdraw a tender of Initial Notes, you must deliver a notice of withdrawal in accordance with the procedures described in “The Exchange Offers — Terms of the Exchange Offers — Withdrawal of Tenders” prior to the applicable Expiration Date.
Acceptance of Initial Notes and Delivery of Exchange Notes:
Subject to certain conditions, any and all Initial Notes that are validly tendered in the Exchange Offer relating to the applicable series of Exchange Notes prior to the applicable Expiration Date will be accepted for exchange. The Exchange Notes issued pursuant to an Exchange Offer will be delivered promptly following the applicable Expiration Date. See “The Exchange Offers — Terms of the Exchange Offers — Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes.”
U.S. Federal Income Tax Considerations:
The exchange of Initial Notes of a series for Exchange Notes of the same series pursuant to an Exchange Offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”
Use of Proceeds:
The Company will not receive any proceeds from the issuance of the Exchange Notes. The Company is offering the Exchange Notes solely to satisfy its obligations under the Registration Rights Agreement. Initial Notes that are validly tendered (and not validly withdrawn) and exchanged will be retired and cancelled and cannot be reissued. See “Use of Proceeds.”
Exchange Agent:
The Bank of New York Mellon is serving as the exchange agent in respect of each of the Exchange Offers.
Summary of Terms of the Exchange Notes:
The terms of the Exchange Notes of each series will be substantially identical to the terms of the Initial Notes of such series (see “— the Exchange Notes” below) except that the Exchange Notes:
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will have been issued in an Exchange Offer, which is being registered under the Securities Act, and therefore the Exchange Notes will not bear a legend containing restrictions on transfer;

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will not contain provisions relating to additional interest for any failure to comply with the Registration Rights Agreement;

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will bear a different CUSIP number from the applicable series of Initial Notes; and

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will not entitle their holders to registration rights.

The Exchange Notes
Issuer:
Fairfax Financial Holdings Limited
Exchange Notes Offered:
Up to $500,000,000 aggregate principal amount of 5.750% senior notes due May 20, 2035.
Up to $400,000,000 aggregate principal amount of 6.500% senior notes due May 20, 2055.
Maturity Date:
The 2035 Notes will mature on May 20, 2035 and the 2055 Notes will mature on May 20, 2055.

Interest:
The 2035 Notes bear interest at a rate of 5.750% per annum. Interest is payable in semi-annual installments in arrears on each May 20 and November 20, commencing November 20, 2025.
The 2055 Notes bear interest at a rate of 6.500% per annum. Interest is payable in semi-annual installments in arrears on each May 20 and November 20, commencing November 20, 2025.
Ranking:
The Exchange Notes will be direct, unsecured obligations of the Company, and each such series of Exchange Notes will form a part of the series of the respective series of Initial Notes. The Exchange Notes will rank equally and ratably with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Exchange Notes will be effectively subordinated to any secured indebtedness of the Company to the extent of the assets securing such indebtedness. The Exchange Notes would also be structurally subordinated to all obligations of the Company’s subsidiaries. See “Risk Factors — Risk Factors Relating to the Exchange Notes.”
Payment of Additional Amounts:
Any payments made by the Company with respect to the Exchange Notes will be made without withholding or deduction for Canadian taxes unless required by law. Subject to certain exclusions, if the Company is required by law to withhold or deduct for Canadian taxes with respect to a payment to the holders of the Exchange Notes, the Company will pay the additional amount necessary so that the net amount received by the holders of the Exchange Notes after the withholding or deduction is not less than the amount that they would have received in the absence of the withholding or deduction. See “Description of the Notes — Payment of Additional Amounts.”
Optional Redemption:
Prior to February 20, 2035 (the “2035 Par Call Date”), the Company may redeem the 2035 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date fixed for redemption of the 2035 Notes (assuming the 2035 Notes matured on the 2035 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the 2035 Notes to be redeemed, as described under the heading “Description of the Notes — Optional Redemption — 2035 Notes,” together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. On or after the 2035 Par Call Date, the Company may redeem the 2035 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.
Prior to November 20, 2054 (the “2055 Par Call Date”), the Company may redeem the 2055 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date fixed for redemption of the 2055 Notes (assuming the 2055 Notes matured on the 2055 Par Call Date) on a semi‑annual basis (assuming a 360‑day year consisting of twelve 30‑day months) at the Treasury Rate (as defined herein) plus 25 basis points less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the 2055 Notes to be redeemed, as described under the heading “Description of the Notes — Optional Redemption — 2055 Notes,” together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. On or after the 2055 Par Call Date, the Company may redeem the 2055 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2055 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.
Redemption for Tax Reasons:
The Company may redeem, in whole, but not in part, the 2035 Notes and/or the 2055 Notes, in the event of certain changes in the tax laws of Canada that could require the Company to pay additional amounts as described under “Description of the Notes — Payment of Additional Amounts.” The redemption price would be equal to 100% of the principal amount of the 2035 Notes and/or the 2055 Notes, as applicable, together with accrued and unpaid interest and any additional amounts to, but excluding, the date of redemption. See “Description of the Notes — Redemption for Tax Reasons.”
Restrictive Covenants:
The Indenture (as defined herein) that will govern the Exchange Notes contains covenants that will among other things, limit our ability to:
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until the Amendment Date (as defined herein), create liens on the capital stock of certain of our subsidiaries; and

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enter into specific mergers or consolidations or convey, transfer or lease our properties and assets substantially as an entirety.

On February 26, 2021, the Company entered into a third supplemental indenture (the “Third Supplemental Indenture”) to the Indenture to eliminate or amend certain restrictive covenants of the Company contained in the Indenture. The Third Supplemental Indenture provides that the covenant described under “Description of the Notes — Certain Covenants — Limitation on Liens on Capital Stock of Restricted Subsidiaries” will be automatically eliminated effective as of the first date on which there are no securities outstanding of any series created pursuant to the Indenture prior to the date of the Third Supplemental Indenture that are entitled to the benefit of such covenants (the “Amendment Date”).
See “Description of the Notes — Certain Covenants.”
Events of Default:
The following constitute events of default with respect to the Exchange Notes under the Indenture: (a) a default for 30 days in the payment of any interest on any Note of such series; (b) a default in the payment of the principal of any Note of such series when due; (c) a default in the performance, or breach, of any other covenant or warranty in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of one or more series of securities other than the Notes of such series) which default or breach continues for a period of 60 days after notice is given; (d) a default in the payment, at the stated maturity, of any indebtedness for money borrowed by the Company in excess of $100,000,000 and continuing after any applicable grace period, which default shall not have been cured or waived, or the acceleration of indebtedness for money borrowed by the Company in excess of $100,000,000, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled, within 10 days after written notice has been given by either trustee, or the holders of at least 25% in principal amount of the outstanding Notes of such series, as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization.
For more information, see “Description of the Notes — Events of Default.”

Co-Obligors:
When authorized by a resolution of our board of directors and without the consent of any holders of the Notes of a series, the Company and the trustees may enter into a supplemental indenture to the Indenture in respect of such series of Notes for the purpose of adding one or more subsidiaries of the Company as a Co-Obligor (as defined herein) (whether as an additional issuer or a guarantor) of the Notes of such series and the Indenture with respect to the Notes of such series; provided that any such Co-Obligor shall be organized or formed under the laws of (1) any state of the United States or the District of Columbia, (2) Canada or any province or territory thereof, (3) the United Kingdom, (4) Bermuda, (5) Barbados or (6) any country that is a member of the European Union.
For more information, see “Description of the Notes — Co-Obligors and / or Guarantors.”
As of the date hereof, the Company has not added any Co-Obligors in respect of the Initial Notes and, upon completion of the Exchange Offer, the Exchange Notes will not have any Co-Obligors as of the issue date of such Exchange Notes.
Form and Denomination:
The Exchange Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Governing Law:
The Exchange Notes will be, and the Indenture is, governed by the laws of the State of New York.
Clearance and Settlement:
The Exchange Notes will be cleared through DTC (as defined herein) for the accounts of its direct and indirect participants, including Euroclear and Clearstream.
Absence of Public Market for the Exchange Notes:
There is currently no established trading market for the Exchange Notes of either series. The Company does not intend to apply for a listing of the Exchange Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes of either series and this may affect the pricing, transparency and availability of trading prices of the Exchange Notes.
For more information, see “Risk Factors — Risk Factors Related to the Exchange Notes.”

DESCRIPTION OF THE BUSINESS
Unless the context otherwise requires, the terms “Fairfax,” “we,” “us” and “our” refer to Fairfax Financial Holdings Limited and its subsidiaries; the term “Allied World” refers to Allied World Assurance Company Holdings, Ltd, our majority-owned Bermuda-based holding company that, through its subsidiaries, provides global property, casualty and specialty insurance and reinsurance; the term “Brit” refers to our wholly-owned specialty insurance and reinsurance company operating in the Lloyd’s market, Brit Group Holdings Limited and its subsidiaries; the term “Bryte” refers to our wholly-owned South African property and casualty insurance business, Bryte Insurance Company Ltd.; the term “Colonnade” refers to our wholly-owned Luxembourg-based insurance company, Colonnade Insurance S.A.; the term “Crum & Forster” refers to our wholly-owned U.S. property and casualty insurance business, Crum & Forster Holdings Corp. and its subsidiaries; the term “Eurolife” refers to our majority-owned Greek life and non-life insurer, Eurolife FFH Insurance Group Holdings S.A and its subsidiaries; the term “Fairfax Asia” refers to our property and casualty insurance and reinsurance business conducted through our subsidiaries in Hong Kong, Sri Lanka, Indonesia, Malaysia, Singapore and Thailand; the term “Fairfax Brasil” refers to our wholly-owned Brazilian property and casualty insurance company, Fairfax Brasil Seguros Corporativos S.A.; the term “Fairfax Latam” refers to our property and casualty insurance business conducted in Argentina, Chile, Colombia and Uruguay; the term “Fairfax Ukraine” refers to our wholly-owned property and casualty insurance business conducted through our subsidiaries in Ukraine; the term “GIG” refers to our majority-owned Kuwait company with property and casualty insurance operations in the Middle East and North Africa (“MENA”) region, Gulf Insurance Group K.S.C.P.; the term “Group Re” refers to our wholly-owned reinsurance business, conducted through certain other subsidiaries; the term “Hamblin Watsa” refers to our wholly-owned investment management subsidiary, Hamblin Watsa Investment Counsel Ltd.; the term “Ki” refers to our majority-controlled fully digital and algorithmically driven Lloyd’s of London syndicate, Ki Financial Limited and its subsidiaries; the term “Northbridge” refers to our wholly-owned Canadian property and casualty insurance business, Northbridge Financial Corporation and its subsidiaries; the term “Odyssey Group” refers to our majority-owned U.S. reinsurance and insurance business, Odyssey Group Holdings Inc. and its subsidiaries; the term “Polish Re” refers to our wholly-owned Polish reinsurance company, Polskie Towarzystwo Reasekuracji Spólka Akcyjna; the term “Valueattics” refers to our majority-owned Indian reinsurance company, Valueattics Reinsurance Limited; and the term “Zenith National” refers to our wholly-owned U.S. workers’ compensation insurance business, Zenith National Insurance Corp. and its subsidiaries.
The Company is a holding company which, through our subsidiaries, is primarily engaged in property and casualty insurance and reinsurance and the associated investment management. The Company is incorporated under the Canada Business Corporations Act. We operate through a decentralized operating structure, with autonomous management teams applying a focused underwriting strategy to our markets. We seek to differentiate ourselves by combining disciplined underwriting with the investment of our assets on a total return basis, which we believe provides above-average returns over the long-term. We provide a full range of property and casualty products, maintaining a diversified portfolio of risks across classes of business, geographic regions, and types of insureds. We have been under present management since September 1985. Our principal executive offices are located at Suite 800, 95 Wellington Street West, Toronto, Ontario, Canada M5J 2N7. Our telephone number is (416) 367-4941.
We conduct our business through the following segments, with each of our continuing operations maintaining a strong position in its respective markets.
Property and Casualty Insurance and Reinsurance
Our reinsurance business is conducted through Odyssey Group, Group Re, Brit, Ki, Allied World, Polish Re and Singapore Reinsurance Corporation Limited (“Singapore Re”). Odyssey Group, our 90.0% owned subsidiary, is a U.S. based underwriter of a full range of property and casualty reinsurance on a global basis. Group Re primarily constitutes the participation by our wholly-owned subsidiaries CRC Reinsurance Limited, Wentworth Insurance Company Ltd. and Connemara Reinsurance Company Ltd. (all based in Barbados) in the reinsurance of Fairfax’s subsidiaries by quota share or through participation in those subsidiaries’ third-party reinsurance programs on the same terms and pricing as the third-party reinsurers. Group Re also writes third-party business. Brit, our wholly-owned subsidiary based in England and Wales, is a market-leading global Lloyd’s of London specialty insurer and reinsurer. Ki, our 20.0% owned subsidiary (with voting rights of 51.0%) based in England and Wales, is a fully digital Lloyd’s of London syndicate that algorithmically underwrites property, casualty and specialty reinsurance. Allied World, our 83.4% owned subsidiary based in

Bermuda, provides, through its subsidiaries, global property, casualty and specialty insurance and reinsurance. Polish Re, based in Warsaw, Poland, writes reinsurance business in the Central and Eastern European regions. Singapore Re, based in Singapore, is a general reinsurance company providing reinsurance coverage in the Asia region. We also hold a 65.0% equity interest in Valueattics, a private sector reinsurer in India dedicated exclusively to reinsurance business, and a 47.7% interest in Thai Reinsurance Public Company Limited (a provider of reinsurance and insurance services based in Bangkok, Thailand).
Our insurance business is conducted through Northbridge (Canadian insurance), Crum & Forster (U.S. property and casualty insurance), Zenith National (U.S. workers’ compensation insurance), Odyssey Group, Brit, Ki and Allied World (global insurance), Fairfax Asia (Asian insurance), Fairfax Latam (South American insurance), Bryte (South African insurance), Fairfax Brasil (Brazilian insurance), Colonnade (Central and Eastern European insurance) and Fairfax Ukraine (Ukrainian property and casualty insurance). We also hold a 97.1% interest in GIG (a Kuwait company with property and casualty insurance operations in the MENA region) and a 33.0% indirect interest in Albingia SA, a French insurance company that writes specialty property and casualty insurance.
Northbridge provides commercial and personal lines property and casualty insurance primarily in Canada through a wide range of distribution channels. Crum & Forster provides a full range of commercial property and casualty insurance, which targets specialty classes of business that emphasize strong technical underwriting expertise. Zenith National is primarily engaged in the workers’ compensation insurance business in the United States. Odyssey Group provides a range of professional and specialty liability insurance in the United States and globally through its U.S. Insurance and London Market divisions. Brit is a market-leading global Lloyd’s of London specialty insurer. Ki is a fully digital Lloyd’s of London syndicate that provides algorithmically driven property, casualty and specialty insurance. Allied World is a market-leading global property, casualty and specialty insurer. Fairfax Asia is comprised of Singapore Re, as described above, as well as:
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our wholly-owned, Hong Kong-based subsidiary, Falcon Insurance Company (Hong Kong) Limited, which writes property and casualty insurance in niche markets in Hong Kong;

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our 85.0% owned, Malaysia-based subsidiary, The Pacific Insurance Berhad, which writes all classes of general insurance and medical insurance in Malaysia;

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our 80.8% owned, Jakarta-based subsidiary, PT Asuransi Multi Artha Guna Tbk, an Indonesian general insurance company;

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our wholly-owned, Sri Lanka-based subsidiary, Fairfirst Insurance Limited, a Sri Lankan general insurance company;

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our 99.8% owned, Thailand-based subsidiary, The Falcon Insurance Public Company Limited, a Thai property and casualty insurance company;

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our 35.0% interest in Bank for Investment and Development of Vietnam Insurance Joint Stock Corporation, a Vietnamese property and casualty insurance company; and

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our 49.0% interest in Go Digit Infoworks Services Private Limited, whose subsidiary, Go Digit General Insurance Limited, is an Indian general insurance company.

Fairfax Latam, based in Miami, Florida, consists of insurance operations in Argentina, Chile, Colombia and Uruguay. Bryte, based in South Africa, writes property and casualty insurance in South Africa and Botswana. Fairfax Brasil, based in Brazil, writes commercial property and casualty business, with a primary focus on markets in Brazil. Colonnade, based in Luxembourg, writes business in the Central and Eastern regions of Europe. Fairfax Ukraine, based in Ukraine, writes property and casualty insurance in Ukraine.
Life Insurance and Run-off
Eurolife, our 80.0%-owned subsidiary based in Greece, writes life and non-life insurance primarily in Greece.
Our run-off business, comprised of the U.S. run-off group, which consists primarily of TIG Insurance Company and RiverStone Group Holding Corporation, and its subsidiaries, includes our discontinued business that did not meet our underwriting criteria or strategic objectives, selected business previously written by our other subsidiaries that was put under dedicated run-off management and third-party run-off operations that we have acquired, which we believe will provide us with the opportunity to earn attractive returns on our invested capital. In addition, the U.S. run-off group manages third-party claims administration.
Non-insurance Companies
Our non-insurance companies reporting segment comprises Recipe Unlimited Corporation (“Recipe”), Sporting Life Group Limited (“Sporting Life Group”), Dexterra Group Inc. (“Dexterra Group”), Sleep Country Canada Holdings Inc. (“Sleep Country”), Meadow Foods Limited (“Meadow Foods”), Peak Achievement Athletics Inc. (“Peak Achievement”), AGT Food and Ingredients Inc. (“AGT”), Farmers Edge Inc. (“Farmers Edge”), Grivalia Hospitality S.A. (“Grivalia Hospitality”), Thomas Cook (India) Limited (“Thomas Cook India”) and its wholly-owned subsidiary, Sterling Holiday Resorts Limited (“Sterling Resorts”), and Fairfax India Holdings Corporation (“Fairfax India”) and its subsidiaries. Recipe franchises and/or operates restaurant brands across Canada and in select locations in the United States. Sporting Life Group is a leading Canadian sports lifestyle retail organization. Dexterra Group is a diversified support services organization delivering quality solutions for the creation, management and operation of infrastructure across Canada and the U.S. Sleep Country is Canada’s leading specialty sleep retailer with a national retail store network and multiple eCommerce platforms. Meadow Foods is a value-added milk, fats, fresh confectionery and plant-based bulk ingredients business. Peak Achievement is engaged in the design, manufacture and distribution of performance sports equipment and related apparel and accessories for ice hockey, roller hockey and lacrosse, under brands such as Bauer Hockey, Cascade Lacrosse and Maverik Lacrosse. AGT is a supplier of pulses, staple foods and food ingredients. Farmers Edge provides managed services, soil sampling and advanced digital tools to growers and other key participants in the agricultural value chain. Grivalia Hospitality acquires, develops and manages hospitality real estate in Greece, Cyprus and Panama. Thomas Cook India is an integrated travel and travel-related financial services company in India, offering a broad range of services that include foreign exchange, corporate and leisure travel and insurance. Sterling Resorts is engaged in vacation ownership and leisure hospitality and operates a network of resorts in India. Fairfax India invests in public and private equity and debt instruments in India and Indian businesses or other businesses primarily conducted in or dependent on India.
Our invested assets are managed by our wholly-owned investment management subsidiary, Hamblin Watsa. Hamblin Watsa has managed our invested assets since September 1985 and emphasizes a conservative investment philosophy, seeking to invest our assets on a total return basis, which includes realized and unrealized gains over the long-term, using a value-oriented approach.
Our insurance operations primarily use brokers to distribute their business and, in some instances, will distribute through agents or directly to the customer. They may also conduct business through third parties such as managing general agents where it is cost effective to do so and where we can control the underwriting process to ensure our risk management criteria are met. Our insurance operations have relationships with many different types of brokers including independent retail brokers, wholesale brokers and national brokers depending on the particular jurisdiction. Each of these channels has its own distinct distribution characteristics and customers. Our reinsurance operations are dependent primarily on a limited number of international reinsurance brokers.
Recent Developments
Cdn$700 Million Senior Notes Offering
On August 14, 2025, the Company completed an offering in Canada of (i) Cdn$400 million aggregate principal amount of 4.45% senior notes due 2035 and (ii) Cdn$300 million aggregate principal amount of 5.10% senior notes due 2055 (collectively, the “2025 Canadian Senior Notes”). The 2025 Canadian Senior Notes were issued pursuant to a supplemental indenture to the Indenture and will rank equally to the Exchange Notes offered hereby.
Fairfax intends to use the net proceeds of the offering of the 2025 Canadian Senior Notes to refinance, repay or redeem outstanding debt, equity or our other corporate obligations, to pursue potential acquisition or investment opportunities (which may include acquisitions of minority interests in our subsidiaries), and for general corporate purposes. The proceeds may be used for the redemption or repurchase of certain of our previously issued debt or equity securities.
Redemption of Series G and Series H Preferred Shares
On September 30, 2025, the Company completed the redemption of its 7,719,843 outstanding cumulative 5-Year Rate Reset Preferred Shares, Series G (the “Series G Preferred Shares”) and all of its 2,280,157 outstanding cumulative Floating Rate Preferred Shares, Series H (the “Series H Preferred Shares”) at a redemption price of Cdn$25.00 per share, for an aggregate total amount of Cdn$250.0 million, together with all accrued and unpaid dividends up to but excluding the redemption date, less any tax required to be deducted and withheld by the Company.

RISK FACTORS
An investment in the Exchange Notes involves risk. You should carefully consider the following risk factors, as well as the information contained in and incorporated by reference into this short form prospectus, including the risks described in our annual information form for the year ended December 31, 2024, which is incorporated by reference in this short form prospectus, before deciding whether to participate in the Exchange Offers. Any of these risks could materially adversely affect our business, financial condition or results of operations and could materially adversely affect your investment in the Exchange Notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations.
Risk Factors Relating to Our Business
If our actual claims exceed our claim reserves, our financial condition and results of operations could be adversely affected.
We maintain reserves to cover our estimated ultimate unpaid liability for losses and loss adjustment expenses with respect to insurance and reinsurance policies underwritten by the Company at the end of each reporting period. Our success is dependent upon our ability to accurately assess the risks associated with the businesses that we reinsure or insure. If we fail to accurately assess the risks we assume, we may fail to establish appropriate premium rates and our reserves may be inadequate to cover our losses. This could adversely affect our net earnings and financial condition in future reporting periods.
Reserves do not represent an exact calculation of liability, but instead represent estimates at a point in time involving actuarial and statistical projections of our expectations of the ultimate settlement of claims incurred and the associated claims adjustment expense. Establishing an appropriate level of claims reserves is an inherently uncertain process. We utilize both proprietary and commercially available actuarial models, as well as historical insurance industry loss development patterns, to assist in the establishment of appropriate claim reserves.
In contrast to casualty losses, which frequently can be determined only through lengthy and unpredictable litigation, property losses tend to be reported promptly and usually are settled within a shorter period of time. Nevertheless, for both casualty and property losses, actual claims and claim expenses ultimately paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements. Variables in the reserve estimation process can be affected by both internal and external events, such as changes in claims handling procedures, economic and social inflation, legal trends and legislative changes. Many of these items are not directly quantifiable, particularly on a prospective basis.
If our claim reserves are determined to be inadequate, we will be required to increase claim reserves with a corresponding reduction in our net earnings in the period in which the deficiency is rectified. It is possible that claims in respect of events that have occurred could exceed our claim reserves and have a material adverse effect on our results of operations in a particular period and/or our financial condition.
Even though most insurance contracts have policy limits, the nature of property and casualty insurance and reinsurance is such that losses can exceed policy limits for a variety of reasons and could significantly exceed the premiums received on the underlying policies. When this occurs, our financial results are adversely affected.
Unpredictable catastrophic events could reduce our net earnings.
Our insurance and reinsurance operations expose us to claims arising out of catastrophes. We have experienced, and will in the future experience, catastrophe losses that may materially reduce our profitability or harm our financial condition. Catastrophes can be caused by various events, including natural events such as hurricanes, windstorms, earthquakes, tornadoes, hailstorms, severe winter weather and fires, and unnatural events such as terrorist attacks and riots. Weather-related losses have increased in recent years, in part due to climate change which represents a significant emerging risk that will continue to increase the inherent unpredictability of both the frequency and severity of weather-related catastrophe losses.

The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes, windstorms and earthquakes may produce significant damage in large, heavily populated areas. Catastrophes can cause losses in a variety of property and casualty lines, including losses relating to business interruptions occurring in the same geographic area as the catastrophic event or in the other geographic areas. It is possible that a catastrophic event or multiple catastrophic events could have a material adverse effect upon our financial condition, profitability or cash flows.
We believe that increases in the value and geographic concentration of insured property and higher construction costs due to labor and raw material shortages following a significant catastrophic event, could increase the number and severity of claims from catastrophic events in the future.
Our portfolio holdings are subject to fluctuations in the market which could negatively affect their value. If we are unable to realize our investment objectives, our business, financial condition or results of operations may be adversely affected.
Investment returns are an important part of our overall profitability and our operating results depend in part on the performance of our investment portfolio. We hold bonds and other debt instruments, common stocks, preferred stocks and derivative instruments in our portfolio.
Accordingly, fluctuations in the fixed income or equity markets could have an adverse effect on our financial condition, profitability or cash flows. We derive our investment income from interest and dividends, together with net gains or losses on investments. The portion derived from net gains or losses on investments generally fluctuates from year to year and is typically a less predictable source of investment income than interest and dividends, particularly in the short term.
The return on our portfolio and the risks associated with our investments are also affected by our asset mix, which can change materially depending on market and industry-specific conditions and the creditworthiness of our counterparties.
The uncertainty around the ultimate amount and the timing of our claim payments may force us to liquidate securities, which may cause us to incur losses. If we structure our investments improperly relative to our liabilities, we may be forced to liquidate investments prior to its maturity or planned exit date at a significant loss to cover such liabilities. Realized and unrealized investment losses resulting from a decline in value could significantly decrease our net earnings.
The ability to achieve our investment objectives is affected by general economic conditions that are beyond our control. General economic conditions can adversely affect the markets for interest rate sensitive securities, including the extent and timing of investor participation in such markets, the level and volatility of interest rates and, consequently, the value of fixed income securities. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions, trade restrictions and other factors beyond our control. General economic conditions, stock market conditions, environmental conditions, climate change, policy changes and many other factors can also adversely affect the equity markets and, consequently, the value of the equity securities we own.
Inflation rates in jurisdictions that we operate or invest in have increased significantly in recent years, rising above the target inflation rate ranges set by governing central banks. A significant portion of the upward pressure on prices has been attributed to the rising costs of labor, energy, food, motor vehicles and housing, as well as overall challenges involved in managing the economy throughout the COVID-19 pandemic and continuing global supply-chain disruptions. Inflationary increases may or may not be transitory and future inflation may be impacted by reductions or increases in labor market constraints, supply-chain disruptions, tariffs and commodity prices. To address rising inflation, central banks across the world have simultaneously increased interest rates, which have remained at elevated levels despite recent easing. Inflation and the corresponding rise in interest rates in recent years have not had a material adverse effect on our business, however, any further sustained upward trajectory in the inflation rate and corresponding increases to interest rates may have an adverse impact on our operating results and our investments. We continue to monitor inflationary pressures in the jurisdictions we operate or invest in and assess any potential effects on our operating results and investments.

In addition, defaults by third parties who fail to pay or perform on their obligations could reduce our investment income and net gains on investment or result in investment losses.
The cycles of the insurance and reinsurance industries, general economic conditions and industry-specific factors relating to our asset mix may cause fluctuations in our operating results.
Historically, we have experienced fluctuations in operating results due to competition, frequency or severity of both catastrophic and non-catastrophic events, levels of capital and underwriting capacity, general economic conditions and other factors. Demand for insurance and reinsurance is influenced significantly by underwriting results of primary insurers and prevailing general economic conditions. Factors such as changes in the level of employment, wages, consumer spending, business investment and government spending, the volatility and strength of the global capital markets and inflation or deflation, all affect the business and economic environment and, ultimately, the demand for insurance and reinsurance products, and therefore may affect our net earnings, financial position or cash flows.
The property and casualty insurance business historically has been characterized by periods of intense price competition due to excess underwriting capacity, as well as periods when shortages of underwriting capacity have permitted attractive premium levels. We expect to continue to experience the effects of this cyclicality, which, during down periods, could significantly reduce the amount of premium we write and could harm our financial condition, profitability or cash flows.
In the reinsurance industry, the supply of reinsurance is related to prevailing prices and levels of underwriting capacity surplus that, in turn, may fluctuate in response to changes in rates of return being realized in the broader capital markets. If premium rates change or other reinsurance policy terms and conditions change expanding coverage, particularly if the present level of demand for reinsurance decreases because insurers require less reinsurance or the level of supply of reinsurance increases as a result of capital provided by existing reinsurers or alternative forms of reinsurance capacity enter the market, the profitability of our reinsurance business could be adversely affected.
Our business could be harmed because of our potential exposure to asbestos, environmental and other latent claims.
We have established loss reserves for asbestos and environmental and other latent claims that represent our best estimate of ultimate claims and claims adjustment expenses based upon all known facts and current law. As a result of significant issues surrounding liabilities of insurers, risks inherent in major litigation and diverging legal interpretations and judgments in different jurisdictions, actual liability for these types of claims could exceed the loss reserves set by us by an amount that could be material to our financial condition, profitability or cash flows in future periods.
We cannot assure you that our reinsurers and certain insureds will pay us on a timely basis or at all.
Most insurance and reinsurance companies reduce their exposure to any individual claim by reinsuring amounts in excess of their maximum desired retention. Reinsurance is an arrangement in which an insurer, called the cedent, transfers insurance risk to another insurer, called the reinsurer, which accepts the risk in return for a premium payment. This third-party reinsurance does not relieve us, as a cedent, of our primary obligation to the insured. Recoverables from reinsurers balances reported in reinsurance contract assets held may become uncollectible due to reinsurer solvency and credit concerns, due to the potentially long time period over which claims may be paid and the resulting recoveries may be received from the reinsurers, or due to policy disputes. If reinsurers are unwilling or unable to pay us amounts due under reinsurance contracts, we will incur unexpected losses and our results of operations, financial condition and cash flows could be adversely affected.
We are exposed to credit risk in the event our insureds, insurance producers or reinsurance intermediaries fail to remit premiums that are owed to us or failure by our insureds to reimburse us for deductibles that are paid by us on their behalf.
Various insurance intermediaries collect premiums from our customers, which they then remit to us. We may be required to provide insurance coverage even if an intermediary fails to pay us. In addition, we write certain insurance policies, such as large deductible policies (policies where the insured retains a specific amount of any potential loss), in which the insured must reimburse us for certain losses. Accordingly, we bear credit risk on these policies and cannot assure you that intermediaries of our insureds will pay us on a timely basis or at all.
If our insurance and reinsurance subsidiaries are unable to maintain financial strength ratings, it may be more difficult for them to renew policies, retain business or write new business and a downgrade of our credit rating may affect the cost and availability of financing.
Financial strength and credit ratings by major North American rating agencies are important factors in establishing competitive position for insurance and reinsurance companies. Third-party rating agencies assess and rate the claims-paying ability of reinsurers and insurers based upon the criteria of such rating agencies. Periodically, the rating agencies evaluate our insurance and reinsurance subsidiaries to confirm that they continue to meet the criteria of the ratings previously assigned to them. The claims-paying ability ratings assigned by rating agencies to insurance or reinsurance companies represent independent opinions of financial strength and ability to meet policyholder obligations. A downgrade in these ratings could lead to a significant reduction in the number of insurance policies our insurance subsidiaries write and could cause early termination of contracts written by our reinsurance subsidiaries or a requirement for them to post collateral at the direction of their counterparties.
A downgrade in our long-term debt ratings by the major rating agencies could require us and/or our subsidiaries to accelerate our or their cash settlement obligations for certain derivative transactions to which we or they are a party and could result in the termination of certain other derivative transactions. In addition, a downgrade of our credit rating may affect the cost and availability of unsecured financing. Ratings are subject to periodic review at the discretion of each respective rating agency and may be revised downward or revoked at their sole discretion. Rating agencies may also increase their scrutiny of rated companies, revise their rating standards or take other action. We have dedicated personnel that manage our relationships with our various rating agencies, however, there can be no assurance that these activities will avoid a downgrade by rating agencies. We can provide no assurance that we will not experience such downgrades in the future.
We may not be successful in achieving our strategic objectives.
We may periodically and opportunistically acquire other insurance and reinsurance companies or execute other strategic initiatives developed by management. Although we undertake due diligence prior to the completion of an acquisition, it is possible that unanticipated factors could arise and there is no assurance that the anticipated financial or strategic objectives following an integration effort or the implementation of a strategic initiative will be achieved, which could adversely affect our financial condition, profitability or cash flows.
We may periodically explore opportunities to make strategic investments in all or part of certain businesses or companies. Acquisitions may involve a number of special risks, including failure to retain key personnel, unanticipated events or circumstances, increased exposure to industry-specific and credit risks and potential for legal liabilities and incurrence of indebtedness to finance the transactions, some or all of which could have a material adverse effect on our business, results of operations and financial position. We cannot be sure that any acquired businesses will achieve the anticipated revenues, income and synergies, or that acquisitions of loan portfolios will perform as anticipated. Failure on our part to manage our acquisition strategy successfully could have a material adverse effect on our business, results of operations and financial position. We cannot be sure that we will be able to identify appropriate targets, profitably manage additional businesses, investments and/or portfolios or successfully integrate any acquired business into our operations.
The strategies and performance of our subsidiaries, and the alignment of those strategies throughout our organization, are regularly assessed through various processes undertaken by senior management and our board of directors, however there can be no assurance that these efforts will be successful to mitigate the risks identified above.
We may hold derivative instruments, which could result in significant losses and volatility of our operating results.
We may hold significant investments in derivative instruments and the market value and liquidity of these investments are volatile or extremely volatile and may vary dramatically up or down in short periods, and these circumstances may be exacerbated by adverse economic conditions, fluctuations in interest rates and the volatility in the public markets. We may use derivative instruments to manage or reduce risks or as a cost-effective way to synthetically replicate the investment characteristics of an otherwise permitted investment. The market value and liquidity of these instruments are volatile and may vary dramatically up or down in short periods, and their ultimate value will therefore only be known upon their disposition or settlement. If the counterparties to our derivative instruments fail to honor their obligations under the derivative instrument agreements, we may lose the value of our derivative instruments. This failure could have an adverse effect on our financial condition and results of operations.
Our use of derivative instruments is governed by our investment policies and exposes us to a number of risks, including credit risk, interest rate risk, liquidity risk, inflation risk, equity market risk, foreign currency risk, basis risk and counterparty risk. If the counterparties to our derivative instruments fail to honor their obligations under the derivative instrument agreements, we may lose the value of our derivative instruments, which failure could have an adverse effect on our financial condition, profitability or cash flows.
We endeavor to limit counterparty risk through diligent selection of counterparties to our derivative instruments and through the terms of agreements negotiated with our counterparties. Pursuant to these agreements, we and the counterparties are required to deposit eligible collateral in collateral accounts for either the benefit of us or the counterparty depending on the then current fair value or change in the fair value of the derivative contract.
We may not be able to realize our investment objectives with respect to derivative instruments, which could have a material adverse effect on our financial position, profitability or cash flows.
The methods we employ to hedge risks associated with certain of our financial instruments may fail to achieve their desired risk management objectives.
We may use derivative instruments from time to time to manage or reduce our exposure to credit risk and various market risks, including interest rate risk, equity market risk, inflation/deflation risk and foreign currency risk. Our hedging strategies may be implemented to hedge risks associated with a specific financial instrument, asset or liability or at a macro level to hedge systemic financial risk and the impact of potential future economic crisis and credit related problems on our operations and the value of our financial assets. Credit default swaps, total return swaps and consumer price index-linked derivative instruments have been used in the past to hedge our macro-level risks.
Our derivative instruments may expose us to basis risk. Basis risk is the risk that the fair value or cash flows of derivative instruments applied as economic hedges will not experience changes in exactly the opposite directions from those of the underlying hedged exposure. This imperfect correlation may adversely impact the net effectiveness of the hedge and may diminish the financial viability of maintaining the hedging strategy and therefore adversely impact our financial condition, profitability or cash flows.
We regularly monitor the prospective and retrospective effectiveness of our economic hedging instruments and will adjust the amount and/or type of hedging instruments as required to achieve our risk management goals.
We operate in a highly competitive environment which could make it more difficult for us to attract and retain business.
The property and casualty insurance industry and the reinsurance industry are both highly competitive and will likely remain highly competitive in the foreseeable future. Competition in these industries is based on many factors, including premiums charged and other terms and conditions offered, products and services provided, commission structure, financial ratings assigned by independent rating agencies, speed of claims payment, reputation, selling effort, perceived financial strength and the experience of the insurer or reinsurer in the line of insurance or reinsurance to be written. We compete, and will continue to compete, with a large number of Canadian, U.S. and foreign insurers and reinsurers, as well as certain underwriting syndicates, some of which have greater financial, marketing and management resources than we do. In addition, some financial institutions, such as banks, are now able to offer services similar to those offered by our reinsurance subsidiaries while in recent years, capital market participants have also created alternative products that are intended to compete with reinsurance products.
Consolidation within the insurance industry could result in insurance and reinsurance market participants using their market power to implement price reductions. If competitive pressures compel us to reduce our prices, our operating margins would decrease. As the insurance industry consolidates, competition for customers could become more intense and the importance of acquiring and properly servicing each customer could become greater, causing us to incur greater expenses relating to customer acquisition and retention and further reducing operating margins.
Emerging claim and coverage issues, or the failure of any of the loss limitation methods we employ, could adversely affect our business, financial condition or results of operations.
The liability for incurred claims for insurance contracts is an estimate and may be found to be deficient, perhaps very significantly, in the future as a result of unanticipated frequency or severity of claims or for a variety of other reasons including unpredictable judicial rulings, expansion of insurance coverage to include exposures not contemplated at the time of policy issue (as was the case with asbestos and pollution exposures), extreme weather events, civil unrest and pandemics. Unanticipated developments in the law as well as changes in social and environmental conditions could result in unexpected claims for coverage under insurance and reinsurance contracts. With respect to casualty lines of business, these legal, social and environmental changes may not become apparent until some time after their occurrence.
The full effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict and could harm our business. As a result, the full extent of our liability under our coverages, and in particular our casualty insurance policies and reinsurance contracts, may not be known until many years after a policy or contract is issued. Our exposure to this uncertainty is greatest in our “long-tail” casualty lines of business where claims can typically be made for many years, rendering them more susceptible to these trends than in the property insurance lines of business, which are more typically “short-tail.” In addition, we could be adversely affected by the growing trend of plaintiffs targeting participants in the property-liability insurance industry in purported class action litigation relating to claims handling and other practices.
Although loss exposure is limited by geographic diversification and we seek to limit our loss exposure by employing a variety of policy limits and other terms and conditions and through prudent underwriting of each program written, there can be no assurance that such measures will be successful in limiting our loss exposure.
We are a holding company and may not have access to the cash that is needed to meet our financial obligations.
We are a holding company that conducts substantially all of our business through our subsidiaries and receives substantially all of our earnings from them. We control the operating insurance and reinsurance companies, each of which must comply with applicable insurance regulations of the jurisdictions in which it operates. Each insurance and reinsurance operating company must maintain reserves for losses and loss adjustment expenses to cover the risks it has underwritten. The reserves of one of our insurance or reinsurance companies are not available to be applied against the risks underwritten by other of such companies. The financial condition and results of operations of each of the insurance and reinsurance companies we control are included in our consolidated financial statements and, generally, losses incurred by any of our companies directly impact our consolidated results. Although a severe loss incurred by one insurance or reinsurance company should not have any adverse effect on any of our other insurance or reinsurance companies, such loss, even though not material to us when our financial condition is viewed as a whole, could have an adverse effect on us because it could affect adversely how our other insurance or reinsurance companies are treated by others, including rating agencies and insurance regulators.
In the event of the insolvency or liquidation of a subsidiary, following payment by such subsidiary of its liabilities, the subsidiary may not have sufficient remaining assets to make payments to us as a shareholder or otherwise, or may be restricted from doing so by insurance regulatory authorities, receiver, administrator or supervising court, as applicable. In the event of a default by a subsidiary under a credit agreement or other indebtedness, its creditors could accelerate the debt, prior to such subsidiary distributing amounts to us that we could use to make payments on our outstanding debt.

Although substantially all of our operations are conducted through our subsidiaries, none of our subsidiaries are obligated to make funds available to us for the payment of principal and interest on our outstanding debt. Accordingly, our ability to meet financial obligations, including the ability to make payments on outstanding debt, is largely dependent on the distribution of earnings from our subsidiaries. The ability of subsidiaries to pay dividends or distributions in the future will depend on their statutory surplus, on earnings and on regulatory restrictions. Our subsidiaries may incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by our subsidiaries to the Company. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to meet our financial obligations, including to fund payments on our outstanding debt when due. Dividends, distributions or returns of capital to us are subject to restrictions set forth in the applicable laws and regulations of the countries where the relevant company operates (principally the U.S., Canada, the United Kingdom and Bermuda) (in each case, including the provinces, states or other jurisdictions therein) and is affected by the subsidiaries’ credit agreements and indentures, rating agencies, the discretion of insurance regulatory authorities and capital support agreements with subsidiaries. Although we strive to be soundly financed and maintain high levels of liquid assets, an inability of subsidiaries to pay dividends could have a negative impact on our liquidity and ability to meet our obligations.
Our inability to obtain additional capital in the future as required could have a material adverse effect on our financial condition.
We are required to maintain specified levels of capital to satisfy regulatory requirements, maintain our credit ratings and meet conditions in various commercial and financing agreements. These requirements and the methods for calculating capital may change as regulators or rating agencies revise their models. Our future capital requirements depend on many factors, including our ability to successfully write new business and to establish premium rates and reserves at levels sufficient to cover losses. Our liquidity needs could increase materially and rapidly for a variety of reasons, many of which are outside of our control. For example, our insurance subsidiaries may require us to make additional investments in the event that their regulatory capital levels decline below desired levels as a result of net investment losses and future impairments of investment securities, catastrophe losses or other conditions, including changes in regulatory capital requirements. To the extent that the funds generated by our business are insufficient to fund future operations, we may need to raise additional funds through equity or debt financings. Any equity or debt financing, if available at all, may be on terms that are not favorable to us, including being subject to higher interest rates. The cost and availability of debt financing is affected by credit ratings. Our ability to raise additional capital may be adversely affected by our credit ratings. If we cannot obtain adequate capital or if we fail to refinance our existing debt as it comes due, our business, financial condition and profitability would be materially adversely affected. In addition, certain of our financings are, and future financings may be exposed to, floating interest rate risks, and if interest rates increase, an increased proportion of our cash flow may be required to service indebtedness.
Our ability and/or the ability of our subsidiaries to obtain additional financing for working capital, capital expenditures or acquisitions in the future may also be limited under the terms of our unsecured revolving credit facility (the “Credit Facility”). The Credit Facility contains various covenants that may restrict, among other things, our ability or the ability of our subsidiaries to incur additional indebtedness, to create liens or other encumbrances and to sell or otherwise dispose of assets and merge or consolidate with another entity. In particular, the Credit Facility restricts indebtedness (other than certain additional permitted indebtedness) of our regulated insurance subsidiaries and their immediate and intermediate, if applicable, parent holding companies to a maximum aggregate amount of $1.5 billion (including a sublimit of $1.0 billion in aggregate for Crum & Forster, Odyssey Group, Northbridge, Zenith National, Allied World and Brit (and each of their respective direct and indirect subsidiaries) (the “Core Group”)) unless the applicable subsidiary provides an unsecured guarantee, which overall limit reduces to $1.0 billion in aggregate upon any sale of more than 51% of the equity interests of any member of the Core Group. In addition, the Credit Facility contains certain financial covenants that require us to maintain a ratio of consolidated debt to consolidated capitalization not exceeding 0.35:1 and consolidated shareholders’ equity of not less than $11.5 billion, both calculated as defined in the Credit Facility (including, in certain circumstances and subject to certain limits and conditions, calculating consolidated debt on the basis of net consolidated debt, taking into account up to $1.0 billion in consolidated cash and cash equivalents that are held in an account in Canada or the United States with a lender under the Credit Facility (or its affiliate)). A failure to comply with the obligations and covenants under the Credit Facility could result in an event of default under such agreement which, if not cured or waived, could permit acceleration of indebtedness, including other indebtedness of the Company or our subsidiaries. If such indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay that indebtedness in full. Moreover, the Credit Facility could limit our ability to incur additional indebtedness in the future.
Our business could be adversely affected by the loss of one or more key employees.
We are substantially dependent on a small number of key employees, including our Chairman and significant shareholder, Mr. Prem Watsa, and the senior management of the Company and its operating subsidiaries. The industry experience and reputation of these individuals are important factors in our ability to attract new business and investment opportunities. Our success has been, and will continue to be, dependent on our ability to retain the services of our existing key employees and to attract and retain additional qualified personnel in the future. The loss of the services of any of these key employees, or the inability to identify, hire and retain other highly qualified personnel in the future, could adversely affect the quality and profitability of our business operations. At our operating subsidiaries, employment agreements have been entered into with key employees. We do not maintain key employee insurance with respect to any of our employees.
We may be unable to obtain reinsurance coverage at reasonable prices or on terms that adequately protect us.
We use reinsurance arrangements, including reinsurance of our own reinsurance business purchased from other reinsurers, referred to as retrocessionaires, to help manage our exposure to property and casualty risks. The availability of reinsurance and rates charged by reinsurers are subject to prevailing market conditions, both in terms of price and available capacity, which can affect our business volume and profitability. Reinsurance companies can also add or exclude certain coverages from, or alter terms in, the policies that we purchase from them. Some exclusions are with respect to risks which we cannot exclude in policies we write due to business or regulatory constraints, such as coverage with respect to acts of terrorism, mold and cyber risk. Reinsurers may also impose terms, such as lower per occurrence and aggregate limits, on primary insurers that are inconsistent with corresponding terms in the policies written by these primary insurers. As a result, our insurance subsidiaries, like other primary insurance companies, increasingly are writing insurance policies which to some extent do not have the benefit of reinsurance protection. These gaps in reinsurance protection expose us to greater risk and greater potential losses.
The rates charged by reinsurers and the availability of reinsurance to our subsidiaries will generally reflect the recent loss experience of the Company and of the industry overall. Reinsurance pricing has continued to firm as a result of catastrophe losses in recent years, the threat of sustained high inflation and its impact on claim costs and the effects of social inflation in the United States and the low interest rate environment. The retrocession market continues to experience significant rate increases due to increased catastrophe activity in recent years. Each of our insurance and reinsurance subsidiaries continue to evaluate the relative costs and benefits of accepting more risk on a net basis, reducing exposure on a direct basis, and paying additional premiums for reinsurance. If we cannot obtain adequate reinsurance protection for the risks we underwrite, we may be exposed to greater losses from those risks or we may be forced to reduce the amount of business we underwrite, which will reduce our revenues. As a result, our inability to obtain adequate reinsurance protection could have a material adverse effect on our financial condition and operations.
Our operations could be adversely affected as a result of regulatory, political, economic or other influences in the insurance and reinsurance industries.
We are subject to government regulation in each of the jurisdictions in which our operating insurance and reinsurance subsidiaries are licensed or authorized to conduct business. Governmental bodies have broad administrative power to regulate many aspects of the insurance business, which may include accounting methods, governance, premium rates, market practices, policy forms and capital adequacy. The laws and rules behind this regulation are concerned primarily with the protection of policyholders rather than investors. Governmental bodies may impose fines, additional capital requirements or limitations on our insurance and reinsurance operations, and/or impose criminal sanctions for violation of regulatory requirements. The laws and regulations that are applicable to our insurance and reinsurance operations are complex and may increase the costs of regulatory compliance or subject our business to the possibility of regulatory actions or proceedings.

In recent years, the insurance industry has been subject to increased scrutiny by policymakers, legislatures and regulators alike. New laws and rules and new interpretations of existing laws and rules could adversely affect our financial results by limiting our operating insurance subsidiaries’ ability to make investments consistent with our total return strategy or requiring us to maintain capital in specific operating subsidiaries in excess of the amounts we consider to be appropriate, or causing us to make unplanned modifications of products or services, or imposing restrictions on our ability to enter or exit lines of insurance business or to utilize new methods of assessing and pricing risks or selling products and services. We cannot predict the future impact of changing law, regulation or government policy on our operations; any changes could have a material adverse effect on us or the insurance industry in general.
Our international business is subject to applicable laws and regulations relating to sanctions and foreign corrupt practices, the violation of which could adversely affect our operations.
We must comply with all applicable economic sanctions and anti-bribery laws and regulations, including those of Canada, the United States, the United Kingdom, the European Union and other foreign jurisdictions where we operate. U.S. laws and regulations applicable to us include the economic trade sanctions laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, as well as certain laws administered by the U.S. Department of State. In addition, our business is subject to the Canadian Corruption of Foreign Public Officials Act, Foreign Corrupt Practices Act and other anti-bribery laws such as the U.K. Bribery Act that generally bar corrupt payments or unreasonable gifts to foreign governments or officials. We believe that our commitment to honesty and integrity, set out in our Guiding Principles and regularly communicated, and the large number of our executives and employees who have served the Company for a long time, significantly enhance the likelihood that we will comply with those laws and regulations. More specifically, we have policies and controls in place that are designed to ensure compliance with these laws and regulations, including policies distributed annually to employees, controls and oversight at individual operating companies and companywide, and whistleblower programs that are monitored by senior management and the board of directors. Despite these policies and controls, it is possible that an employee or intermediary could fail to comply with applicable laws and regulations, which could expose us to civil penalties, criminal penalties and other sanctions, including fines or other punitive actions. In addition, such violations could damage our business and/or reputation and therefore have a material adverse effect on our financial condition and results of operations.
Certain business practices of the insurance industry have been the subject of negative publicity and investigations by government authorities and the subject of class action litigation.
From time to time, the insurance industry has been subject to investigations, litigation and regulatory activity by various insurance, governmental and enforcement authorities, concerning certain practices within the industry. We sometimes receive inquiries and informational requests from insurance regulators or other government officials in the jurisdictions in which our insurance and reinsurance subsidiaries operate. Our internal and external legal counsels coordinate with operating companies in responding to information requests and government proceedings. From time to time, consumer advocacy groups or the media also focus attention on certain insurance industry practices. We cannot predict at this time the effect that investigations, litigation and regulatory activity or negative publicity from consumers or the media will have on the insurance or reinsurance industry or our business, or whether activities or practices currently thought to be lawful will be characterized in the future as unlawful or will become subject to negative scrutiny from consumer advocacy groups or the media. Our involvement in any investigations and related lawsuits would cause us to incur legal costs and, if we were found to have violated any laws, we could be required to pay fines and damages, perhaps in material amounts. In addition, we could be materially adversely affected by the negative publicity for the insurance industry related to any such proceedings, and by any new industry-wide regulations or practices that may result from such proceedings or publicity. It is possible that future investigations or related regulatory developments will mandate changes in industry practices in a fashion that increases our costs of doing business or requires us to alter aspects of the manner in which we conduct our business.
Political and other developments in foreign jurisdictions in which we operate could adversely affect our business and assets.
Our international operations are regulated in various jurisdictions with respect to licensing requirements, currency, amount and type of security deposits, amount and type of reserves, amount and type of local investment and other matters. We regularly monitor for political and other changes in each country where we operate. The decentralized nature of our operations generally permits quick adaptation to, or mitigation of, evolving regional risks. Furthermore, our international operations are widespread and therefore not dependent on the economic stability of any one particular region. International operations and assets held abroad may, however, be adversely affected by political and other developments in foreign countries, including possibilities of tax changes, trade protectionism measures, nationalization and changes in regulatory policy, as well as by consequences of terrorism, war, hostilities and unrest. The risks of such occurrences and their overall effect upon us vary from country to country and cannot easily be predicted.
Our operations and financial performance may be impacted by changes in tariffs, trade restrictions or other regulatory measures imposed by domestic or foreign governments. The imposition of tariffs by the United States (the “U.S. Tariffs”) and retaliatory measures between governments may cause multifaceted effects on the economy. We have performed an assessment of the potential direct impacts of the U.S. Tariffs to our operations and concluded that there are no significant impacts at this time. We continue to assess the indirect impacts to our operations of these tariffs and potential retaliatory tariffs and other trade protectionist measures that may arise, and such impacts may be significant, including inflationary pressures on insurance claim settlements, particularly for raw materials in the auto and construction industries. Failure to mitigate the negative effects of the U.S. Tariffs on our business could have a material adverse impact on our operating results and financial condition. While we are taking steps to seek to mitigate the potential impact on our business, given that developments are ongoing with respect to these tariffs and other measures, their impacts are uncertain and could adversely affect our business, financial condition and results of operations.
We may be subject to regulatory proceedings or significant litigation, which will be expensive and time consuming and, if decided against us, could require us to pay substantial judgments or settlements.
We may, from time to time, become party to a variety of legal claims and regulatory proceedings, including, but not limited to: disputes over coverage or claims adjudication; disputes regarding sales practices, disclosures, premium refunds, licensing, regulatory compliance and compensation arrangements; disputes with our agents, brokers or network providers over compensation and termination of contracts and related claims; regulatory actions relating to consumer pressure in relation to benefits realized by insurers; disputes with taxing authorities regarding our tax liabilities and tax assets; regulatory proceedings and litigation related to acquisitions or divestitures made or proposed by us or our subsidiaries or in connection with subsidiaries in which we hold an investment; and disputes relating to certain businesses acquired or disposed of by us. Operating companies manage day-to-day regulatory and legal risk primarily by implementing appropriate policies, procedures and controls. Internal and external legal counsels also work closely with the operating companies to identify and mitigate areas of potential regulatory and legal risk. The existence of such claims against us or our subsidiaries, affiliates, directors or officers could, however, have various adverse effects, including negative publicity and the incurrence of significant legal expenses defending claims, even those without merit.
Our computer and data processing systems may fail or be perceived to be insecure, which could adversely affect our business and damage our customer relationships.
Our business is highly dependent upon the successful and uninterrupted functioning of our computer and data processing systems. We rely on these systems to perform actuarial and other modeling functions necessary for writing business, to process and make claim payments and to process and summarize investment transactions. Third parties provide certain of the key components of our business infrastructure such as voice and data communications and network access. Given the high volume of transactions processed daily, we are reliant on such third party provided services to successfully deliver our products and services. We have highly trained information technology staff that is committed to the continual development and maintenance of our technology infrastructure. Security measures, including data security programs to protect confidential personal information, have been implemented and are regularly upgraded. We, together with our third party service providers, also maintain and regularly test contingency plans for our technology infrastructure. Notwithstanding these measures, the failure of these systems could interrupt our operations or materially impact our ability to rapidly evaluate and commit to new business opportunities. If sustained or repeated, a system failure could result in the loss of existing or potential business relationships, or compromise our ability to pay claims in a timely manner.

In addition, a security breach of our computer systems could damage our reputation or result in liability to persons affected by the breach as well as regulatory penalties. We retain confidential information regarding our business dealings in our computer systems, including, in some cases, confidential personal information regarding our insureds. We may be required to spend significant capital and other resources to protect against security breaches or to alleviate problems caused by such breaches. Any well-publicized compromise of security could deter people from conducting transactions that involve transmitting confidential information to our systems. Therefore, it is critical that these facilities and infrastructure remain secure and are perceived by the marketplace to be secure. This infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. In addition, we could be subject to liability if hackers were able to penetrate our network security or otherwise misappropriate confidential information.
A disruption of our information technology systems could significantly affect our business.
We rely on information technology in virtually all aspects of our business. A significant disruption or failure of our information technology systems could result in service interruptions, safety failures, security violations, regulatory compliance failures, inability to protect information and assets against intruders, and other operational difficulties. Attacks perpetrated against our information technology systems could result in loss of assets and critical information, potential breach of privacy laws, expose us to remediation costs, reputational damage, regulatory scrutiny, litigation and adversely affect our results of operations, financial condition and liquidity.
Cyberattacks, including those perpetrated through the use of artificial intelligence, could further adversely affect our ability to operate facilities, information technology and business systems, or compromise confidential customer and employee information. Cyberattacks resulting in political, economic, social or financial market instability or damage to or interference with our assets, or our customers or suppliers may result in business interruptions, lost revenue, higher commodity prices, disruption in fuel supplies, lower energy consumption, unstable markets, increased security and repair or other costs, any of which may affect our consolidated financial results. Furthermore, instability in the financial markets as a result of terrorism, sustained or significant cyberattacks, or war could also materially adversely affect our ability to raise capital.
We have taken steps intended to mitigate these risks, including implementation of cybersecurity and cyber resilience measures, business continuity planning, disaster recovery planning and business impact analysis, and regularly update these plans and security measures, however, there can be no assurance that such steps will be adequate to protect us from the impacts of a cyberattack.
Our significant shareholder may substantially influence our direction and operations.
Mr. Prem Watsa, our Chairman and Chief Executive Officer, owns, directly or indirectly, or exercises control or direction over shares representing approximately 43.3% of the voting power of our outstanding shares. Mr. Watsa has the ability to substantially influence certain actions requiring shareholder approval, including approving a business combination or consolidation, liquidation or sale of our assets, electing members of our board of directors and adopting amendments to our articles of incorporation and by-laws.
Amendments were made to the terms of our multiple voting shares, which are controlled by Mr. Watsa, in August of 2015 having the effect of preserving the voting power represented by the multiple voting shares at 41.8% even if additional subordinate voting shares are issued in the future.
We may be adversely affected by foreign currency fluctuations.
Our reporting currency is the U.S. dollar. A portion of our premiums and our expenses are denominated in foreign currencies and a portion of our assets (including investments) and loss reserves are also denominated in foreign currencies. We may, from time to time, experience losses resulting from fluctuations in the values of foreign currencies (including when our foreign currency assets and liabilities are hedged) which could adversely affect our financial condition, profitability or cash flows.
We rely on independent brokers over whom we exercise little control, which exposes us to certain risks.
We use brokers to distribute our business and in some instances will distribute through agents or directly to customers. We may also conduct business through third parties such as managing general agents where it is cost effective to do so and where we can control the underwriting process to ensure our risk management criteria are met. Each of these channels has its own distinct distribution characteristics and customers. A large majority of our business is generated by brokers (including international reinsurance brokers with respect to the Company’s reinsurance operations), with the remainder split among the other distribution channels. This is substantially consistent across our insurance and reinsurance subsidiaries.
Our insurance operations have relationships with many different types of brokers including independent retail brokers, wholesale brokers and national brokers depending on the particular jurisdiction, while our reinsurance operations are dependent primarily on a limited number of international reinsurance brokers. We transact business with these brokers on a non-exclusive basis. These independent brokers also transact the business of our competitors and there can be no assurance as to their continuing commitment to distribute our insurance and reinsurance products. Our continued profitability depends, in part, on the marketing efforts of independent brokers and our ability to offer insurance and reinsurance products and maintain financial ratings that meet the requirements and preferences of such brokers and their policyholders.
Because the majority of our brokers are independent, there is limited ability to exercise control over them. In the event that an independent broker exceeds its authority by binding us on a risk that does not comply with our underwriting guidelines, we may be at risk for that policy until the application is received and a cancellation effected. Although to date we have not experienced a material loss from improper use of binding authority by our brokers, any improper use of such authority may result in losses that could have a material adverse effect on our business, financial condition, profitability or cash flows. Our insurance and reinsurance subsidiaries closely manage and monitor broker relationships and regularly audit broker compliance with our established underwriting guidelines.
Financial reporting risks associated with IFRS 17.
IFRS 17 Insurance Contracts (“IFRS 17”) as issued by the International Accounting Standards Board (“IASB”) was retrospectively adopted by the Company on January 1, 2023 with restated comparative periods presented in the financial statements. IFRS 17 replaced IFRS 4 Insurance Contracts and introduced considerable change and additional complexity to the recognition, measurement, presentation and disclosure of insurance contracts within the Company’s consolidated financial statements. The complex measurement requirements of IFRS 17 increased the potential volatility in the Company’s consolidated statements of earnings and financial position, which affects financial reporting risk.
Financial reporting risks relating to deferred taxes associated with amendments to IAS 12.
On May 23, 2023, the IASB issued amendments to IAS 12 Income Taxes (“IAS 12”) to provide temporary relief from accounting and disclosure for deferred taxes arising from the implementation of Pillar Two model rules published by the Organisation for Economic Co-operation and Development (“OECD”). The Pillar Two model rules provide a general framework for the implementation of a 15% global minimum tax, which is to be applied on a jurisdiction-by-jurisdiction basis. We retrospectively adopted this amendment during the second quarter of 2023 and have applied the exception to recognizing and disclosing information regarding Pillar Two deferred income tax assets and liabilities.
To the extent that the value of our goodwill, indefinite-lived intangible assets or investments in associates is impaired, we are required to write down the value of such assets.
The goodwill, indefinite-lived intangible assets and investments in associates on our consolidated balance sheet originated from various acquisitions and investments made by us or our operating subsidiaries. Continued profitability and achievement of financial plans by acquired businesses and associates is a key consideration for there to be no impairment in the carrying value of goodwill, indefinite-lived intangible assets and investments in associates. An intangible asset may be impaired if the economic benefit to be derived from its use is unexpectedly diminished. An investment in an associate is considered to be impaired if its carrying value exceeds its recoverable amount (the higher of the associate’s fair value and value-in-use).
Management regularly reviews the current and expected profitability of operating companies and associates and their success in achieving financial plans when assessing the carrying value of goodwill,

indefinite-lived intangible assets and investments in associates. The carrying values of goodwill and indefinite-lived intangible assets are tested for impairment at least annually or more often if events or circumstances indicate there may be impairment. Investments in associates with carrying values that exceed their fair values are tested for impairment using value-in-use discounted cash flow models at each reporting date.
Our failure to realize deferred income tax assets could lead to a write-down or tax authorities may take differing positions from ours, either of which could adversely affect our results of operations.
Realization of deferred income tax assets is dependent upon the generation of taxable income in those jurisdictions where the relevant tax losses and temporary differences exist. Failure to achieve projected levels of profitability could lead to a reduction in our deferred income tax asset if it is no longer probable that the amount of the asset will be realized.
We are subject to income taxes in Canada, the United States and many foreign jurisdictions where we operate, and our determination of our tax liability is subject to review by applicable domestic and foreign tax authorities. Tax legislation of each jurisdiction in which we operate is interpreted to determine the provision for income taxes and expected timing of the reversal of deferred income tax assets and liabilities. While we believe our tax positions to be reasonable, where our interpretations differ from those of tax authorities or the timing of realization is not as expected, the provision for income taxes may increase or decrease in future periods to reflect actual experience.
There is a risk that Canadian or foreign tax laws, or the interpretation thereof, could change in a manner that adversely affects us.
Canada, together with approximately 140 other countries comprising the OECD and the G20 Inclusive Framework on Base Erosion and Profit Shifting (“BEPS”), approved in principle in 2021 certain base erosion tax initiatives including the introduction of a 15% global minimum tax to be applied on a jurisdiction-by-jurisdiction basis. Future developments with respect to the BEPS proposals may result in an increase in future taxes and an adverse effect on the Company.
Canada enacted legislation implementing certain aspects of Pillar Two (the primary charging rule of the global minimum tax and a domestic minimum tax) on June 20, 2024, effective for the Company for taxation years beginning on or after January 1, 2024, and announced draft legislation on August 12, 2024 to implement an undertaxed profits rule (a minimum effective tax rate of 15% on profits wherever multinational corporations do business) proposed to be effective for the Company for taxation years beginning on or after January 1, 2025. Certain other jurisdictions in which we operate have enacted or substantively enacted Pillar Two legislation, certain aspects of which will generally be effective for us for taxation years beginning on January 1, 2024. A number of jurisdictions are implementing, or considering the implementation of, new domestic tax regimes, or are planning to revise existing tax regimes, in response to the global Pillar Two tax initiative. In December 2023, Bermuda introduced a domestic corporate income tax of 15%, which became fully effective for the first fiscal year beginning on or after January 1, 2025. This is generally expected to result in an increase in the Company’s liability for taxes in Bermuda and to reduce any Pillar Two top-up taxes payable by the Company in respect of Bermuda. The Company will continue to monitor future developments with respect to the BEPS proposals.
No assurance can be given that applicable tax laws, or the interpretation thereof, will not change or that new taxes will not be implemented which would adversely affect the Company.
Technological or other changes could adversely impact demand, or the premiums payable, for the insurance coverages we offer.
Technological changes could have unpredictable effects on the insurance and reinsurance industries. It is expected that new services and technologies will continue to emerge that will affect the demand for insurance and reinsurance products and services, the premiums payable, the profitability of such products and services and the risks associated with underwriting certain lines of business, including new lines of business. While we strive to maintain an innovation working group comprised of members with diverse backgrounds from across our global operating companies to regularly assess new services and technologies that may be applicable or disruptive to the insurance and reinsurance industries, failure to understand evolving technologies, or to position us in the appropriate direction, or to deploy new products and services in a timely way that considers customer demand and competitor activities could have an adverse impact on our business, financial condition, profitability or cash flows.
Assessments and other surcharges for guaranty funds and second-injury funds and other mandatory pooling arrangements may reduce the profitability of our insurance subsidiaries.
Virtually all U.S. states require insurers licensed to do business in their state to bear a portion of the loss suffered by some insureds as a result of impaired or insolvent insurance companies. Many states also have laws that establish second injury funds to provide compensation to injured employees for aggravation of a prior condition or injury. In addition, as a condition to the ability to conduct business in various jurisdictions, some of our insurance subsidiaries are required to participate in mandatory property and casualty shared market mechanisms or pooling arrangements, which provide various types of insurance coverage to individuals or other entities that otherwise are unable to purchase that coverage from private insurers. The effect of these assessments and mandatory shared market mechanisms or changes in them could reduce the profitability of our U.S. insurance subsidiaries in any given period or limit their ability to grow their business. Similarly, our Canadian insurance subsidiaries contribute to mandatory guaranty funds that protect insureds in the event of a Canadian property and casualty insurer becoming insolvent, and certain of our Asian insurance subsidiaries participate in mandatory pooling arrangements in their local markets.
We may continue to be adversely impacted by the conflicts in Ukraine and Israel and the development of other geopolitical events and economic disruptions worldwide.
Supply chain disruptions and volatility in commodity prices persist in many regions of the world, contributing to increased inflationary pressures, worsened by supply shocks arising from the conflicts in Ukraine and Israel and other geopolitical events worldwide. In response, central banks around the world had aggressively raised interest rates in an effort to ease rising inflation. Our business relies, to a certain extent, on free movement of goods, services and capital from around the world, and as a result, are facing upward cost pressures. Given the ongoing and dynamic nature of the circumstances surrounding the conflicts in Ukraine and Israel, and other geopolitical events worldwide, it is difficult to predict how significant these continuing events or the occurrence of any similar events will be on the global economy and our businesses, investments and employees, or for how long any further disruptions in the future are likely to continue. Such further developments could have a material adverse effect on our business, financial condition, results of operations, profitability or cash flows.
Risk Factors Relating to the Exchange Notes
The market values of the Exchange Notes may be affected by changes in credit ratings.
The value of the Exchange Notes of either series will be affected by the general creditworthiness of the Company. Real or anticipated changes in credit ratings on the Exchange Notes of either series may affect the market value of the Exchange Notes of such series. No assurance can be given that any credit rating assigned to either series of Exchange Notes will not be lowered or withdrawn entirely by the relevant rating agency or that negative trends will not be applied by any ratings agency.
The Initial Notes were assigned ratings by Morningstar DBRS, Moody’s Ratings, Fitch Ratings, Inc. and S&P Global Ratings. One or more other independent credit rating agencies may assign credit ratings to either or both series of Exchange Notes. The ratings may not reflect the potential impact of all risks related to the structure, market, additional risk factors discussed herein and other factors that may affect the value of the Exchange Notes of either series. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal by the rating agency at any time. No assurance can be given that any credit rating assigned to either or both series of Exchange Notes will remain constant for any given period of time or that a credit rating will not be lowered or withdrawn entirely by a credit rating agency if, in its judgment, circumstances in the future so warrant. A suspension, reduction or withdrawal at any time of the credit ratings assigned to the relevant series of Exchange Notes by one or more of the credit rating agencies may adversely affect the cost and terms and conditions of our financing and could adversely affect the value and trading of the Exchange Notes of such series.

The Exchange Notes are effectively subordinated to the indebtedness of our subsidiaries to the extent of the assets of the applicable subsidiaries.
The Exchange Notes are effectively subordinated to any existing and future indebtedness and other liabilities of our subsidiaries to the extent of the assets of the applicable subsidiaries. You will not have any claim as a creditor against our subsidiaries or the assets of our subsidiaries. Therefore, in the event of the insolvency or liquidation of a subsidiary, following payment by such subsidiary of its liabilities, the subsidiary may not have sufficient remaining assets to make payments to us as a shareholder or otherwise. In the event of a default by a subsidiary under any credit agreement or other indebtedness, its creditors could accelerate the debt, prior to such subsidiary distributing amounts to us that we could use to make payments on the Exchange Notes of a series. In addition, if we caused a subsidiary to pay a dividend to us to make payments on the Exchange Notes of a series, and the dividend was determined to be improperly paid, holders of the Exchange Notes of such series who have received proceeds from such dividend payments could be required to return the payment to the subsidiary’s creditors.
As of June 30, 2025, our subsidiaries had approximately $4.7 billion principal amount of indebtedness, including indebtedness of (i) $0.6 billion for which Allied World and the Company are co-obligors and jointly and severally liable, with Allied World as primary co-obligor and (ii) $0.5 billion for which Brit and the Company are co-obligors and jointly and severally liable, with Brit as primary co-obligor (the “Co-Obligor Indebtedness”). Our subsidiary debt may increase in the future. The terms of the Exchange Notes of either series do not limit the ability of our subsidiaries to incur additional indebtedness that is structurally senior to the Exchange Notes.
We may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the Exchange Notes.
Our obligations under the Exchange Notes rank equally with our other unsecured senior indebtedness. As of June 30, 2025, the Company, excluding the Co-Obligor Indebtedness, had approximately $8.6 billion aggregate principal amount of total outstanding senior unsecured indebtedness, all of which would rank equally to the Exchange Notes. Subsequent to June 30, 2025, the Company issued Cdn$700 million aggregate principal amount of the 2025 Canadian Senior Notes, which also would rank equally to the Exchange Notes. The Company’s subsidiaries, including the Co-Obligor Indebtedness, had approximately $4.7 billion aggregate principal amount of total outstanding indebtedness, all of which would be structurally senior to the Exchange Notes.
The Indenture that will govern the Exchange Notes does not limit the amount of additional indebtedness that we may incur. We may incur additional indebtedness in the future, which could have important consequences to holders of the Exchange Notes, including the following:
•
we could have insufficient cash to meet our financial obligations, including our obligations under the Exchange Notes;

•
our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and

•
a significant degree of debt could make us more vulnerable to changes in general economic conditions and could also affect the financial strength ratings of our insurance and reinsurance subsidiaries.

In addition, on the Amendment Date, under the terms of the Third Supplemental Indenture, certain restrictive covenants in the Indenture will be automatically eliminated or amended, including in respect of the limitation on liens on capital stock of restricted subsidiaries. The Third Supplemental Indenture also provides that if we grant any security interest to any collateral agent or trustee pursuant to such covenant in connection with any series created after the date of the Third Supplemental Indenture, such security interest shall be automatically released on the Amendment Date and any such collateral agent or trustee shall be authorized to take such further actions as we may reasonably request to give effect to such release.
As a result, once such restrictive covenants have been automatically eliminated or amended, we will no longer be restricted under the terms and conditions of the Notes from entering into transactions that could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or our credit ratings or associated outlooks, or otherwise adversely affect the holders of the Notes. See “Description of the Notes — Certain Covenants.”
Holders of the Exchange Notes may not be protected in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction in the future.
The Indenture under which the Initial Notes were issued may not sufficiently protect holders of the Exchange Notes if we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The Indenture does not contain:
•
any provision restricting us or any of our subsidiaries from incurring, assuming or being liable with respect to any indebtedness or other obligations;

•
any provision restricting us or our subsidiaries from incurring, assuming or being liable with respect to any unsecured indebtedness or other unsecured obligations;

•
any provision restricting us or any of our subsidiaries from paying dividends or making other distributions on capital stock or from purchasing or redeeming capital stock;

•
any restrictions on the ability of our subsidiaries to issue securities that would be senior to the common shares of the subsidiaries held by us;

•
any financial ratios or specified level of net worth to which we or our subsidiaries must adhere; or

•
any specific restrictions on our ability to contribute our assets to our insurance subsidiaries.

The price at which you may be able to resell either series of Exchange Notes may be adversely affected by factors that are beyond our control.
If you are able to resell either series of Exchange Notes, the price you receive will depend on many factors that may vary over time, including:
•
the number of potential buyers;

•
the level of liquidity of such series of Exchange Notes of the relevant series;

•
our financial performance;

•
the amount of indebtedness we have outstanding;

•
the level, direction and volatility of market interest rates generally; and

•
the market for similar securities.

Prevailing yields on similar securities will affect the market value of the Exchange Notes of a series. Assuming all other factors remain unchanged, the market value of such series of Exchange Notes would be expected to decline as prevailing yields for similar securities rise and would be expected to increase as prevailing yields for similar securities decline. Spreads over the U.S. treasury yields and comparable benchmark rates of interest for similar securities will also affect the market value of the Exchange Notes of a series in an analogous manner.
As a result of these factors, you may only be able to sell either series of Exchange Notes at prices below those you believe to be appropriate, including prices below the price at which you acquired the Initial Notes of such series.
There may be no active market for the Exchange Notes.
There is currently no public market for the Exchange Notes of either series, and we do not intend to apply for listing of the Exchange Notes on any securities exchange or any automated quotation system. Accordingly, we cannot be sure that any active market for the Exchange Notes of either series will develop, or if one does develop, that it will be maintained. If an active market for the Exchange Notes of a series fails to develop or be sustained, the trading price of the Exchange Notes of such series could decline.

The Exchange Notes may be redeemed prior to maturity.
The Exchange Notes of either series may be redeemed, at our option, in whole at any time or in part from time to time on or after the closing of the applicable Exchange Offer and prior to the maturity date for the applicable Exchange Notes, or in whole but not in part in the event of certain developments affecting Canadian taxation. Holders of Exchange Notes of a series should assume that our redemption option will be exercised if it is in our interest to redeem the Exchange Notes of such series. Holders whose Exchange Notes are redeemed would not be entitled to participate in any future increase in the market price of the Exchange Notes of the relevant series and may not be able to reinvest their redemption proceeds in securities providing a comparable expected rate of return to maturity as the Exchange Notes of such series for a comparable level of risk. See “Description of the Notes — Optional Redemption” and “Description of the Notes — Redemption for Tax Reasons.”
Risk Factors Relating to the Exchange Offers
If you do not validly tender your Initial Notes, you will not receive Exchange Notes in the applicable Exchange Offer, and the resale restrictions applicable to the Initial Notes will continue to apply to those Initial Notes that are not validly exchanged.
Only Initial Notes that are validly tendered (and not validly withdrawn) will be exchanged in the applicable Exchange Offer and registered under the Securities Act. The Initial Notes that are not so exchanged will continue to be subject to restrictions on transfer under applicable U.S. federal and state securities laws, and while subject to such restrictions, may not be offered, sold or transferred in the United States except pursuant to an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws, or pursuant to an effective registration statement. Upon consummation of each Exchange Offer, certain registration and other rights under the Registration Rights Agreement will terminate. The Company will issue Exchange Notes only in exchange for Initial Notes of the applicable series that are timely received by the exchange agent, together with all required documents, including a properly completed and duly signed letter of transmittal or book-entry confirmation or notice of guaranteed delivery. Therefore, you should allow sufficient time to ensure timely delivery of the Initial Notes and should carefully follow the instructions on how to tender your Initial Notes.
Neither the Company nor the exchange agent is required to notify you of any defects or irregularities with respect to your tender of the Initial Notes. If you do not tender your Initial Notes or if the Company does not accept your Initial Notes because you did not tender your Initial Notes properly, then, after consummation of the applicable Exchange Offer, you will continue to hold Initial Notes that are subject to existing transfer restrictions.
Although the Company may in the future seek to acquire unexchanged Initial Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise, the Company has no present plans to acquire any unexchanged Initial Notes or to file with the SEC a shelf registration statement or a prospectus with any securities regulatory authority in Canada to permit resales of any unexchanged Initial Notes. In addition, holders who do not tender their Initial Notes (except for the initial purchaser or holders of Initial Notes of the applicable series (i) who are prohibited by applicable law or SEC policy from participating in the applicable Exchange Offer, (ii) who may not resell the Exchange Notes acquired in the applicable Exchange Offer without delivering a prospectus or (iii) for whom this short form prospectus is not appropriate or available for resales of Exchange Notes acquired in the applicable Exchange Offer) will not have any further registration rights and will not have the right to receive additional interest on their Initial Notes of the applicable series.
The market for the Initial Notes may be significantly more limited after the Exchange Offers.
Because we anticipate that most holders of Initial Notes will elect to exchange their Initial Notes, it is likely that the liquidity of the market for any Initial Notes of either series remaining after the completion of the applicable Exchange Offer may be substantially limited. Any Initial Notes of a series tendered and exchanged in the applicable Exchange Offer will reduce the aggregate principal amount of the Initial Notes of such series outstanding. Accordingly, the liquidity of the market for any remaining Initial Notes of either series could be adversely affected and you may be unable to sell them. The extent of the market for either series of Initial Notes and the availability of price quotations for such series would depend on a number of factors, including the number of holders of Initial Notes of the applicable series remaining outstanding and the interest of securities firms in maintaining a market in the Initial Notes of such series. An issue of securities with a smaller number of units available for trading may command a lower, and more volatile, price than would a comparable issue of securities with a larger number of units available for trading; therefore, the market price for the Initial Notes of a series that are not exchanged may be lower and more volatile as a result of the reduction in the aggregate principal amount of the Initial Notes of such series outstanding.
If you do not properly tender your Initial Notes, you will not receive Exchange Notes of such series in the applicable Exchange Offer, and you may not be able to sell your Initial Notes.
Some persons who participate in the Exchange Offers must deliver a prospectus in connection with resales of the Exchange Notes.
If you exchange your Initial Notes in an Exchange Offer for the purpose of participating in a distribution of the applicable Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Based on our understanding of interpretations of the Staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), we believe that holders who (i) are not “affiliates” of the Company within the meaning of Rule 405 under the Securities Act; (ii) acquire their Exchange Notes in the ordinary course of business; (iii) do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; and (iv) are not broker-dealers, may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria.
Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and will have to register the Exchange Notes they receive in an Exchange Offer and deliver a prospectus for them. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of Exchange Notes in the United States acquired in an Exchange Offer. Holders that are broker-dealers that receive Exchange Notes for their own account in exchange for Initial Notes of such series that were acquired as a result of market-making activities or other trading activities must acknowledge that they will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of Exchange Notes in the United States they acquire in an Exchange Offer in order not to be deemed an underwriter.

USE OF PROCEEDS
The Company will not receive any cash proceeds from the issuance of the Exchange Notes. The Company is making the Exchange Offers solely to satisfy its obligations under the Registration Rights Agreement entered into in connection with the offering of the Initial Notes. In consideration for issuing the Exchange Notes, the Company will receive Initial Notes in the same aggregate principal amount. The Company has agreed to pay the expenses of the Exchange Offers, other than certain taxes. The form and terms of the Exchange Notes of each series will be identical in all material respects to the form and terms of the Initial Notes of such series, except as otherwise described herein, including under “The Exchange Offers — Terms of the Exchange Offers.” The Initial Notes of a series surrendered in exchange for the Exchange Notes of such series will be retired and cancelled and will not be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness.

CONSOLIDATED CAPITALIZATION
The table below sets forth our holding company cash and investments and capitalization as of June 30, 2025 and does not reflect certain other transactions after June 30, 2025, described in the footnotes below. You should read this table in conjunction with our unaudited interim consolidated financial statements as of and for the three and six months ended June 30, 2025, which are incorporated by reference into this short form prospectus. As no proceeds will be realized from the Exchange Offers, the completion of the Exchange Offers will have no material change on our capitalization.
(in millions of U.S. dollars)	As of June 30, 2025
Holding company cash and investments (net of derivative obligations)(1)	$3,028.0
Debt(2) Borrowings – holding company(3)	$8,498.0
Borrowings – insurance and reinsurance companies	1,510.6
Borrowings – non-insurance companies	3,207.8
Total debt	13,216.4
Net debt(4)	10,188.4
Equity
Common shareholders’ equity(5)	25,013.5
Preferred equity(6)	756.1
Non-controlling interests	4,226.7
Total equity	29,996.3
Total capitalization	$43,212.7
Total debt as a percentage of total capitalization	30.6%
Net debt as a percentage of net total capitalization(7)	25.4%

(1)
Holding company cash and investments (net of derivative obligations) does not reflect: (i) the net proceeds from the offering of the 2025 Canadian Senior Notes of approximately Cdn$694.6 million (net of discount and issuance costs) on August 14, 2025; (ii) purchases of $481.9 million of our subordinate voting shares for cancellation under our normal course issuer bid from July 1, 2025 to September 24, 2025; and (iii) cash used to finance the redemption of preferred shares, as described in footnote (6).

(2)
See note 15 to our audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023 and note 11 to our unaudited interim consolidated financial statements as of and for the three and six months ended June 30, 2025, incorporated by reference in this short form prospectus, for details of our borrowings and credit facilities.

(3)
Borrowings — holding company does not reflect the issuance of the 2025 Canadian Senior Notes (net of discount and issuance costs) of approximately Cdn$694.6 million on August 14, 2025.

(4)
Net debt is a capital management measure that is calculated by the Company as total debt less holding company cash and investments (net of derivative obligations). See note 22 to our audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023 and note 15 to our unaudited interim consolidated financial statements as of and for the three and six months ended June 30, 2025, incorporated by reference in this short form prospectus.

(5)
Common shareholders’ equity does not reflect purchases of $481.9 million of our subordinate voting shares for cancellation under our normal course issuer bid from July 1, 2025 to September 24, 2025.

(6)
Does not reflect the redemption of the Company’s outstanding Series G Preferred Shares and Series H Preferred Shares on September 30, 2025. See “Description of the Business — Recent Developments.”

(7)
Calculated as net debt (see footnote (4)) divided by net total capitalization which is calculated by the Company as the sum of total equity and net debt. See note 22 to our audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023 and note 15 to our unaudited interim consolidated financial statements as of and for the three and six months ended June 30, 2025, incorporated by reference in this short form prospectus.

EARNINGS COVERAGE RATIOS
The following consolidated financial ratios are calculated for the twelve-month periods ended June 30, 2025 and December 31, 2024.
The “As Adjusted” ratio for the twelve months ended June 30, 2025 gives effect as of July 1, 2024 to:
(i)
the Company’s issuance on August 14, 2025 of Cdn$700.0 million principal amount of the 2025 Canadian Senior Notes;

(ii)
the redemption on September 30, 2025 of all of the Company’s outstanding (1) Series G Preferred Shares and (2) Series H Preferred Shares, at a redemption price of Cdn$25.00 per share, for an aggregate total amount of Cdn$250 million (approximately $179.6 million); and

(iii)
the Exchange Offers.

The “As Adjusted” ratio for the twelve months ended December 31, 2024 gives effect as of January 1, 2024 to:
(i)
the redemption on March 31, 2025 of all of the Company’s outstanding (1) cumulative 5-Year Rate Reset Preferred Shares, Series E, (2) cumulative Floating Rate Preferred Shares, Series F, and (3) cumulative 5-Year Rate Reset Preferred Shares, Series M, at a redemption price of Cdn$25.00 per share, for an aggregate total amount of Cdn$418.5 million ($290.8 million);

(ii)
the Company’s issuance on May 20, 2025 of $500.0 million principal amount of the 2035 Initial Notes and $400.0 million principal amount of the 2055 Initial Notes;

(iii)
the Company’s issuance on August 14, 2025 of Cdn$700.0 million principal amount of the 2025 Canadian Senior Notes;

(iv)
the redemption on September 30, 2025 of all of the Company’s outstanding (1) Series G Preferred Shares and (2) Series H Preferred Shares, at a redemption price of Cdn$25.00 per share, for an aggregate total amount of Cdn$250 million (approximately $179.6 million); and

(v)
the Exchange Offers.

Except as described above, the following table does not reflect the interest cost of our debt and the debt of our subsidiaries or the preferred share dividend requirements on preferred shares outstanding during the periods as if they were outstanding at the beginning of the periods.
	Twelve Months Ended
	June 30, 2025		December 31, 2024
	Actual	As Adjusted	Actual	As Adjusted
Earnings coverage(1)	9.7	9.5	9.5	8.8

(1)
Earnings coverage is equal to consolidated net earnings before interest expense on borrowings and income taxes divided by consolidated interest expense on borrowings and preferred share dividend distributions adjusted to a before tax equivalent at the Company’s statutory income tax rate of 26.5%.

Our consolidated interest expense on borrowings amounted to $666.4 million and $593.3 million for the twelve-month periods ended June 30, 2025 and December 31, 2024, respectively. Our preferred share dividend requirements, adjusted to a before tax equivalent at the Company’s statutory income tax rates, amounted to $52.5 million and $66.1 million for the twelve-month periods ended June 30, 2025 and December 31, 2024, respectively. Our consolidated net earnings before interest expense on borrowings and income taxes for the twelve-month periods ended June 30, 2025 and December 31, 2024 were $7.0 billion and $6.2 billion, respectively, which was 9.7 and 9.5 times our consolidated interest expense on borrowings and preferred share dividend requirements for the twelve month periods ended June 30, 2025 and December 31, 2024, respectively.
After giving effect to the adjustments as described above as of the beginning of the periods, our consolidated interest expense on borrowings would have amounted to $690.4 million and $672.1 million for the twelve-month periods ended June 30, 2025 and December 31, 2024, respectively.

After giving effect to the adjustments as described above as of the beginning of the periods, our consolidated net earnings before interest expense on borrowings and income taxes for the twelve-month periods ended June 30, 2025 and December 31, 2024 would have been $7.0 billion and $6.2 billion, respectively, which was 9.5 and 8.8 times our consolidated interest expense on borrowings and preferred share dividend requirements for the twelve-month periods ended June 30, 2025 and December 31, 2024, respectively.

THE EXCHANGE OFFERS
Terms of the Exchange Offers
General
In connection with the issuance of the Initial Notes, the Company entered into the Registration Rights Agreement with the initial purchasers of the Initial Notes. The following contains a summary of the provisions contained in the Registration Rights Agreement. Because this is a summary description, it does not contain all of the information that may be important to an investor in the Exchange Notes and is qualified in its entirety by the Registration Rights Agreement. We refer you to the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement of which this short form prospectus forms a part.
Under the Registration Rights Agreement, the Company agreed to file under the Securities Act and use its commercially reasonable efforts to cause to become effective under the Securities Act, on or prior to 360 days after the closing of the offering of each series of Initial Notes, a registration statement with respect to a registered offer to exchange the Initial Notes of a series for Exchange Notes of the same series. The Registration Statement has been filed to satisfy our registration obligations with respect to the Registration Rights Agreement, and the Exchange Offers are intended to comply with the requirements of the Registration Rights Agreement. Accordingly, the Company is required to keep each of the Exchange Offers open for at least 20 business days (or longer if required by law) after the date notice of the applicable Exchange Offer is given to holders of the Initial Notes of the applicable series. If the Company fails to comply with certain obligations under the Registration Rights Agreement with respect to the applicable series of Initial Notes, we will be required to pay additional interest to holders of the Initial Notes of such series.
Upon the terms and subject to the conditions set forth in the Registration Statement, which includes this short form prospectus, and in the letter of transmittal, all Initial Notes validly tendered and not validly withdrawn prior to the applicable Expiration Date will be accepted for exchange. Exchange Notes of the applicable series will be issued in exchange for an equal principal amount of outstanding Initial Notes of such series accepted in the applicable Exchange Offer. This short form prospectus, together with the letter of transmittal, is being sent to all holders of Initial Notes upon effectiveness of the Registration Statement. Neither of the Exchange Offers is conditioned upon any minimum principal amount of Initial Notes of the applicable series being tendered for exchange. However, our obligation to accept Initial Notes for exchange pursuant to an Exchange Offer is subject to certain customary conditions as set forth herein under “— Conditions.”
Initial Notes shall be deemed to have been accepted as validly tendered when, as and if the Company has given written notice thereof to The Bank of New York Mellon, the exchange agent for each Exchange Offer. The exchange agent will act as agent for the tendering holders of Initial Notes of both series for the purposes of receiving the Initial Notes and delivering Exchange Notes of the applicable series to such holders.
Based on the Company’s understanding of interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), the Company believes that holders who (i) are not “affiliates” of the Company within the meaning of Rule 405 under the Securities Act, (ii) acquire their Exchange Notes in the ordinary course of business, (iii) do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes, and (iv) are not broker-dealers, may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. Holders described in the preceding sentence must tell the Company in writing at the Company’s request that they meet these criteria.
By tendering Initial Notes in exchange for Exchange Notes and executing the letter of transmittal or delivering a book-entry confirmation, each holder will represent to the Company that:
•
it is neither an affiliate of the Company nor a broker/dealer tendering Initial Notes acquired directly from the Company for its own account;

•
any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

•
at the time of commencement of the applicable Exchange Offer, it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the applicable Exchange Notes to be issued in such Exchange Offer; and

•
it is not acting on behalf of any person who could not truthfully make the foregoing representations.

If such holder is a broker-dealer, it will also be required to represent that the Initial Notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of Exchange Notes in the United States. Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of Initial Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction in the United States unless such sale is made pursuant to an exemption from such requirements.
Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Company or an affiliate of the Company to distribute the Exchange Notes in connection with any resale of such Exchange Notes.
We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in either of the Exchange Offers to distribute such Exchange Notes following completion of the applicable Exchange Offer(s). We are not aware of any person that will participate in either Exchange Offer with a view to distribute the Exchange Notes.
Upon consummation of each of the Exchange Offers, any Initial Notes of the applicable series that are not tendered will remain outstanding and continue to accrue interest but, subject to certain limited exceptions, holders of Initial Notes of such series who do not exchange such Initial Notes for Exchange Notes in the respective Exchange Offer will no longer be entitled to registration rights or the payment of additional interest. In addition, such holders will not be able to offer or sell their Initial Notes of the applicable series, unless such Initial Notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Subject to limited exceptions, the Company will have no obligation to effect a subsequent registration of the Initial Notes.
Expiration Date; Extensions; Amendments; Termination
The Expiration Date shall be 5:00 p.m., New York City time, on            , 2025, unless the Company, in its sole discretion, extends either or both Exchange Offers, in which case the Expiration Date for the applicable Exchange Offer(s) shall be 5:00 p.m., New York City time, on the date(s) to which the respective Exchange Offer(s) is extended.
To extend the Expiration Date for either or both Exchange Offers, the Company will notify the exchange agent of any extension by written notice and will notify the holders of Initial Notes of the applicable series by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the applicable Expiration Date. Such announcement will state that the Company is extending either or both Exchange Offer(s) for a specified period of time.
The Company reserves the right:
•
to delay acceptance of any Initial Notes, to extend either Exchange Offer or to terminate either Exchange Offer and not permit acceptance of Initial Notes not previously accepted if any of the conditions set forth under “— Conditions” shall have occurred and shall not have been waived prior to the applicable Expiration Date, by giving written notice of such delay, extension or termination to the exchange agent; or

•
to amend the terms of either or both Exchange Offers in any manner deemed by the Company to be advantageous to the holders of the Initial Notes of the applicable series.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the exchange agent. If either Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Initial Notes of the applicable series of such amendment and the Company will extend such Exchange Offer for a period of five to ten business days. In addition, if the Company amends or terminates either Exchange Offer, the Company will promptly file a post-effective amendment to the Registration Statement of which this short form prospectus forms a part. Without limiting the manner in which the Company may choose to make public the announcement of any delay, extension, amendment or termination of an Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.
Absence of Dissenter’s Rights of Appraisal
Holders of the Initial Notes do not have any dissenter’s rights of appraisal in connection with either Exchange Offer.
Procedures for Tendering
To tender in either Exchange Offer, a holder must do either of the following:
•
properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver that letter of transmittal and other required documents to the exchange agent at the address listed in the letter of transmittal on or before the applicable Expiration Date; or

•
if the Initial Notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent, on or before the applicable Expiration Date, an agent’s message.

In addition, one of the following must occur:
•
the exchange agent must receive certificates representing the holder’s Initial Notes along with the letter of transmittal on or before the applicable Expiration Date;

•
the exchange agent must receive a timely confirmation of book-entry transfer of the Initial Notes of the applicable series into the exchange agent’s account at The Depository Trust Company (“DTC”), under the procedure for book-entry transfers described below along with a properly transmitted agent’s message, on or before the applicable Expiration Date; or

•
the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of Initial Notes, letter of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Initial Notes, letters of transmittal or other required documents should be sent to the Company. Delivery of all Initial Notes, if applicable, letters of transmittal and other documents must be made to the exchange agent before the applicable Expiration Date at its address set forth in the letter of transmittal. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.
The tender by a holder of Initial Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal. Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.
Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act or an eligible institution unless the Initial Notes tendered pursuant thereto are tendered (1) by a registered holder of Initial Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or (2) for the account of an eligible institution.
If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with such letter of transmittal.
All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Initial Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Initial Notes not validly tendered or exchange any Initial Notes if such exchange would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Initial Notes. The Company will not waive any condition of either Exchange Offer with respect to an individual holder of Initial Notes of a series unless the Company waives that condition for all holders of Initial Notes of that series. The Company’s interpretation of the terms and conditions of each Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as the Company shall determine. Neither the Company, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Initial Notes will not be, or be deemed to have been, made until all irregularities have been cured or waived. Any Initial Note received by the exchange agent that is not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the applicable Expiration Date.
In addition, the Company reserves the right, in its sole discretion, subject to the provisions of the Indenture pursuant to which the Initial Notes were issued:
•
to purchase or make offers for any Initial Notes that remain outstanding subsequent to the applicable Expiration Date or, as described under “— Conditions,” to terminate the applicable Exchange Offer;

•
to redeem either or both series of Initial Notes as a whole, or in part, at any time and from time to time; and

•
to the extent permitted under applicable law, to purchase Initial Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the applicable Exchange Offer.
Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes of such series where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Company, or an affiliate of the Company, to distribute the applicable Exchange Notes in connection with any resale of such Exchange Notes.
Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes
Upon satisfaction or waiver of all of the conditions to an Exchange Offer, all Initial Notes of the applicable series that are validly tendered will be accepted promptly after the applicable Expiration Date and the Exchange Notes of the applicable series will be issued promptly after acceptance of the Initial Notes of such series. See “— Conditions.” For purposes of the Exchange Offers, Initial Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Company has given written notice thereof to the exchange agent.
For each Initial Note of a series accepted for exchange, the holder of such Initial Note will receive an Exchange Note of such series having a principal amount equal to that of the surrendered Initial Note.

In all cases, issuance of Exchange Notes for Initial Notes that are accepted for exchange pursuant to an Exchange Offer will be made only after timely receipt by the exchange agent of:
•
certificates representing the Initial Notes or a timely book-entry confirmation of such Initial Notes into the exchange agent’s account at DTC; and

•
a properly completed and duly executed letter of transmittal and all other required documents or a properly completed agent’s message.

If any tendered Initial Notes are not accepted for any reason described in the terms and conditions of the applicable Exchange Offer, such unaccepted or such non-exchanged Initial Notes will be returned promptly without expense to the tendering holder thereof (if in certificated form) or credited to an account maintained with DTC after the expiration or termination of such Exchange Offer.
Book-Entry Transfer
The exchange agent has established accounts with respect to the Initial Notes at DTC for purposes of the Exchange Offers. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of Initial Notes by causing DTC to transfer such Initial Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of Initial Notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees and all other required documents at its address listed in the letter of transmittal, or an agent’s message instead of a letter of transmittal, on or before the applicable Expiration Date, or if the holder complies with the guaranteed delivery procedures described below within the time period provided under those procedures.
Exchanging Book-Entry Notes
DTC has confirmed that any financial institution that is a participant in DTC may utilize DTC’s Automated Tender Offer Program (“ATOP”) procedures to tender Initial Notes.
Any participant in DTC may make book-entry delivery of Initial Notes by causing DTC to transfer such Initial Notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer. However, the exchange for the Initial Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Initial Notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Initial Notes that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that the Company may enforce such agreement against such participant.
Guaranteed Delivery Procedures
If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:
•
the tender is made through an eligible institution;

•
prior to the applicable Expiration Date, the exchange agent receives by mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by the Company, which:

(1)
sets forth the name and address of the holder of Initial Notes and identifies the Initial Notes tendered, including the series and principal amount of such Initial Notes;

(2)
states that the tender is being made thereby; and

(3)
guarantees that within three business days after the applicable Expiration Date, the letter of transmittal and any other documents required by the letter of transmittal and certificates representing the Initial Notes of the applicable series in proper form for transfer, or a book-entry confirmation, will be deposited by the eligible institution with the exchange agent; and

•
a properly completed and executed letter of transmittal and any other documents required by the letter of transmittal as well as certificates representing all tendered Initial Notes in proper form for transfer, or a book-entry confirmation and agent’s message, are received by the exchange agent within three business days after the applicable Expiration Date.

Withdrawal of Tenders
Tenders of Initial Notes may be withdrawn at any time prior to the Expiration Date in respect of the applicable Exchange Offer.
For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to the applicable Expiration Date at the address set forth in the letter of transmittal. Any such notice of withdrawal must:
•
specify the name of the person having tendered the Initial Notes to be withdrawn;

•
identify the Initial Notes to be withdrawn, including the series and principal amount of such Initial Notes;

•
in the case of Initial Notes tendered by book-entry transfer, specify the number of the account at DTC from which the Initial Notes were tendered and specify the name and number of the account at DTC to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility;

•
contain a statement that such holder is withdrawing its election to have such Initial Notes exchanged;

•
be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Initial Notes were tendered including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Initial Notes register the transfer of the Initial Notes in the name of the person withdrawing the tender; and

•
if certificates for Initial Notes have been transmitted, specify the name in which such Initial Notes are registered, if different from the person who tendered such Initial Notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by the Company, which determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the applicable Exchange Offer. Tenders of Initial Notes will not be, or be deemed to have been, made if withdrawn. Any Initial Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered Initial Notes, or credited to an account maintained with DTC for the Initial Notes promptly after withdrawal, rejection of tender or termination of the applicable Exchange Offer. Properly withdrawn Initial Notes may be retendered by following one of the procedures described under “— Procedures for Tendering” and “— Book-Entry Transfer” above at any time prior to the applicable Expiration Date.
Conditions
Notwithstanding any other provisions of the applicable Exchange Offer, or any extension of the applicable Exchange Offer, the Company will not be required to accept for exchange, or to exchange any Exchange Notes of a series for, any Initial Notes of such series in respect of either or both Exchange Offers, and the Company may terminate either or both Exchange Offers or, at the Company’s option, modify, extend or otherwise amend either or both of the Exchange Offers, if any of the following conditions are not satisfied with respect to the applicable Exchange Offer(s) on or prior to the applicable Expiration Date:
•
no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the applicable Exchange Offer(s) or the exchange of Initial Notes for Exchange Notes of the applicable series under the applicable Exchange Offer(s) by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

(1)
challenges the making of the applicable Exchange Offer(s) or the exchange of Initial Notes for

Exchange Notes of the applicable series under the applicable Exchange Offer(s) or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the applicable Exchange Offer(s) or the exchange of Initial Notes for Exchange Notes of the applicable series under the applicable Exchange Offer(s); or
(2)
in the Company’s reasonable judgment, could materially adversely affect the Company’s (or the Company’s subsidiaries’) business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to the Company of the applicable Exchange Offer(s) or the exchange of Initial Notes for Exchange Notes of the applicable series under the applicable Exchange Offer(s);

•
nothing has occurred or may occur that would or might, in the Company’s reasonable judgment, be expected to prohibit, prevent, restrict or delay the applicable Exchange Offer(s) or impair the Company’s ability to realize the anticipated benefits of the applicable Exchange Offer(s);

•
there shall not have occurred: (a) any general suspension of or limitation on trading in securities in Canadian or United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Initial Notes of the series that are the subject of the applicable Exchange Offer(s), (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in Canada or the United States, whether or not mandatory, (e) a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to Canada or the United States, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in Canada or the United States, (g) any material adverse change in the securities or financial markets in Canada or the United States generally, or (h) in the case of any of the foregoing existing at the time of the commencement of the applicable Exchange Offer(s), a material acceleration or worsening thereof; and

•
The Bank of New York Mellon, as trustee for each series of the Initial Notes, shall have not been directed by any holders of Initial Notes of the applicable series to object in any respect to, nor take any action that could, in the Company’s reasonable judgment, adversely affect the consummation of the applicable Exchange Offer(s) or the exchange of Initial Notes for Exchange Notes of the applicable series under the applicable Exchange Offer(s), nor shall the trustee have taken any action that challenges the validity or effectiveness of the procedures used by the Company in making the applicable Exchange Offer(s) or the exchange of Initial Notes for Exchange Notes of the applicable series under the applicable Exchange Offer(s).

In addition, subject to applicable law, the Company may in its absolute discretion terminate either Exchange Offer for any other reason. Notwithstanding any of the foregoing to the contrary, neither Exchange Offer is conditioned upon the completion of the other Exchange Offer. The Company reserves discretion to complete one Exchange Offer but not the other Exchange Offer, and accordingly, the Company may extend the applicable Expiration Date, or otherwise amend or terminate, either Exchange Offer independently of the other Exchange Offer.
The foregoing conditions are for the Company’s sole benefit and may be asserted by the Company, regardless of the circumstances giving rise to any such condition, or may be waived by the Company, in whole or in part, at any time and from time to time in the Company’s reasonable discretion. All such conditions must be satisfied or waived by the Company, as applicable, at or before the expiration of the applicable Exchange Offer(s).
If any of the foregoing conditions are not satisfied, the Company may, at any time on or prior to the applicable Expiration Date:
•
terminate the applicable Exchange Offer(s) and promptly return all tendered Initial Notes of the applicable series to the respective tendering holders;

•
modify, extend or otherwise amend the applicable Exchange Offer(s) and retain all tendered Initial Notes of the applicable series until the applicable Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•
waive the unsatisfied conditions with respect to the applicable Exchange Offer(s) and accept all Initial Notes of the applicable series that have been tendered and not previously validly withdrawn.

The Company will not accept for exchange any Initial Notes of a series tendered, and no Exchange Notes of such series will be issued in exchange for any such Initial Notes, in respect of either Exchange Offer, if at such time any SEC stop order shall be threatened or in effect with respect to the Registration Statement or the qualification of the Indenture under the U.S Trust Indenture Act of 1939, as amended. The Company is required to use its commercially reasonable efforts to obtain the withdrawal of any SEC order suspending the effectiveness of the Registration Statement at the earliest practicable date.
Exchange Agent
The Bank of New York Mellon has been appointed as exchange agent for each of the Exchange Offers. Questions and requests for assistance and requests for additional copies of this short form prospectus, or of the letter of transmittal, should be directed to the exchange agent as provided in the letter of transmittal.
Fees and Expenses
The expenses of soliciting tenders pursuant to the Exchange Offers will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offers is being made by mail; however, additional solicitations may be made by telephone, telecopy or in person by the Company’s officers and regular employees.
The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of either Exchange Offer. The Company will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the short form prospectus and related documents to the beneficial owners of the Initial Notes, and in handling or forwarding tenders for exchange.
The expenses to be incurred by the Company in connection with the Exchange Offers will be paid by the Company, including fees and expenses of the exchange agent and trustees for the Initial Notes and the Exchange Notes and accounting, legal, printing and related fees and expenses relating to the Exchange Offers.
The Company will pay all transfer taxes, if any, applicable to the exchange of Initial Notes pursuant to each Exchange Offer. If, however, Exchange Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Initial Notes tendered, or if tendered Initial Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the applicable Exchange Offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.
Consequences of Failure to Exchange
Holders of Initial Notes who do not exchange their Initial Notes for Exchange Notes pursuant to the applicable Exchange Offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to exemptions from, or in transactions not subject to, (i) the registration requirements of the Securities Act and applicable state securities laws or (ii) the prospectus requirements of applicable securities laws in the provinces and territories of Canada, as applicable. The Company does not currently anticipate that it will register under the Securities Act the Initial Notes of either series that are not tendered and accepted for purchase in either Exchange Offer, and the Company is not obligated to do so under the terms of the Registration Rights Agreement once the Exchange Offer for the applicable series is completed. To the extent that Initial Notes of a series are tendered and accepted in the applicable Exchange Offer, the trading market for any untendered and tendered but unaccepted Initial Notes of such series could be adversely affected.

INSURANCE REGULATORY MATTERS
We are subject to regulation under the insurance laws of the various jurisdictions in which our operating insurance subsidiaries are domiciled or conduct business.
The following is a summary of the principal insurance regulatory considerations in the United States, Canada, Bermuda and the United Kingdom, being the jurisdictions in which we conduct the majority of our business.
United States
General
Our U.S. operating insurance subsidiaries are subject to extensive regulation throughout the United States. Although there is limited federal regulation of the insurance business in the U.S., each state has a comprehensive system for regulating insurers operating in that state. The laws of the various states establish supervisory agencies with broad authority to regulate, among other things, licenses to transact business, premium rates, trade practices, market conduct, agent licensing, policy forms, underwriting and claims practices, insurance policy termination, reserve adequacy, permissible investments, governance and insurer solvency. States also regulate investment activities on the basis of quality, distribution and other quantitative criteria. Further, most states compel participation in and regulate composition of various shared market or residual market mechanisms. States have also enacted legislation that regulates insurance holding company systems, including acquisitions, dividends, the terms of affiliate transactions and other related matters. Our U.S. operating insurance subsidiaries are domiciled in Arkansas, California, Connecticut, Delaware, New Hampshire, New Jersey and New York.
Insurance companies are also affected by a variety of state and federal legislative and regulatory measures and judicial decisions that define the scope of the risks and benefits for which insurance is sought and provided. These include redefinitions of risk exposure in such areas as product liability, environmental damage and workers’ compensation. In addition, individual state insurance departments may limit premium rates for some classes of insureds and prevent the insurance companies from charging rates adequate to reflect the level of risk assumed by the insurer for those classes. Such developments may result in adverse effects on the profitability of various lines of insurance. In some cases, these adverse effects on profitability can be minimized, when possible, through the repricing of coverages if permitted by applicable regulations, or the limitation or cessation of the affected business, which may be restricted by state law.
Most states have insurance laws requiring that for certain lines of property and casualty insurance rate schedules, policy or coverage forms, and other information be filed with each such state’s regulatory authority. In many cases, such rates and/or policy forms must be approved prior to use. A few states have considered or enacted limitations on the ability of insurers to share data used to compile rates. Such limitations have had, and are expected to have, no significant impact on us.
Insurance companies are required to file detailed annual and quarterly financial reports with the state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such regulators at any time. In addition, these insurance regulators periodically examine each insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations, including market conduct and claims practices.
Insurance Regulation Concerning Change or Acquisition of Control
The insurance codes in our operating insurance subsidiaries’ respective domiciliary states each contain similar provisions (subject to certain variations) to the effect that the acquisition of “control” of a domestic insurer or of any person that directly or indirectly controls a domestic insurer cannot be consummated without the prior approval of the domiciliary insurance regulator. In general, a presumption of “control” arises from the direct or indirect ownership, control, possession with the power to vote or possession of proxies with respect to 10% or more of the outstanding voting securities of a domestic insurer or of a person that controls a domestic insurer. A person seeking to acquire control, directly or indirectly, of a domestic insurance company or of any person controlling a domestic insurance company generally must file with the relevant insurance regulatory authority a statement relating to the acquisition of control containing certain information regarding the proposed acquisition and acquiring party required by statute and regulations, provide a copy of such statement to the domestic insurer and obtain the prior approval of such regulatory authority for the acquisition. In addition, certain state insurance laws contain provisions that require pre-acquisition notification to the state insurance regulator of a change of control of a non-domestic insurance company licensed in that state. Such pre-acquisition notification statutes authorize certain remedies, including the issuance of cease-and-desist orders with respect to the non-domestic licensed insurer and its affiliates doing business in the state if certain conditions exist, such as undue market concentration. Additionally, in most states, the insurance regulator is authorized to deny an application to acquire control of a domestic insurer if the acquisition of control of the domestic insurer would substantially lessen competition in insurance in the state or tend to create a monopoly.
These laws regulating change of control may discourage potential acquisition proposals and may delay, deter or prevent a change of control of Fairfax, including through transactions and in particular unsolicited transactions, that some or all of our shareholders might consider to be desirable.
Regulation of Dividends and Other Payments
The Company is a legal entity separate and distinct from its subsidiaries. As a holding company with no other business operations, the Company’s primary sources of cash to meet its obligations, including principal and interest payments with respect to indebtedness and preferred share dividend payments, are available dividends and other statutorily permitted payments, such as tax allocation payments and management and other fees, from our operating insurance subsidiaries. Our operating insurance subsidiaries are subject to various statutory and regulatory restrictions in their respective states of domicile that limit the amount of dividends or distributions an insurance company may pay to its shareholders without prior regulatory approval. Ordinary dividends, for which no regulatory approval is generally required, are limited to amounts determined by formula, which varies by state. The formula typically is based on the level of statutory surplus at the end of the prior year, as well as on some measure of statutory earnings for the prior year, in relation to total dividends paid during the prior 12 months. In addition, dividends generally may be paid only out of “earned surplus” as defined by each state. In every case, capital and surplus subsequent to the payment of any dividends must be reasonable in relation to an insurance company’s outstanding liabilities and must be adequate to meet its financial needs. For these purposes, both surplus and earnings are determined in accordance with Statutory Accounting Principles (SAP), which differs in certain respects from IFRS Accounting Standards and U.S. generally accepted accounting principles.
No assurance can be given that some or all of our operating insurance subsidiaries’ domiciliary states will not adopt statutory provisions more restrictive than those currently in effect.
If insurance regulators determine that payment of a dividend or any other payments to an affiliate (such as payments under a tax-sharing agreement or payments for employee or other services) would, because of the financial condition of the paying insurance company or otherwise, result in such insurance company being in a hazardous financial condition or would otherwise be prohibited by applicable law, the regulators may prohibit such payments that would otherwise be permitted without prior approval.
Statutory Surplus, Risk-Based Capital and Group Capital
An insurance regulator may limit or prohibit the writing of new business by an insurance company within its jurisdiction when, in the regulator’s judgment, the insurance company is not maintaining adequate statutory capital and surplus. We do not currently anticipate that any regulator would limit the amount of new business that our operating insurance subsidiaries may write given their current levels of statutory capital and surplus.
In order to enhance the regulation of insurer solvency, the National Association of Insurance Commissioners (“NAIC”) established risk based capital (“RBC”) requirements for property and casualty insurance companies. These RBC requirements, which have been adopted in all of the states in which our operating insurance subsidiaries are domiciled, are designed to assess capital adequacy and raise the level of protection that statutory surplus provides for policyholder obligations. The NAIC RBC model law provides that, for property and casualty insurers, the RBC formula will take into account: (i) underwriting risk; (ii) asset risk; (iii) credit risk; and (iv) all other business risks and such other relevant risks as are set forth in the NAIC’s Property/Casualty RBC Instructions. The RBC formula provides a mechanism for the calculation of an insurance company’s Authorized Control Level (“ACL”) RBC amount by the application of RBC risk factors to individual items reported on an insurer’s statutory financial statements. The NAIC continuously evaluates these factors to identify and address emerging risks. Changes to risk factors or to statutory accounting can affect insurers by changing their ACL RBC.
The NAIC RBC model law stipulates four levels of regulatory action depending on how an insurer’s statutory surplus compares to its RBC. The initial level, the “Company Action Level,” requires the insurance company to submit a plan of corrective action to the relevant insurance commissioner if its surplus falls below 200% of the ACL amount (or below 300% of the ACL amount, when a “trend test” is triggered under the NAIC’s Property/Casualty RBC Instructions). The next level, the “Regulatory Action Level,” requires the company to submit a plan of corrective action and also allows the regulator to perform an examination of the company’s business and operations and issue a corrective order if the surplus falls below 150% of the ACL amount (or other triggering events specified in the RBC model law occur). The third level, the ACL, permits the regulator to place the company under regulatory control, including rehabilitation or liquidation, if its surplus falls below 100% of that amount (or other triggering events specified in the RBC model law occur). The final action level, the “Mandatory Control Level,” requires the insurance commissioner to place the company under regulatory control if its surplus falls below 70% of the ACL amount.
In addition, the NAIC has developed a group capital calculation tool using an RBC aggregation methodology. The group capital calculation is designed to assist state insurance regulators in understanding the financial condition of non-insurance entities that are part of an insurance holding company system and the degree to which insurance companies are supporting those non-insurance entities. In 2020, the NAIC adopted amendments to the Model Insurance Holding Company System Regulatory Act and the Insurance Holding Company System Model Regulation that implement the group capital calculation by requiring the ultimate controlling person of an insurer subject to registration to file the group capital calculation with its lead state regulator. The first annual group capital calculation filing was due in Delaware, our lead state, by June 1, 2023.
In 2019, the International Association of Insurance Supervisors (“IAIS”) adopted the Common Framework for Supervision of Internationally Active Insurance Groups (“ComFrame”) to establish minimum standards for the supervision of internationally active insurance groups (“IAIGs”). IAIS members (including supervisors of various Fairfax insurance subsidiaries) have committed to implementing ComFrame and the IAIS is expected to assess each IAIS member’s compliance with ComFrame requirements going forward. Fairfax has been designated as an IAIG with the Delaware Insurance Commissioner as its group-wide supervisor.
ComFrame includes an Insurance Capital Standard (“ICS”), a risk-based, group-wide capital standard for IAIGs. Effective as of January 1, 2025, IAIS members are required to implement ICS as a group-wide prescribed capital requirement for IAIGs or a group-wide capital requirement that provides comparable outcomes to ICS. The IAIS has determined that the aggregation methodology used in the NAIC’s group capital calculation provides comparable outcomes to the ICS. The impact of ICS and the group capital calculation on the Company are uncertain; however, they may result in an increase in the level of capital and liquidity required by insurance holding companies.
NAIC IRIS Ratios
The NAIC has developed a set of financial relationships or “tests” called the Insurance Regulatory Information System (“IRIS”) that was designed to facilitate early identification of companies that may warrant special attention by insurance regulatory authorities. IRIS identifies 13 industry ratios (referred to as “IRIS ratios”) and specifies “usual ranges” for each ratio. An IRIS ratio that falls outside the usual range is not necessarily considered adverse. An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial or eliminated at the consolidated level. Generally, an insurance company may become subject to increased regulatory scrutiny if it falls outside the usual ranges on multiple ratios.
Investment Regulation
Our operating subsidiaries are subject to state laws and regulations that require diversification of investment portfolios and that limit the amount of investments in certain investment categories. Failure to comply with these laws and regulations may cause non-conforming investments to be treated as non-admitted assets for purposes of measuring statutory surplus and, in some instances, would require divestiture. As of the date of this short form prospectus, we believe our investments comply with such laws and regulations in all material respects.
Credit for Reinsurance and Licensing
A primary insurer ordinarily will enter into a reinsurance agreement only if it can obtain credit for the reinsurance ceded on its U.S. statutory financial statements. In general, credit for reinsurance is allowed in the following circumstances: (1) if the reinsurer is licensed in the state in which the primary insurer is domiciled; (2) if the reinsurer is an “accredited” or otherwise approved reinsurer in the state in which the primary insurer is domiciled; (3) in some instances, if the reinsurer (a) is domiciled in a state that is deemed to have substantially similar credit for reinsurance standards as the state in which the primary insurer is domiciled and (b) meets certain financial requirements; or (4) if none of the above apply, to the extent that the reinsurance obligations of the reinsurer are collateralized appropriately, typically through the posting of a letter of credit for the benefit of the primary insurer, the deposit of assets into a trust fund established for the benefit of the primary insurer, or by the primary insurer retaining as collateral for the reinsurer’s obligations, assets that would otherwise be transferred by the primary insurer to the reinsurer as consideration for the reinsurance. With respect to reinsurance collateral requirements, states have adopted provisions of the NAIC Credit for Reinsurance Model Law and Regulation that allow full credit to U.S. ceding insurers for reinsurance ceded to qualified reinsurers (called “certified reinsurers” or “Reciprocal Jurisdiction Reinsurers”) that do not otherwise satisfy the state’s credit for reinsurance requirements based upon less than 100% collateralization. Under those provisions, collateral requirements may be reduced or eliminated for reinsurers meeting certain criteria as to financial strength and reliability that are domiciled in “qualified” or “reciprocal” jurisdictions. The NAIC reports that all 50 states have adopted the provisions of the NAIC Credit for Reinsurance Model Law and Regulation that provide for these reduced or eliminated reinsurance collateral requirements.
While the elimination or reduction of regulatory requirements for collateral for reinsurance ceded to Reciprocal Jurisdiction Reinsurers or certified reinsurers does not prevent our operating entities in the U.S. from continuing to request collateral, it is unclear how much collateral our U.S. operating entities will be able to obtain from these reinsurers going forward. In addition, it is unclear whether these changes will affect the competitive position of any of our U.S. and non-U.S. reinsurance subsidiaries.
Guaranty Funds
Virtually all U.S. states have separate insurance guaranty fund laws requiring property and casualty insurance companies licensed to do business in their respective jurisdictions to be members of their guaranty associations. These associations are organized to pay covered claims (as defined and limited by the various guaranty association statutes) under insurance policies issued by insolvent insurance companies. These associations generally levy assessments (up to prescribed limits) on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the covered lines of business in that state. Maximum assessments permitted by law in any one year generally vary between 1% and 2% of annual premiums written in the covered lines of business by a member insurer in that state. Some states permit or require member insurers to recover assessments paid through surcharges on policyholders or through full or partial premium tax offsets, while other states permit recovery of assessments through the rate filing process.
Our policy is to accrue for insolvencies when the loss is probable and the assessment amount can be reasonably estimated. In the case of most insurance insolvencies, our ability to reasonably estimate the insolvent insurer’s liabilities or develop a meaningful range of the insolvent insurer’s liabilities is significantly impaired by inadequate financial data with respect to the estate of the insolvent company as supplied by the guaranty funds. Although the amounts of any future assessments by guaranty funds cannot be predicted with certainty, we believe that future guaranty association assessments for known insurer insolvencies will not have a material adverse effect on our results of operations or financial condition.
Shared Markets
As a condition of their licenses to do business, some of our operating insurance subsidiaries are required to participate in mandatory property and casualty shared market mechanisms, residual markets or pooling arrangements, which provide various types of insurance coverage to individuals or other entities that are otherwise unable to purchase such coverage in the commercial insurance marketplace. Our U.S. operating insurance subsidiaries’ participation in such shared markets or pooling mechanisms is generally proportionate to the amount of each of our operating insurance subsidiaries’ direct premiums written for the type of coverage written by the specific pooling mechanism or residual market mechanism in the applicable state.
Many states have laws that establish second-injury funds to provide compensation to injured employees for aggravation of a prior condition or injury. Generally, insurers writing workers’ compensation in those states that have second-injury funds are subject to the laws creating the funds, including the various funding mechanisms that those states have adopted to fund the second-injury funds, including premium surcharges that effectively pass the cost of the fund on to policyholders.
Certain of our operating insurance subsidiaries participate in the Florida Hurricane Catastrophe Fund, a state mandated catastrophe reinsurance fund. Business insurance is also subject to pooled insurance on a small scale for commercial properties insured through the various Fair Access to Insurance Requirements Plans that exist in most states.
The amount of future losses or assessments from the shared and residual market mechanisms and pooling arrangements described above cannot be predicted with certainty. The underwriting results of these pools traditionally have been unprofitable. Although it is possible that future losses or assessments from such mechanisms and pooling arrangements could have a material adverse effect on our results of operations, we do not expect future losses or assessments from the shared and residual market mechanisms and pooling arrangements to have a material adverse effect on our liquidity or capital resources.
Insolvency of Insurers
Insolvency proceedings for U.S. insurance companies, including reinsurers, are generally conducted pursuant to state insurance law. In the event one of our U.S. operating insurance subsidiaries becomes insolvent or otherwise is found by its domiciliary regulator to be in a hazardous financial condition as provided under applicable state insurance law, insolvency proceedings, up to and including rehabilitation, conservation and liquidation, would be initiated by the insurance regulator of the state in which the subsidiary is domiciled, which would serve as the domestic receiver of its properties, assets and business. Insurance regulators located in other states in which we conduct business may have jurisdiction over assets or properties located in such states under certain circumstances. In an insolvency proceeding, policyholders’ claims would have priority over investors’ claims.
Privacy Regulation
We are subject to a number of U.S. federal and state laws and regulations that require financial institutions and other businesses to protect the confidentiality of individuals’ personal information. The Gramm-Leach-Bliley Act and regulations promulgated thereunder govern the privacy of consumer financial information. The regulations set standards for the protection of, and limit disclosure by, financial institutions of “nonpublic personal information” about individuals who obtain financial products or services for personal, family or household purposes. A variety of state privacy statutes and regulations also govern the privacy of information about consumers and require notification to state authorities and individuals if certain personally identifiable information is subject to unauthorized access or disclosure. States, like New York State under its Stop Hacks and Improve Electronic Data Security Act of 2019, as amended (the “SHIELD Act”), have also begun to expand upon the definition of personal information that requires protection and notification in cases of a breach, to include biometric information, genetic information and email addresses with their corresponding passwords or security questions and answers. In June 2018, the State of California enacted the California Consumer Privacy Act of 2018 (“CCPA”), which went into effect on January 1, 2020 and (subject to certain exemptions) requires companies that process information that can be tied to identifiable California residents to make new disclosures to California residents about their data collection, use and sharing practices, and provides certain new rights, including allowing individuals to opt out of certain data sharing with third parties. The statute also created a new cause of action where an individual’s personal information is subject to a data breach due to a business’s failure to implement and maintain reasonable security practices. Additionally, California voters approved the California Privacy Rights Act of 2020 (“CPRA”) as part of the November 2020 ballot. The CPRA substantially amends the CCPA, and it became fully effective on January 1, 2023. The

CPRA provides for additional consumer privacy rights and additional regulatory obligations over certain data. It also created a new privacy focused California regulatory agency with enforcement authority, the California Privacy Protection Agency (“CPPA”). CPPA regulations that implement the CPRA became effective on March 29, 2023 and are enforceable.
A number of other states have also passed enhanced privacy laws that recently went into effect or will go into effect in the near future. While these states’ laws provide consumer privacy rights and protections similar to those in the CCPA and CPRA, they exempt certain financial institutions, including insurers and insurance producers, and data subject to the Gramm-Leach-Bliley Act from their requirements.
In addition, states without comprehensive privacy laws, like New York, continue to signal their willingness to enforce privacy on consumer protection grounds, especially over website cookies and other web tracking technologies, based on existing consumer protection laws. Finally, there are several legislative proposals pending before the U.S. Congress and various state legislative bodies concerning privacy. Privacy regulation is an evolving area of state and federal regulation, which requires us to continue to monitor developments.
Cybersecurity
In 2017, the NAIC adopted an Insurance Data Security Model Law that establishes minimum cybersecurity requirements applicable to licensed insurance companies and licensed insurance intermediaries. Among other requirements, the Insurance Data Security Model Law requires licensees to maintain an information security program based on a cybersecurity risk assessment, establish a written incident response plan, provide an annual certification of compliance to state insurance regulators, and investigate and notify state insurance regulators regarding cybersecurity events. As of August 8, 2025, the NAIC reports that 28 jurisdictions have adopted a version of the Insurance Data Security Model Law or portions thereof and adopting legislation or rulemaking was pending in one jurisdiction. The New York Department of Financial Services already has a similar cybersecurity regulation in effect and adopted a number of substantial amendments to the regulation in November 2023 that further heighten its cybersecurity requirements, including with respect to governance, incident response and reporting, and implementing certain security controls. Most of the new requirements are now in effect, with the final remaining requirements set to take effect on or before November 1, 2025. Separately, Massachusetts also has regulations in place that require businesses to maintain a cybersecurity program that meets certain minimum requirements. See also “Risk Factors — Risk Factors Relating to Our Business — A disruption of our information technology systems could significantly affect our business.”
In March 2022, the U.S. government passed the Cyber Incident Reporting for Critical Infrastructure Act of 2022 (“CIRCIA”), which will require companies deemed to be part of U.S. critical infrastructure to report any “substantial” cybersecurity incidents to the Cybersecurity and Infrastructure Security Agency (“CISA”) of the U.S. Department of Homeland Security within 72 hours and ransomware payments within 24 hours. On April 4, 2024, CISA published proposed regulations, defining the scope of application and details around these reporting obligations. The proposed regulations would apply to any entity operating in one of the 16 critical infrastructure sectors (including the financial services sector) as designated by the President that either (i) exceeds the industry specific small business size standard defined under the Small Business Administration’s small business size regulations (the “size-based criterion”), or (ii) falls within one or more specific critical infrastructure sectors or subsectors, including the “financial services sector” (the “sector-based criterion”). CISA currently considers the insurance business to be included in “financial services” for purposes of designated critical infrastructure and Fairfax and/or certain insurance subsidiaries thereof may become subject to CIRCIA requirements — including reporting requirements.
For reporting purposes, the proposed regulations define a substantial cyber incident to include: (i) incidents that lead to the substantial loss of confidentiality, integrity, or availability of systems; (ii) serious impact on the safety and resiliency of operational systems and processes; (iii) disrupt the ability to engage in business operations or deliver services; or (iv) any unauthorized access to systems or nonpublic information that is facilitated or caused by a compromise of a third-party data hosting provider (e.g. cloud provider) or a supply chain compromise. The proposed regulations also establish record retention requirements for background material supporting the filing of the report. The proposed regulations would also give CISA power to subpoena companies it believes are not reporting a substantial cybersecurity incident or ransomware. If CISA believes a company is not appropriately responding to a subpoena, it could refer the matter to the

Department of Justice. Although CIRCIA requires a final rule to be published within 18 months of the publication of the proposed rule (October 4, 2025), CISA announced on September 4, 2025 that it would delay the publication of the final rule to May 2026.
Regulation of Holding Company Systems
While insurance in the U.S. is regulated primarily on a legal-entity basis, the NAIC has increased its focus on risks presented by an insurer’s holding company system. In 2010, the NAIC adopted revisions to the Model Insurance Holding Company System Regulatory Act and the Insurance Holding Company System Model Regulation (together, the “Revised Model Holding Company Act and Regulation”) that include, among other amendments, a requirement for the ultimate controlling person of every insurer to file an enterprise risk report annually. “Enterprise risk” is defined as any activity, circumstance, event or series of events involving one or more affiliates of an insurer that, if not remedied promptly, is likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole. The Revised Model Holding Company Act and Regulation have been substantively adopted in each of our operating insurance subsidiaries’ domiciliary states.
In 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment (“ORSA”) Model Act, which has been substantively adopted in each of our operating insurance subsidiaries’ domiciliary states. The ORSA Model Act requires insurers or their insurance group to conduct an ORSA consistent with a process comparable to the NAIC ORSA Guidance Manual no less than annually and at any time when there are significant changes to the risk profile of the insurer or the insurance group of which the insurer is a member. An ORSA is a confidential internal assessment, appropriate to the nature, scale and complexity of an insurer or insurance group, conducted by that insurer or insurance group of the material and relevant risks associated with the insurer or insurance group’s current business plan, and the sufficiency of capital resources to support those risks. The assessments must be documented in an annual summary report, a copy of which must be submitted to state insurance regulators as required under the applicable laws of each state.
Corporate Governance Annual Disclosure Model Act
The NAIC has adopted the Corporate Governance Annual Disclosure Model Act (“CGAD”). CGAD requires an annual filing by an insurer or insurance group that provides a detailed report on corporate governance structure and policies and procedures. Fairfax submits CGAD filings on behalf of all of its U.S. operating insurance subsidiaries to the Delaware Department of Insurance.
Terrorism Risk Insurance Act
The Terrorism Risk Insurance Act of 2002, as amended (“TRIA”), established a program under which the U.S. federal government will share with the insurance industry the risk of loss from certain acts of terrorism certified as such by the Secretary of the Treasury. The program was most recently extended in 2019 through December 31, 2027. Under the current program (i) the threshold for the program to go into effect (the triggering event) is $200 million in insured losses, (ii) the insurer deductible is 20% of the insurer’s affiliated group’s direct earned premium for the prior year from qualified property and casualty insurance lines, and (iii) the amount that insurers must cover as a whole through co-payments and deductibles, which is known in the industry as the aggregate retention, is $37.5 billion. TRIA is applicable to almost all commercial lines of property and casualty insurance, but excludes commercial auto, burglary and theft, surety, professional liability and farm owners’ multi-peril insurance. Insurers with direct commercial property and casualty insurance exposure in the U.S. are required to participate in the program and make available coverage for certified acts of terrorism. Federal participation will be triggered when the Secretary of the Treasury certifies an act of terrorism.
While the provisions of TRIA and the purchase of certain terrorism reinsurance coverage mitigate our exposure in the event of a large-scale terrorist attack, the risk of severe losses to us from acts of terrorism remains because our effective deductible is significant, certain lines that we write are not covered by TRIA and there is no certainty that future acts of terrorism will be certified as such by the Secretary of the Treasury. There is also no certainty that the program will be extended beyond December 31, 2027, or, if it is extended, that the program will provide coverage in the same amounts and on the same terms. Moreover, regardless of

TRIA, some state insurance regulators do not permit terrorism exclusions for various coverages or causes of loss. Accordingly, we continue to carefully monitor our concentrations of risk.
Possible Legislative, Regulatory and Policy Changes
In recent years, the insurance industry has been subject to increased scrutiny by legislators, regulators and policymakers. As noted above, the NAIC and a number of state legislatures have considered or adopted legislative proposals that alter and, in many cases, increase the authority of state regulators to regulate insurance companies and holding company systems. Additional regulations or new requirements may emerge from activities of various regulatory and policymaking bodies, including the Federal Reserve Board, the Federal Insurance Office, the Financial Stability Oversight Council, the U.S. Department of the Treasury, the Executive Office of the President and the NAIC. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Fairfax and its U.S. operating insurance subsidiaries.
Finally, the ongoing investigations and scrutiny of insurance industry business practices, discussed above, may result in new laws or regulations at the state or federal level. See “Risk Factors — Risk Factors Relating to Our Business — Certain business practices of the insurance industry have been the subject of negative publicity and investigations by government authorities and the subject of class action litigation.”
It is not possible to predict the outcome of any of the foregoing legislative, administrative or congressional activities or the potential effects thereof on us.
Canada
General
Each of our Canadian insurance subsidiaries is federally incorporated under the Insurance Companies Act (“ICA”) and is licensed under insurance legislation in each of the provinces and territories in which it operates.
The ICA and provincial legislation require the filing by our Canadian insurance subsidiaries of annual and other reports on their financial condition and results. The ICA imposes restrictions on transactions with related parties and sets forth requirements governing reserves for actuarial liabilities and the safekeeping of assets and other matters. The ICA is administered, and the activities of our insurance subsidiaries are supervised, by the Office of the Superintendent of Financial Institutions (“OSFI”). OSFI conducts examinations to ensure compliance with the ICA and to confirm the financial condition of the companies.
Investment Powers
Under the ICA, the directors of a federally incorporated insurance company must establish and the insurance company must adhere to investment and lending policies, standards and procedures that a reasonable and prudent person would apply to a portfolio of investments and loans to avoid undue risk of loss and obtain a reasonable return, subject to certain overall limitations on the amount it may invest in certain classes of investments, such as commercial loans, real estate and equities. Additional restrictions (and in some cases, the need for regulatory approvals) limit the nature of an insurance company’s investments.
Capital Requirements
Property and casualty insurers are required to meet a Minimum Capital Test (“MCT”) that assesses the insurer’s capital available to capital required. Federally regulated property and casualty insurers, including our Canadian insurance subsidiaries, must maintain available capital equal to at least the minimum capital requirement. OSFI expects insurers to establish a target capital level above the minimum requirement, and to maintain ongoing capital, at no less than the supervisory target of 150% of the MCT amount. OSFI expects federally regulated property and casualty insurers to establish an internal target capital ratio, and maintain ongoing capital, above the supervisory target. OSFI may, however, on a case-by-case basis, establish in consultation with an insurer an alternate supervisory target based upon the company’s risk profile. The ICA requires property and casualty insurance companies to maintain adequate levels of capital and adequate and appropriate liquidity. The MCT calculates the required capital by reference to, and varying with, the risk characteristics of each category of on and off-balance sheet assets held by the company, the company’s policy liabilities and reinsurance receivable and recoverable. This MCT calculation typically requires the application of quantitative factors to assets, as well as to certain off-balance sheet items, based on a number of prescribed risk components. The calculation of policy liabilities takes into account the risk associated with variations in claims, provisions, possible inadequacy of provisions for unearned premiums, possible inadequacy of provisions for premium deficiencies, and the occurrence of catastrophes. The calculation of reinsurance receivable and recoverable includes the risk of default for recoverables from reinsurers arising from both credit and actuarial risk.
Restrictions on Dividends and Capital Transactions
The ICA prohibits the declaration by the directors of a federally incorporated insurance company, or the payment by the insurance company, of any dividend on shares of an insurance company if there are reasonable grounds to believe the company is, or the payment of the dividend would cause the company to be, in contravention of applicable capital and liquidity requirements. The ICA also requires the directors of an insurance company to notify the Superintendent of Financial Institutions of the declaration of a dividend at least 15 days prior to the date fixed for its payment. Similarly, the ICA prohibits the purchase for cancellation of any shares issued by an insurance company or the redemption of any redeemable shares or other similar capital transactions, if there are reasonable grounds for believing that the company is, or the payment would cause the company to be, in contravention of its applicable capital and liquidity requirements. These latter transactions would also require the prior approval of the Superintendent of Financial Institutions.
Constraints on Shares
The ICA contains certain restrictions on the purchase or other acquisition, issue, transfer and voting of any shares of an insurance company. Pursuant to these restrictions, no person is permitted to acquire shares of any of our Canadian insurance subsidiaries, or to acquire control of a company which holds such an interest, if the acquisition would cause the person to have a “significant interest,” or increase an existing “significant interest,” in any class of shares of the insurance company, unless the prior approval of the Minister of Finance (Canada) is obtained. In addition, no insurance company is permitted to record any transfer or issue of its shares if the transfer or issue would cause the person to have a significant interest, or increase an existing significant interest, in the insurance company and such interest or increase has not been approved by the Minister of Finance (Canada). No person who has a significant interest in such a company may exercise any voting rights attached to the shares held by such person, or entities controlled by that person, unless the prior approval of the Minister of Finance (Canada) is obtained. In certain cases, if a person contravenes any of these restrictions, the Minister of Finance (Canada) may, by order, direct that person to dispose of all or any portion of those shares. For these purposes, a person has a significant interest in a class of shares of an insurance company where the aggregate of any shares of that class beneficially owned by that person, or an entity controlled by that person and by any person associated or acting jointly or in concert with that person, exceeds 10% of all outstanding shares of that class of shares of the company.
Provincial and Territorial Insurance Regulation
Each of our insurance subsidiaries is subject to provincial and territorial regulation and supervision in each of the provinces and territories of Canada in which it carries on business. Provincial insurance regulations deal primarily with the form and content of insurance contracts, the sale and marketing of insurance products, including licensing and supervision of insurance distributors, and the settlement of insurance claims. In the provinces of Alberta, Ontario, New Brunswick, Newfoundland and Labrador, Nova Scotia and Prince Edward Island premium rates for automobile insurance are regulated by public authorities. They require insurers to submit proposed rates to a regulatory body and have them approved before use. While Québec has a public auto insurance system for its base coverage, rates for excess insurance must be approved by the provincial insurance regulator. The approval process may also involve a hearing. Under provincial regulation, insurance contracts are deemed automatically to include certain terms that cannot be changed without the approval of the relevant regulatory authority, as well as certain terms that cannot be changed without statutory or regulatory amendment.

Property and Casualty Insurance Compensation Corporation (“PACICC”)
PACICC was formed to respond to claims by Canadian policyholders and refund certain premiums paid in advance, within limits, in the event of the insolvency of their insurance company. The Canadian property and casualty insurance industry elects the directors of PACICC. PACICC is funded by its member insurance companies, including our Canadian property and casualty insurance subsidiaries.
United Kingdom
General
We are subject to regulation and supervision by the Prudential Regulation Authority (“PRA”) and the Financial Conduct Authority (“FCA”) in relation to the carrying on by certain of our operating subsidiaries of regulated activities in the United Kingdom. We are also subject to regulatory standards set by Lloyd’s of London (“Lloyd’s”) by way of our operations in the Lloyd’s market.
Our U.K. operating subsidiaries include:
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the following Lloyd’s managing agents: (a) Brit Syndicates Limited, which is the managing agent of Syndicates 2987 and 2988; (b) Newline Underwriting Management Limited, which is the managing agent of Syndicate 1218; and (c) Allied World Managing Agency Limited, which is the managing agent of Syndicate 2232; and

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the U.K. branch of Allied World Assurance Company (Europe) dac, an Irish insurance company (“AWAC Europe U.K. Branch”).

This section is principally focused on the application of the U.K. regulatory framework to the Lloyd’s managing agents referenced above (but a number of the requirements also apply to AWAC Europe U.K. Branch, including, for example, the FCA’s conduct of business requirements).
U.K. Regulatory Framework
Dual-regulation by PRA and FCA
The PRA and the FCA are the regulators for persons authorized under the Financial Services and Markets Act 2000 (“FSMA”) to undertake regulated activities in the financial services sector in the United Kingdom. The PRA oversees and is responsible for the micro-prudential regulation of banks, insurers and some large investment firms (the Financial Policy Committee, a sub-committee of the Bank of England, is responsible for macro-prudential regulation in the United Kingdom). The FCA is responsible for conduct of business regulation and market regulation for all authorized firms, and the prudential regulation of firms not authorized by the PRA.
Each of the Lloyd’s managing agents referred to above and AWAC Europe U.K. Branch is authorized and regulated by the PRA as well as having its conduct of business regulated by the FCA, and is, therefore, considered a dual-regulated firm. The PRA and the FCA have extensive powers to supervise and intervene in the affairs of regulated firms, for example, if they consider it appropriate in order to protect policyholders against the risk that the firm may be unable to meet its liabilities as they fall due, that the Threshold Conditions (as defined below) may not be met, that the firm or its parent has failed to comply with obligations under the relevant legislation or rules, that the firm has furnished them with misleading or inaccurate information or that there has been substantial departure from any proposal or forecast submitted to the relevant regulator.
The PRA and the FCA also have the power to take a range of disciplinary and enforcement actions in relation to a breach by a firm of FSMA or the rules made under FSMA as set out in the PRA Rulebook and other guidance and supervisory statements that the PRA may publish from time to time (the “PRA Rulebook”) and in the FCA Handbook of Rules and Guidance (the “FCA Handbook”), respectively. Such disciplinary and enforcement actions may include private censure, public censure, restitution, fines or sanctions and the award of compensation. The PRA (or, where relevant, the FCA) may also cancel or vary (including by imposing limitations on) a Part 4A Permission (described in greater detail below) of a firm.

Lloyd’s of London
The Society of Lloyd’s is itself authorized by the PRA and regulated by the PRA and the FCA, and its senior personnel are required to be approved by the regulators. Lloyd’s regulated activities include arranging deals in contracts of insurance written at Lloyd’s (“the basic market activity”), arranging deals in participations in Lloyd’s syndicates (“the secondary market activity”) and carrying out any activity in connection with, or for the purposes of, these two activities (article 14 of the Financial Services Act 2012 (Transitional Provisions) (Permission and Approval) Order 2013).
The Council of Lloyd’s (“Council”) is the governing body of the Lloyd’s market and under the Lloyd’s Act 1982 (the “1982 Act”), it is responsible for the market’s management and supervision. Under the 1982 Act, the Council has the power to regulate and direct the business of the market, and to make by-laws. Lloyd’s market rules are set out in the by-laws, and in other guidance, codes of conduct, bulletins and principles issued by the Council or under its authority, although regulation of the Lloyd’s market is under the ultimate direction of the PRA and the FCA. On July 2, 2025, Lloyd’s announced that it is proposing a suite of updates to modernize and streamline how its regulatory requirements are presented, maintained and understood across the market. These changes aim to make the Lloyd’s regulatory framework more transparent, easier to navigate, and better aligned with the needs of both current and prospective market participants.
Lloyd’s does not carry on insurance activity itself, but regulates its members doing so. Members of Lloyd’s form and underwrite all insurance business via syndicates which consist of one or more such members. Lloyd’s supervises its own members (including in relation to setting the amount of capital required to be provided by each member to support its underwriting liabilities) under the direction of the PRA and the FCA. Members are not required to be authorized under FSMA, but must abide by the Lloyd’s rules, which means that the PRA and the FCA indirectly regulate members (given that Lloyd’s itself is a dual-regulated firm). Under sections 316 and 318 of FSMA, the PRA and the FCA can give directions to Lloyd’s or its members in order to advance one or more of their statutory objectives, for example by imposing particular rules on members. Lloyd’s has a memorandum of understanding with the PRA and the FCA to assist with cooperation in supervision and enforcement.
As regards to prudential requirements, the rules in the Solvency II UK Firms section of the PRA Rulebook apply to Lloyd’s and its managing agents as a whole, with some modifications (see “Prudential and Capital Requirements” below).
Syndicates are managed by managing agents who are authorized by the PRA and regulated by the PRA and the FCA.
Regulation of Lloyd’s Managing Agents
Part 4A Permissions
Under section 19 of FSMA, it is unlawful to carry on the regulated business of being a Lloyd’s managing agent in the United Kingdom without permission to do so from the PRA under Part 4A of FSMA (“Part 4A Permission”). A Lloyd’s managing agent will hold permissions for managing the underwriting capacity of a Lloyd’s syndicate as a managing agent at Lloyd’s, and usually also for insurance distribution activities such as dealing in investments as agent, arranging, advising on investments, and assisting in the administration and performance of contracts of insurance. Each of the above managing agents hold permissions for managing the underwriting capacity of a Lloyd’s syndicate and one or more of the insurance distribution activities.
At the point of authorization (on the granting of Part 4A Permissions) and at all times thereafter, managing agents must meet specified conditions which are set out in Schedule 6 of FSMA (“Threshold Conditions”).
The PRA and the FCA each have their own sets of Threshold Conditions and, as dual-regulated firms, the managing agents must comply with both. The Threshold Conditions relate to matters including the adequacy of the firm’s financial and other resources and whether a firm is a fit and proper person to conduct its regulated activities, having regard to all the circumstances (including whether the firm’s affairs are conducted soundly and prudently).

When granted, a Part 4A Permission will specify: (i) a description of the activities the managing agent can carry on, including any limitations on the scope of the permission; (ii) the specified investments to which the permission relates; and (iii) requirements imposed in relation to the permission to require the managing agent to take, or to refrain from taking, specified action. These requirements may relate to a range of matters, including the scope of a managing agent’s business, capital, liquidity and interactions with affiliates. Once authorized, in addition to continuing to meet the Threshold Conditions, managing agents must comply with the requirements of the PRA Rulebook and the FCA Handbook that apply to them.
Additionally, a managing agent needs the permission of Lloyd’s to manage a syndicate.
A managing agent must also obtain prior approval from the PRA or the FCA (depending on the function in question) for any individual who carries on one or more specified “controlled functions,” such as executive or non-executive directors and persons responsible for risk management, internal audit or compliance. The controlled functions of managing agents specified by the PRA and the FCA are known as senior management functions (“SMFs”). The relevant regulator will only approve an individual if it is satisfied that such individual is “fit and proper” to perform the SMF in question, including by reference to the person’s honesty, integrity and reputation, competence and capability for the roles that the person is to assume in the firm and his or her financial soundness. The PRA and/or the FCA’s assessment of fitness and propriety may include an interview of the candidate to perform a SMF.
The managing agents must carry out ongoing assessments of fitness and propriety in relation to all SMF holders. Individuals performing SMFs are subject to a duty of responsibility in accordance with FSMA and can be held accountable if they fail to take “reasonable steps” to prevent regulatory breaches. Each SMF holder will have a statement of responsibilities showing what they are responsible for within the business. These responsibilities will be set out alongside reporting lines in a “Responsibilities Map” which is available to the regulators.
Individuals who do not hold SMFs but whose role means that they have the potential to cause harm to either the relevant managing agent or its customers must be certified by the managing agent in question as fit and proper to perform their role. Such roles are “Certification Functions” and include those functions that are considered to be Key Functions under the Solvency II Directive (as implemented into law in the United Kingdom).
All staff in each of the managing agents, save for those who are in roles such as catering or security (where they cannot pose a risk to the business or its customers), must comply with individual conduct rules. SMF holders must comply with additional conduct rules relating to regulatory objectives.
Prudential and Capital Requirements
As noted above, we principally operate in the United Kingdom through the Lloyd’s market. Lloyd’s capital structure, often referred to as the “chain of security,” is intended to provide a high degree of security for policyholders. There are three parts to the “chain of security”:
(i)
Syndicate level assets:   The insurance premiums that are collected by members and held in a premium trust fund for the benefit of policyholders whose contracts are underwritten by the syndicate. These monies are the first resource used for paying claims made by the members’ policyholders from that syndicate.

(ii)
Funds at Lloyd’s:   Each member must provide capital to support its underwriting at Lloyd’s. This capital is held in trust as a buffer to back up each member’s underwriting liabilities in each syndicate in which it is a member. The amount of capital to be provided by each member is determined by reference to the rules on the Solvency Capital Requirement (“SCR”) contained in the Solvency II UK Firms section of the PRA Rulebook, which apply to Lloyd’s and to its managing agents. Lloyd’s requires managing agents to determine the SCR on an ultimate basis (“uSCR”) for each syndicate they manage (described in greater detail below). Lloyd’s then applies an “Economic Capital Uplift” to each uSCR and the resulting figure is used to calculate each member’s capital resources requirement in proportion to its share of each syndicate of which it is a member. Details of how a member’s capital requirement is calculated are set out in the Lloyd’s Membership & Underwriting Conditions and Requirements: Funds at Lloyd’s.

(iii)
Mutual assets (Central Fund and callable layer):   Members make annual contributions to the Central Fund which can be used to pay out in relation to the claims against any member who fails to meet its insurance liabilities in full. In addition, this is supplemented by a “callable layer” of up to 5% of members’ overall premium limits which Lloyd’s can call upon to meet claims.

When calibrating the SCR, Lloyd’s is required to include, in addition to the risks impacting its members, all quantifiable risks to which Lloyd’s itself is exposed, including risks to its central assets and central liabilities. Lloyd’s and its managing agents must also comply with requirements to conduct own risk and solvency assessments and to report, as set out in, respectively, the Conditions Governing Business and the Reporting parts of the Solvency II UK Firms section of the PRA Rulebook.
As dual-regulated firms in their own right, managing agents are under an obligation to manage the syndicate assets and the insurance business carried on by members of the syndicate in accordance with the Solvency II UK Firms section of the PRA Rulebook. This requires managing agents to ensure that the financial resources for each syndicate they manage and the capital resources at syndicate level are adequate, and that they establish and maintain systems and controls for the management of prudential, credit, market, operational and insurance risks for each syndicate.
Managing agents must calculate capital resources at syndicate level under the rules in the Solvency II UK Firms section of the PRA Rulebook and, in particular, must calculate an SCR for each syndicate (which captures the risks that will emerge over the next 12 months) and a uSCR (to capture potential adverse developments which may arise until all liabilities have been paid). The SCR and uSCR take into account the risks, controls and financial resources available to each syndicate, and are notified to Lloyd’s periodically.
Managing agents are also subject to their own regulatory capital requirements, comprising both a minimum qualifying capital requirement and minimum net asset requirement.
Conduct of Business
The FCA’s conduct of business requirements for managing agents can be found in the Insurance: Conduct of Business Sourcebook of the FCA Handbook (“ICOBS”). These rules regulate the day-to-day conduct of business standards to be observed by managing agents involved in insurance distribution activities and/or the activity of managing the underwriting capacity of a Lloyd’s syndicate (these are supplemented by Lloyd’s own rules, including certain principles in respect of customer outcomes). Although the scope and range of obligations imposed by the ICOBS rules vary according to the scope of the firm’s business and the nature of its clients, generally the rules include the need to provide clients with information about the firm, meet certain standards of product disclosure, ensure that promotional materials are clear, fair and not misleading, assess suitability when advising on certain products, manage conflicts of interest, report appropriately to clients and provide certain protections in relation to client assets. The rules in ICOBS were amended with effect from October 1, 2018 to implement Directive 2016/97/EU (the “Insurance Distribution Directive”). The key changes brought about by the Insurance Distribution Directive included the introduction of: (i) an overarching requirement to act in a customer’s best interest; (ii) additional requirements to ensure that individuals who sell insurance are fit and proper (including new continuing professional development standards); (iii) a requirement for distributors to have in place product governance processes to ensure that policies are designed for their target audience; and (iv) information disclosure requirements providing for the delivery of simple, standardized policy summary documentation to retail customers. In addition, the Insurance Distribution Directive removed “introducing” as a regulated activity.
In July 2022, the FCA published policy statement “PS 22/9: A New Consumer Duty,” setting out a new consumer duty which is intended to: (a) have a significant impact on how firms (including insurers and insurance intermediaries) interact with retail customers; and (b) set higher expectations for the standard of care firms give to such customers over the lifecycle of their products. The consumer duty is consistent with the FCA’s continuing focus on outcomes for consumers (e.g., that they are sold products that provide valuable benefits at an appropriate price, that they receive the service and support promised or to be reasonably expected and that there are no barriers to them cancelling or deciding not to renew). Firms need to be able to demonstrate how their business models, the actions they take and their culture are focused on delivering good customer outcomes. The FCA believes that an outcome focused approach will also have benefits for firms as it will give them ‘greater flexibility to adapt and innovate.’ Firms have been required to apply the consumer duty to: (a) new and existing products and services that are open to sale (or renewal), since July 31, 2023; and (b) products and services held in closed books, since July 31, 2024.
Customer Complaints and Compensation
Lloyd’s itself and managing agents are under the compulsory jurisdiction of the Financial Ombudsman Service (“FOS”) which has been set up under FSMA. Authorized firms must have appropriate complaints handling procedures but, where these are exhausted, the FOS provides for dispute resolution in respect of complaints brought by eligible complainants.
The FOS is available to eligible complainants in addition to their right to bring a claim in the courts. If the FOS determines a dispute in favor of a complainant, it has the power to order a firm to pay compensation for any loss or damage it caused to the complainant, or to direct a firm to take such steps in relation to the complainant as the FOS considers just and appropriate, irrespective of whether a similar award could be made by a court. The FOS is mainly funded by levies and case fees payable by firms falling within the jurisdiction of the FOS.
The Financial Services Compensation Scheme (“FSCS”) is established under FSMA and may provide compensation to certain categories of customers who suffer losses as a consequence of the inability of a regulated firm to meet its liabilities arising from claims made in connection with regulated activities. The FSCS is funded by means of levies on all of its participating financial services firms, including Lloyd’s. On July 15, 2025, HM Treasury published a consultation paper on the operation of the FOS, focusing on how the FOS addresses consumer complaints (the principal aim of the consultation is to stop the FOS acting as a quasi-regulator and to ensure that it is properly performing its role as a simple, impartial dispute resolution service). Concurrently, the FCA and the FOS published a consultation paper on proposals to modernize the redress system in the U.K.
Money Laundering and Other Financial Crime
All FSMA authorized firms are required to undertake certain administrative procedures and checks, which are designed to prevent money laundering. The FCA Handbook contains rules which require firms to establish and maintain effective systems and controls for countering the risk that the firm might be used to further financial crime. For these purposes, financial crime includes any offence involving fraud or dishonesty, misconduct in, or misuse of information relating to, a financial market or handling the proceeds of crime, as well as bribery and corruption offences. One of the FCA’s statutory objectives is to protect and enhance the integrity of the U.K. financial system which includes, among other things, reducing the opportunity for the U.K. financial system to be used for purposes connected with financial crime.
Qualifying Parent Undertaking
The PRA and the FCA have the power, in certain circumstances, to give directions to certain “qualifying parent undertakings” of U.K. authorized firms, even where those parent undertakings are not themselves regulated, provided that the parent undertaking is incorporated in the United Kingdom or has a place of business in the United Kingdom. This power of direction allows the PRA or the FCA to direct the parent to take, or refrain from taking, specified action or to remedy past actions in prescribed circumstances.
Change of Control of Authorized Firms
Under section 178 of FSMA, if a person intends to acquire or increase “control” over a PRA-authorized firm (including a Lloyd’s managing agent), it must first notify and get prior approval from the PRA before becoming a “controller” or increasing its level of control above certain thresholds. A person must also notify the PRA when the transaction that results in this acquisition or increase of control takes place.
A proposed “controller” for the purposes of the change of control regime is any natural or legal person (whether alone or “acting in concert” with other persons) who decides to acquire or increase, directly or indirectly, his, her or its control over a U.K. authorized firm.
“Control” over a PRA authorized firm is acquired if the acquirer:
•
holds 10% or more of the shares or voting rights in that company or in its (direct or indirect) parent undertaking; or

•
is able to exercise significant influence over the management of the firm by virtue of the acquirer’s shares or voting power in the company or its (direct or indirect) parent undertaking.

Increases of control of a PRA authorized firm require the consent of the PRA where they reach the thresholds of 20%, 30% and 50% of the shares or voting power in the firm or its parent. Reducing or proposing to reduce control below the relevant threshold also gives rise to an obligation to notify the PRA.
Breach of the notification and approval regime is a criminal offence.
The approval of Lloyd’s is also required in relation to the change of control of a Lloyd’s managing agent or member. Broadly, Lloyd’s applies the same tests in relation to control as are set out in FSMA and, in practice, where the application relates to a managing agent, coordinates its approval process with that of the PRA.
The same approval process applies in respect of FCA authorized firms. However, for FCA authorized firms that are non-Directive firms (e.g., non-MiFID firms, general insurance intermediaries, full permission consumer credit firms and home finance providers), the FSMA (Controllers) (Exemption) Order 2009 provides that there is only one threshold and control band of 20% or more.
Financial Services and Markets Act 2023
The Financial Services and Markets Act 2023 (the “2023 Act”) received Royal Assent on June 29, 2023.
The 2023 Act permits the revocation of all retained European Union law relating to financial services, including the Solvency II Directive and the Insurance Distribution Directive, although such revocation will only take effect once regulators have drafted and consulted on replacement rules and are ready to enforce them.
Other changes implemented by the 2023 Act include:
(i)
a new statutory objective for the PRA and FCA requiring them to act in a way which facilitates the long-term growth and international competitiveness of the U.K. economy; and

(ii)
a requirement for the regulators to consider the sustainable growth in the U.K. economy in the medium or long term in a manner consistent with the United Kingdom’s net zero emissions commitments.

In parallel with the 2023 Act, HM Treasury and the PRA consulted on proposed reforms to the Solvency II Directive regime in April 2022, June 2023 and September 2023 and such reforms have now been fully implemented. These reforms include a reduction in the risk margin required to be held by insurers and a reduction in the reporting and administrative burdens to which U.K. insurers were previously subject. Of particular note to Fairfax’s business is the removal of the requirements for U.K. branches of foreign insurers (such as AWAC Europe U.K. Branch) to calculate branch capital requirements and to hold local assets to cover them.
Other changes implemented by the 2023 Act include:
(i)
changes to operational resilience requirements. Operational resilience is a key focus area for regulators in the United Kingdom and in Europe. In the United Kingdom, the FCA and the PRA published final rules and policy on operational resilience in 2022 requiring firms to perform mapping and testing in relation to their operational resilience. In Europe, the Digital Operational Resilience Act came into force on January 17, 2025; and

(ii)
a focus on the commercial insurance market. On July 29, 2024, the FCA issued a discussion paper (DP24/1: Regulation of Commercial and Bespoke Insurance) which set out proposals focused on attempting to ensure an appropriate balance between consumer protection and competitiveness in the commercial insurance market.

Other Relevant Issues for the Insurance Sector in the United Kingdom
Passporting
Firms authorized in a European Economic Area (“EEA”) state to carry on activities regulated under one of the relevant directives emanating from the European Union (the “Single Market directives”) are entitled to carry on those regulated activities in any other EEA state without needing to become directly authorized by the regulator of the host EEA state. This is known as “passporting” and can involve either the setting up of an establishment in the host EEA state or the provision of cross-border services. The Solvency II Directive is, for example, a Single Market directive. Whilst the United Kingdom was part of the EEA, Brit Syndicates Limited had permission from the PRA to exercise passporting rights out of the United Kingdom and into other EEA states.
The United Kingdom left the European Union at 23:00 (Greenwich Mean Time) on January 31, 2020. Prior to this date, the European Union (Withdrawal Agreement) Act 2020 (the “Withdrawal Act”) entered into law in the United Kingdom on January 23, 2020. The Withdrawal Act provided for an “implementation period,” during which time existing arrangements between the United Kingdom and European Union would continue to apply, until December 31, 2020 (and, during that period, U.K. firms were able to continue to benefit from their passporting permissions). Following December 31, 2020, U.K. firms are no longer able to exercise passporting rights. To enable clients with EEA business to continue to access the Lloyd’s market, Lloyd’s has established a subsidiary in Belgium, Lloyd’s Insurance Company S.A. (“Lloyd’s Europe”), which is authorized by the National Bank of Belgium (“NBB”), regulated by the NBB and the Financial Services and Markets Authority in Belgium and benefits from passporting permissions in all EEA states. Lloyd’s Europe can accept risks and issue policies via Lloyd’s Europe registered brokers, service companies and coverholders. All Lloyd’s Europe policies are then 100% reinsured back to Lloyd’s syndicates (each risk bound by Lloyd’s Europe is allocated to a relevant syndicate), meaning that clients will benefit from Lloyd’s chain of security (as described above). This structure enables the members of Syndicate 2987, Syndicate 2988, Syndicate 1218 and Syndicate 2232 to continue to have an interest in EEA business (albeit as reinsurers rather than direct insurers). For completeness, we note that all of Lloyd’s historic general insurance EEA business was transferred from Lloyd’s to Lloyd’s Europe with effect from December 30, 2020 pursuant to Part VII of FSMA (including any EEA business of the members of Syndicate 2987, Syndicate 2988, Syndicate 1218 and Syndicate 2232 — such business was subsequently 100% reinsured by the members of the relevant syndicate).
With regard to EEA firms (such as AWAC Europe U.K. Branch) carrying on business in the United Kingdom, HM Treasury legislated for a temporary permissions regime (“TPR”) that took effect from the end of the implementation period referred to above. The aim of the TPR was to allow firms that wished to continue carrying on business in the United Kingdom in the longer term to operate in the United Kingdom for a limited period after the passporting regime ended while they sought full authorization from U.K. regulators. Under the TPR, a firm that was previously authorized to carry on regulated activities in the United Kingdom on a freedom of establishment or freedom of services basis was able to obtain a deemed permission to carry on those activities for a maximum of three years from the end of the implementation period, subject to HM Treasury’s power to extend the duration of the regime by increments of 12 months. AWAC Europe U.K. Branch previously benefited from the TPR but exited the TPR, on July 13, 2023 upon receiving authorization for its U.K. branch to become a U.K. branch of an international insurer.
Ogden Tables
Our insurance business in the United Kingdom includes insurance of liability for personal injury. Where a personal injury claim is determined or settled with a lump sum payment, the payment is calculated in accordance with the “Ogden Tables.” The Ogden Tables contain a discount rate that is set by the U.K. government and is applied when calculating the present value of loss of earnings for claims settlement purposes. A change in the discount rate used in the Ogden Tables impacts all relevant claims settled after that date, regardless of whether the insurance to which the claim relates was priced on that basis or not (or occurred after that date or not). A reduction in the Ogden discount rate increases lump sum payments to personal injury claimants, and in consequence the amount of reserves required to be held by insurers in relation to outstanding claims. The U.K. Government recently aligned the Ogden discount rate in England and Wales, Scotland and Northern Ireland at 0.5%.
Data protection
The United Kingdom and the European Union are subject to data protection laws, which regulate the obtaining and use of personal data relating to living individuals. As a result of leaving the European Union, the key data protection laws of the United Kingdom are the U.K. General Data Protection Regulation

(“UK GDPR”), supplemented by the Data Protection Act 2018. The UK GDPR currently aligns with the European Union’s GDPR (“EU GDPR”), which applies across the EEA (also supplemented by national data protection laws), which has applied since May 25, 2018. The UK GDPR or EU GDPR (as applicable) applies to everyone working in Fairfax’s businesses in the EEA and the United Kingdom, as well as Fairfax’s businesses outside the EEA or the United Kingdom that provide services to or monitor individuals (including customers) in the EEA or the United Kingdom (as applicable) as a result of the extraterritorial application of these laws. The UK GDPR and/or EU GDPR require, among other things, businesses to: (a) process personal data fairly, lawfully and transparently, for specified and legitimate purposes and in accordance with data minimization; (b) store personal data no longer than needed; (c) adequately protect personal data; and (d) demonstrate compliance. Businesses are also required to perform data protection impact assessments on a mandatory basis when undertaking high risk data processing activities, and to respond to requests to exercise rights granted to individuals in respect of their personal data including to allow individuals to request access to their data, the erasure/correction of their data and data portability (in some cases subject to certain restrictions).
The UK GDPR and EU GDPR prohibit companies from transferring personal data from inside the EEA or the United Kingdom to countries that are outside the EEA or the United Kingdom that are not considered to provide “adequate” protections to personal data unless an export solution is in place or a derogation is used. Countries considered to be “adequate” are Andorra, Argentina, Canada (commercial organizations only), Faroe Islands, Guernsey, Isle of Man, Israel, Japan (private-sector organizations only), Jersey, New Zealand, the Republic of Korea, Switzerland, the United States (only commercial organizations participating in the EU-US Data Privacy Framework (“DPF”)) and Uruguay. The United Kingdom is also considered “adequate” under the EU GDPR in respect of transfers from the EEA, and the EEA is considered “adequate” under the UK GDPR in respect of transfers from the United Kingdom.
In July 2020, a European Court of Justice decision (“Schrems II”) invalidated one of the primary methods for transferring personal data to the United States at the time (Privacy Shield) and placed additional conditions on the use of the main alternative export solution, the Standard Contractual Clauses (the “SCCs”) (which could also be relied upon for transfers of personal data subject to the UK GDPR, if used alongside an addendum approved by the U.K. Information Commissioner’s Office). On July 10, 2023, the European Commission also adopted an “adequacy decision” in relation to the DPF, which enables the transfer of personal data from the EEA to DPF-certified U.S. organizations without using the SCCs or other export mechanisms and replaces the transfer mechanism from the European Union to companies in the United States that was invalidated by the Schrems II decision. Transfers can also be made from the United Kingdom to DPF-certified US organizations without using the SCCs or other export mechanisms, provided that the U.S. organization has certified to the “UK Extension” of the DPF.
National data protection authorities have increased enforcement powers under the EU GDPR and UK GDPR (which provide for maximum fines for non-compliance of the higher of €20 million/£17.5 million and four per cent of an organization’s worldwide turnover). In recent years, enforcement has been particularly focused on issues such as inadequate security resulting in personal data breaches, the sending of unsolicited marketing communications (especially in the United Kingdom), and the retention of data for excessive periods of time. Alongside the EU GDPR and UK GDPR, the rules surrounding the sending of electronic marketing communications and the use of cookies (and similar tracking technologies) are governed by the -e-Privacy Directive, which has been implemented at a local level across each EU Member State and in the United Kingdom as the Privacy and Electronic Communications Regulations (commonly known as “PECR”). Under the DUAA (defined below), fines for non-compliance under PECR are now also aligned with the UK GDPR.
The concept of accountability is at the heart of the data protection regime, meaning that companies need to be able to demonstrate that they have implemented a compliance program that reflects and enables them to meet the legal requirements for processing of personal data in the EEA and/or the United Kingdom.
On June 19, 2025, the UK’s Data (Use and Access) Act (“DUAA”) received Royal Assent. The DUAA enacts changes to the U.K.’s data protection regime. Most of the changes described herein require a statutory instrument to bring them into force.
Key changes to note are as follows: (a) controllers must facilitate the making of complaints by data subjects; (b) provisions relating to the re-purposing of personal data are clarified and expanded; (c) the default prohibition on automated decision making with legal/significant effects has been lifted and additional safeguards added to balance this change; (d) a new “recognized legitimate interests” lawful basis has been added to the UK GDPR; and (e) the provisions on international transfers incorporate the Information Commissioner’s Office’s (“ICO”) risk-based approach into statute. Under the DUAA, the ICO’s powers are also enhanced (powers to request documents, reports from ‘approved persons’ and requiring individuals to attend interviews).
Regulators are also increasingly focused on artificial intelligence (“AI”). In the United Kingdom, this focus is currently on the ways in which risks associated with the deployment of AI can be assessed in the context of existing laws, including the UK GDPR and requirements around treating customers fairly, with a clear focus on conducting risk assessments on the use of AI. In the EU, alongside a focus on assessment and compliance with existing laws, further laws are also now in force — most notably, the EU AI Act which applies from February 2, 2025. The current and emerging regulatory regimes will require increased assessments of AI solutions and failure to comply with relevant requirements in relation to the deployment of AI may result in regulatory fines, damages claims and reputational damage.
Business interruption test case
Our insurance business in the U.K. includes insurance of business interruption risks. In May 2020, the FCA announced its intention to bring a test case in the High Court of England and Wales to seek legal clarity about the meaning and effect of selected business interruption insurance policy wordings in the context of COVID-19 claims. The FCA provided a representative sample of business interruption policies to the High Court and asked it to determine whether on the basis of certain agreed and assumed facts: (a) the policies provide cover in principle; and (b) the policyholders of the policies can establish the necessary causal link (as a matter of the application of the law and the wording of the policies) between the assumed losses sustained by policyholders and any relevant peril, event or circumstance that is covered by relevant terms in the policies. The hearing took place in late July 2020 and judgment was handed down at first instance on September 15, 2020 (FCA v Arch Insurance (UK) Ltd and others [2020] EWHC 244).
In January 2021, the UK Supreme Court handed down judgment on appeal which was ‘leapfrogged’ from the decision of the High Court (FCA v Arch Insurance (UK) Ltd and others [2021] UKSC 1). The judgment is legally binding on the insurers that were parties to the case in respect of interpreting the business interruption policy wordings considered. The decision provides persuasive guidance for the interpretation of similar policy wordings and claims that can be taken into account by the court, the FOS and the FCA. The FCA has also introduced new guidance setting out its expectation that insurers should apply the judgment in assessing or reassessing all outstanding or rejected claims and complaints that may be affected by the test case (except those that have been referred to the FOS). The FCA has estimated that the judgment affects around 370,000 policyholders who are able to recover losses relating to business interruption due to COVID-19, but the implications of the decision go beyond the pandemic and will impact other business interruption claims. The judgment has changed the law in respect of various terms applied in business interruption policies such as trends clauses with the effect that higher settlement figures should be anticipated.
Bermuda
General
Our Bermuda licensed insurers and reinsurers are subject to the Insurance Act 1978 of Bermuda and the applicable rules and regulations promulgated thereunder, each as amended (the “Bermuda Insurance Act”). The Bermuda Insurance Act imposes solvency and liquidity standards as well as auditing and reporting requirements on Bermuda insurers and reinsurers. It also empowers the Bermuda Monetary Authority (“BMA”) to supervise, investigate and intervene in the affairs of these entities. There are a number of remedial actions available to the BMA in order to protect the public interest if the BMA determines that a Bermuda insurer or reinsurer may become insolvent or that a breach of the Bermuda Insurance Act or of any of the conditions of registration on a Bermuda insurer or reinsurer has occurred or is about to occur.
Our material Bermuda (re)insurer is registered as a Class 4 (re)insurer under the Bermuda Insurance Act.
In addition to maintaining a principal office in Bermuda and appointing specified officers, the summary below comprises the material aspects of the insurance regulatory framework in Bermuda applicable to Class 4 (re)insurers under the Bermuda Insurance Act with which our material Bermuda (re)insurer must comply.

Solvency and Capital Standards
The Bermuda Insurance Act provides that the value of the statutory assets of a (re)insurer must exceed the value of its statutory liabilities by an amount greater than its prescribed minimum solvency margin (“MSM”). The MSM that must be maintained by a Class 4 (re)insurer is the greater of:
(i)
$100,000,000;

(ii)
50% of net premiums written (with a credit of reinsurance ceded not exceeding 25% of gross premiums);

(iii)
15% of net losses and loss expense reserves; or

(iv)
25% of the (re)insurer’s enhanced capital requirement.

Class 4 (re)insurers are also required to maintain available statutory economic capital and surplus equal to or in excess of their “enhanced capital requirement” (“ECR”) as determined by the BMA under the Bermuda Solvency Capital Requirement model (the “BSCR model”). The BSCR model is a risk-based capital model that establishes an enhanced capital requirement and total capital level by taking into account risk characteristics specific to an insurer’s or reinsurer’s business. The BMA also has established a target capital level (“TCL”) equal to 120% of the (re)insurer’s ECR. The TCL serves as an early warning tool for the BMA and failure to maintain statutory capital at least equal to the TCL will likely result in increased regulatory oversight.
Liquidity
The Bermuda Insurance Act also prescribes a minimum liquidity ratio (“MLR”) for Class 4 (re)insurers. A Class 4 (re)insurer is required to maintain the value of its relevant assets at not less than 75% of its relevant liabilities. Relevant assets include cash and time deposits, quoted investments, unquoted bonds and debentures, first liens on real estate, investment income due and accrued, accounts and premiums receivable, reinsurance balances receivable, funds held by ceding reinsurers and any other assets which the BMA, on application in any particular case made to it with reasons, accepts in that case.
There are certain categories of assets which, unless specifically permitted by the BMA, do not automatically qualify as relevant assets, such as unquoted equity securities, investments in and advances to affiliates and real estate, and collateral loans.
The relevant liabilities are total general business insurance reserves and total other liabilities less deferred income taxes and letters of credit, guarantees and other instruments.
Eligible Capital
Our material Bermuda (re)insurer is required to disclose the makeup of its capital under a “three-tiered capital system.” Under this system, capital instruments are classified as either “basic” or “ancillary” capital, and are further classified into one of three tiers based on “loss absorbency” characteristics, as prescribed in the Insurance (Eligible Capital) Rules 2012, as amended (the “Eligible Capital Rules”). Highest quality capital is classified as Tier 1 Capital; lesser quality capital is classified as either Tier 2 Capital or Tier 3 Capital. Under this regime, up to certain specified percentages of Tier 1, Tier 2 and Tier 3 Capital (as specified in the Eligible Capital Rules) may be used to support a Class 4 (re)insurer’s MSM, ECR and TCL.
Restrictions on Dividends and Distributions
As a Class 4 (re)insurer, our material Bermuda (re)insurer is prohibited from declaring or paying dividends if it is, or if the declaration or payment of such dividend would cause it to be, in breach of its MSM, MLR or ECR. Moreover, where a Class 4 (re)insurer fails to meet its MSM or MLR on the last day of any financial year, it will be prohibited from declaring or paying any dividends during the next financial year without the prior approval of the BMA.
In addition, as a Class 4 (re)insurer, our material Bermuda (re)insurer is prohibited from declaring or paying in any financial year dividends of more than 25% of its total statutory capital and surplus (as shown in its previous financial year’s statutory balance sheet) unless it files (at least seven days before payment of such dividends) an affidavit with the BMA stating the declaration of the dividends has not caused the (re)insurer to fail to meet its MSM and MLR.
Additionally, under the Companies Act 1981 of Bermuda, no Bermuda company may declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (a) the company is, or would after the payment, be, unable to pay its liabilities as they become due, or (b) the realizable value of its assets would thereby be less than its liabilities.
Reduction of Capital
No Class 4 (re)insurer may reduce its total statutory capital by 15% or more, as set out in its previous year’s financial statements, unless it has received the prior approval of the BMA. Total statutory capital consists of the insurer’s paid-in share capital, its contributed surplus (sometimes called additional paid-in capital), and any other fixed capital designated by the BMA as statutory capital (such as letters of credit).
A Class 4 (re)insurer seeking to reduce its statutory capital by 15% or more, as set out in its previous year’s financial statements, is also required to submit an affidavit to the BMA stating that the proposed reduction will not cause the insurer to fail its relevant margins and such other information as the BMA may require.
Insurance Code of Conduct
Our material Bermuda (re)insurer must comply with the BMA’s Insurance Code of Conduct (the “Bermuda Insurance Code”), which prescribes the duties, standards, procedures and sound business principles with which all companies registered under the Bermuda Insurance Act must comply.
Failure to comply with the requirements of the Bermuda Insurance Code will be taken into account by the BMA in determining whether an insurer is conducting its business in a sound and prudent manner as prescribed by the Bermuda Insurance Act and may result in the BMA exercising its powers of intervention and investigation (see below) and will be a factor in calculating the operational risk charge under the insurer’s BSCR or approved internal model (as applicable).
Cyber Code of Conduct
Our material Bermuda (re)insurer must comply with the Insurance Sector Operational Cyber Risk Management Code of Conduct (the “Cyber Risk Code”), which prescribes the duties, requirements, standards, procedures and principles with which all companies registered under the Bermuda Insurance Act must comply. The Cyber Risk Code is designed to promote the stable and secure management of information technology systems of regulated entities and requires that all regulated entities implement their own technology risk program, determine what their top risks are and develop an appropriate risk response. This requires, inter alia, all regulated entities to develop a cyber risk policy that is to be delivered pursuant to an operational cyber risk management program and appoint an appropriately qualified member of staff or outsourced resource to the role of Chief Information Security Officer. The role of the Chief Information Security Officer is to deliver the operational cyber risk management program.
It is expected that the cyber risk policy will be approved by the regulated entity’s board of directors at least annually. The BMA will assess a regulated entity’s compliance with the Cyber Risk Code in a proportionate manner relative to the nature, scale and complexity of its business. While it is acknowledged that some regulated entities will use a third party to provide technology services and that they may outsource their IT resources (for example, to an insurance manager where applicable), when so outsourced, the overall responsibility for the outsourced functions will remain with the regulated entity’s board of directors. Failure to comply with the requirements of the Cyber Risk Code will be taken into account by the BMA in determining whether a regulated entity is conducting its business in a sound and prudent manner as prescribed by the Bermuda Insurance Act and may result in the BMA exercising its powers of intervention and investigation.

Recovery Planning
The Insurance (Prudential Standards) (Recovery Plan) Rules 2024, as amended (the “Recovery Plan Rules”) became effective on 1 May 2025. The Recovery Plan Rules require every Class 3A, Class 3B, Class 4, Class C, Class D and Class E (re)insurer or an insurance group, which is determined by the BMA to be economically important, systematically significant or at risk of posing a threat to the financial stability of Bermuda should they fail, to prepare a recovery plan in accordance with the Recovery Plan Rules. In making such determination, the BMA will have regard to any or all of the following matters:
(i)
Whether the insurer carries on domestic business;

(ii)
Whether the insurer has a three-year rolling average total assets of at least $10 billion;

(iii)
Whether the insurer has a three-year rolling average total gross written premiums of at least $5 billion;

(iv)
Whether the insurer is subject to enhanced supervisory monitoring by the BMA or any relevant supervisory authority; and

(v)
Whether the BMA is the group-wide supervisor of the insurance group.

Where the BMA has determined that a (re)insurer is in scope of the Recovery Plan Rules, the BMA will provide written notice of such determination to the (re)insurer.
In determining the scope and requirements of a recovery plan to be prepared by a (re)insurer, the BMA will take into consideration the class of registration, size or market share, external and internal interconnectedness, complexity, business model, risk profile, substitutability and cross-border activities of the (re)insurer.

DESCRIPTION OF THE NOTES
As used under this heading “Description of the Notes,” the terms “Fairfax,” “Company,” “we,” “us” and “our” refer only to Fairfax Financial Holdings Limited, and not its subsidiaries. The Company issued each series of the Initial Notes under an indenture, dated as of December 1, 1993, as supplemented and amended by the first supplemental indenture dated May 9, 2011, the Third Supplemental Indenture and the sixth supplemental indenture dated May 20, 2025 (collectively, the “Indenture”), among the Company, The Bank of New York Mellon, as successor U.S. trustee (the “United States trustee” or the “trustee”), and Computershare Advantage Trust of Canada, as successor Canadian trustee (the “Canadian trustee” and, together with the United States trustee, the “trustees”) in private transactions that were not subject to the registration requirements of the Securities Act or the requirement to qualify the Initial Notes by prospectus or otherwise under Canadian securities legislation. The Company has agreed to offer to exchange the Initial Notes of each series for new issues of substantially identical series of debt securities (as previously defined as the Exchange Notes) registered under the Securities Act. The issuance of the Exchange Notes in this offering (together with any Initial Notes that are not tendered and accepted for purchase) will be limited to (i) $500 million in respect of the 2035 Notes and (ii) $400 million in respect of the 2055 Notes. The Exchange Notes, together with any Initial Notes that remain outstanding after the closing of the Exchange Offers, are referred to herein as the “Notes”. References herein to “Notes of a series” and similar expressions refer to either or both of (i) 2035 Notes, and (ii) the 2055 Notes, as applicable, which are two separate series under the Indenture.
The 2035 Notes bear interest from the date of issuance at the rate of 5.750% per annum and will mature on May 20, 2035. The 2055 Notes bear interest from the date of issuance at the rate of 6.500% per annum and will mature on May 20, 2055.
Interest on the Notes is payable in semi-annual installments in arrears on May 20 and November 20 each year (each, an “Interest Payment Date”), commencing November 20, 2025, to the persons in whose names the Notes are registered at the close of business on the preceding May 5 and November 5, respectively (whether or not a business day) (the “Regular Record Date”).
Interest on the Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months. Principal of and interest on the Notes is payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
If any Interest Payment Date, maturity date or redemption date of a Note falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for such period from and after that Interest Payment Date, maturity date or redemption date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.
The Notes are not redeemable at the option of the holder prior to maturity and are not subject to any sinking fund.
The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture. Whenever reference is made to particular sections of the Indenture or terms that are defined therein, such sections or defined terms are incorporated herein by reference as a part of such summaries, which are qualified in their entirety by such reference. The Indenture is subject to the provisions of the Canada Business Corporations Act and accordingly, is not qualified under the U.S. Trust Indenture Act of 1939, as amended, pursuant to Rule 4d-9 thereunder. References to accounting terms in the Indenture and in this summary, unless otherwise defined, have the meanings assigned to them in accordance with IFRS Accounting Standards.
The Indenture provides that, in addition to the Notes, securities of other series may be issued under the Indenture without limitation as to aggregate principal amount. The securities of other series may have such terms and provisions not inconsistent with the Indenture as the Company may determine from time to time. The securities of any series issued under the Indenture, including the Notes, are referred to as “securities.”

General
The Notes are the Company’s direct, unsecured obligations and rank equally and ratably with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes rank among themselves equally and ratably without preference or priority. The Notes would be structurally subordinated to all obligations of the Company’s subsidiaries. The Notes would be effectively subordinated to any future secured indebtedness of the Company, to the extent of the assets securing such indebtedness.
As of June 30, 2025, (i) the Company, excluding indebtedness of (a) $0.6 billion for which Allied World and the Company are co-obligors and jointly and severally liable, with Allied World as primary co-obligor and (b) $0.5 billion for which Brit and the Company are co-obligors and jointly and severally liable, with Brit as primary co-obligor (collectively referred to as the “Co-Obligor Indebtedness”), had approximately $8.6 billion aggregate principal amount of total outstanding indebtedness, none of which is secured; and (ii) the Company’s subsidiaries, including the Co-Obligor Indebtedness, had approximately $4.7 billion aggregate principal amount of total outstanding indebtedness, all of which would be structurally senior to the Notes to the extent of the assets of the applicable subsidiaries. Subsequent to June 30, 2025, the Company issued Cdn$700 million aggregate principal amount of the 2025 Canadian Senior Notes, which also would rank equally to the Exchange Notes. See “Risk Factors — Risk Factors Relating to the Exchange Notes.”
The Indenture permits the Company from time to time, without notice to or the consent of the holders of any series of securities issued under the Indenture, to create and issue further securities of the same series as the Notes of a series, ranking pari passu with the Notes in all respects and having the same terms as the Notes of such series (except for the issue date, issue price and initial Interest Payment Date following the issue date of such further Notes) and so that such further Notes shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as, the Notes of the relevant series; provided that such further notes will not be issued with the same CUSIP and/or ISIN numbers as the Notes of such series unless such further notes are fungible with the Notes of the relevant series for U.S. federal income tax purposes.
The Notes are issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Indenture does not contain any provisions that would limit the Company’s ability to incur indebtedness or that would afford holders of Notes protection in the event of a highly leveraged or similar transaction involving the Company.
Optional Redemption
2035 Notes
Prior to February 20, 2035 (the “2035 Par Call Date”), the Company may redeem the 2035 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date fixed for redemption of the 2035 Notes (assuming the 2035 Notes matured on the 2035 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the 2035 Notes to be redeemed,

plus, in either case, accrued and unpaid interest to, but excluding, the redemption date. The Company will pay any interest due on an Interest Payment Date in respect of the 2035 Notes that occurs on or prior to a redemption date to the registered holders of the 2035 Notes as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.
On or after the 2035 Par Call Date, the Company may redeem the 2035 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

2055 Notes
Prior to November 20, 2054 (the “2055 Par Call Date”), the Company may redeem the 2055 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date fixed for redemption of the 2055 Notes (assuming the 2055 Notes matured on the 2055 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the 2055 Notes to be redeemed,

plus, in either case, accrued and unpaid interest to, but excluding, the redemption date. The Company will pay any interest due on an Interest Payment Date in respect of the 2055 Notes that occurs on or prior to a redemption date to the registered holders of the 2055 Notes as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.
On or after the 2055 Par Call Date, the Company may redeem the 2055 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2055 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Definitions
“Par Call Date” means the 2035 Par Call Date or the 2055 Par Call Date, as applicable.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States

Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. See “— Selection and Notice of Redemption” below.
The Notes of each series are also subject to redemption prior to maturity if certain changes in Canadian tax law occur. If such changes occur, the Notes of either or both series may be redeemed at a redemption price of 100% of their principal amount, plus any interest accrued but not paid to but excluding the redemption date and any additional amounts due and payable on the Notes of such series up to but excluding the redemption date. See “— Redemption for Tax Reasons.”
Payment of Additional Amounts
All payments made by the Company under or with respect to the Notes of each series will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Taxes”), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes of a series, the Company will pay as interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of such Notes of such series or the beneficial owner thereof (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment made to a holder of the Notes of such series or beneficial owner who is liable for such Taxes in respect of the Notes of such series (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the Notes of such series, being a person with which the Company does not deal at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Canadian Tax Act”)), (ii) by reason of such holder or beneficial owner being a “specified shareholder” of the Company or not dealing at arm’s length with a “specified shareholder” of the Company (as defined in subsection 18(5) of the Canadian Tax Act), (iii) by reason of such holder or beneficial owner being an entity in respect of which the Company is a “specified entity” for the purposes of the “hybrid mismatch rules” in subsection 18.4(1) of the Canadian Tax Act, (iv) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein or agency thereof or therein other than the mere acquisition, holding, use or ownership or deemed holding, use or ownership, or receiving payments or enforcing any rights in respect of the Notes of such series as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein or agency thereof or therein, or (v) by reason of such holder or beneficial owner’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a pre-condition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes, in each case, to the extent such holder or beneficial holder is legally entitled to such exemption or reduction; (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Taxes; (c) any Notes of such series presented for payment more than 15 days after the date on which such payment or the Notes of such series became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to such Additional Amounts had the Notes of such series been presented on the last day of such 15-day period); (d) any withholding or deduction imposed on a payment to a holder or beneficial owner pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any agreements entered into pursuant to current Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or official guidance, adopted pursuant to any intergovernmental agreement among governmental authorities entered into in connection with the implementation of the foregoing, and including for greater certainty, Part XVIII and Part XIX of the Canadian Tax Act (“FATCA”), or any Taxes or penalties that arise from the holder or beneficial owner’s failure to properly comply with its obligations with respect to FATCA or the Canada United States Enhanced Tax Information Exchange Agreement Implementation Act; (e) any Taxes which are payable otherwise than by withholding or deduction from any payment made under or with respect to the Notes of such series or (f) any combination of the foregoing clauses (a) to (e); nor will such Additional Amounts be paid with respect to any payment on any Note of such series to a holder or beneficial owner who is a fiduciary or partnership or, other than the sole beneficial owner of such Note, to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to receive a payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner received directly its beneficial or distributive share of such payment (collectively, “Excluded Taxes”). The Company will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Upon the written request of the trustee or a holder of Notes of a series, the Company will furnish, as soon as reasonably practicable, to the trustee or such holder of Notes of such series, as applicable, certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless each holder of Notes of a series and any beneficial owner thereof and, upon written request of any such holder or beneficial owner, reimburse such holder or beneficial owner for the amount of (i) any such Taxes (other than Excluded Taxes) so levied or imposed and paid by such holder or beneficial owner as a result of any failure of the Company to withhold, deduct or remit to the relevant tax authority, on a timely basis, the full amounts required under applicable law; and (ii) any such Taxes (other than Excluded Taxes) so levied or imposed with respect to any reimbursement under the foregoing clause (i), so that the net amount received by such holder or beneficial owner after such reimbursement would not be less than the net amount such holder or beneficial owner would have received if such Taxes (other than Excluded Taxes) on such reimbursement had not been imposed.
Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to the Notes of a series, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Redemption for Tax Reasons
In the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes of a series, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) or treaties of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws, regulations or treaties, which change is announced and becomes effective on or after the date of issuance of the Notes of a series, then the Company may at any time at the Company’s option redeem the Notes of such series, in whole, but not in part, at a redemption price equal to 100% of their principal amount, plus any interest accrued but not paid to, but excluding, the redemption date and any Additional Amounts due and payable on the Notes of such series up to, but excluding, the redemption date.
If the Company exercises its option to redeem the Notes of either or both series pursuant to the preceding paragraph, the Company will deliver to the trustee an officers’ certificate certifying that the Company is entitled to redeem the Notes of such series to the effect that the circumstances described above exist.
Selection and Notice of Redemption
In the case of a partial redemption, selection of Notes of a series held in the form of definitive certificates for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate. For so long as the Notes are held by DTC (or another depositary) the selection of partially redeemed Notes and the redemption of the Notes shall be conducted in accordance with the policies and procedures of the depositary. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of the Note to be redeemed. In respect of Notes held in the form of definitive certificates, a new definitive certificate representing Notes in a principal amount equal to the unredeemed portion of such Note will be issued in the name of the holder of such Note upon surrender of the original Note in the form of a definitive certificate for cancellation.
Notice of redemption of Notes of a series held in the form of definitive certificates will be mailed by first class mail at least 10 days but not more than 60 days before the redemption date to each holder of Notes of such series to be redeemed at its registered address. Notice of redemption of Notes held in the form of global certificates will be given to DTC in accordance with its applicable procedures at least 10 days but not more than 60 days before the redemption date. The notice of redemption may be subject to one or more conditions precedent as set forth in such notice.
Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the Notes of such series or portions thereof called for redemption.
Certain Covenants
Limitation on Liens on Capital Stock of Restricted Subsidiaries.
Until the Amendment Date (as defined below), the Indenture provides that the Company may not, and may not permit any subsidiary to, create, assume, incur or suffer to exist any lien, other than a purchase money lien, upon any capital stock, whether owned on the date of the Indenture or thereafter acquired, of any restricted subsidiary, to secure any obligation (other than the securities issued under the Indenture) of the Company, any subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding securities issued under the Indenture shall be directly secured equally and ratably with such obligation; provided, however, that this restriction will not apply to (i) liens on the capital stock of any restricted subsidiary securing obligations outstanding from time to time under any bank credit facility, provided that the principal amount of all such obligations secured by liens on the capital stock of any restricted subsidiary, at the time of each incurrence of any portion of any such obligation, does not exceed 15% of the sum of (A) the Company’s consolidated shareholders’ equity at the end of the Company’s most recently completed fiscal quarter immediately preceding such incurrence for which financial statements are, or are required to be, available and (B) the aggregate principal amount of all obligations which are outstanding under any bank credit facility immediately after giving effect to such incurrence and which are secured by liens on the capital stock of a restricted subsidiary, and (ii) liens securing obligations from the Company to any wholly-owned restricted subsidiary or from any wholly-owned restricted subsidiary to the Company or any other wholly-owned restricted subsidiary. This provision will not restrict any other property of the Company or that of its subsidiaries.
The Indenture defines “lien” as any mortgage, pledge, hypothecation, lien, encumbrance, charge or security interest of any kind; “obligation” as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; “purchase money lien” as (i) any mortgage, pledge, hypothecation, lien, encumbrance, charge or security interest of any kind upon any capital stock of any restricted subsidiary acquired after the date of the Indenture if such purchase money lien is for the purpose of financing, and does not exceed, the cost to the Company or any subsidiary of acquiring the capital stock of such restricted subsidiary and such financing is effected concurrently with, or within six months after, the date of such acquisition, and (ii) any extension, renewal or refinancing of any purchase money lien so long as the principal amount of obligations secured thereby shall not exceed the original principal amount of obligations so secured at the time of such extension, renewal or refinancing; “restricted subsidiary” as any subsidiary that is a licensed insurance company, other than any licensed insurance company that the Company’s board of directors, in good faith, determines is not, individually or together with any other licensed insurance company as to which a similar determination has been made, material to the business of the Company and its subsidiaries, considered as a whole; and “subsidiary” as a corporation or business trust, a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or one or more other subsidiaries, or by the Company and one or more other subsidiaries. As of the date hereof, each of the Company’s licensed insurance company subsidiaries is a restricted subsidiary.
Amalgamation, Consolidation, Merger, Conveyance, Transfer or Lease.
The Indenture provides as to the Notes that the Company and/or any Co-Obligor (as defined below) shall not amalgamate or consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation, unless, (i) the corporation formed by such amalgamation or consolidation or into which the Company and/or any Co-Obligor is merged or the corporation which acquires by conveyance or transfer, or which leases, the properties and assets of the Company and/or any Co-Obligor substantially as an entirety (if other than the Company and/or any Co-Obligor) shall be a corporation, partnership, company or trust organized and validly existing under (A) in the case of the Company, the laws of Canada or any province thereof or the United States of America, any state thereof or the District of Columbia, or (B) in the case of a Co-Obligor, the laws of Canada or any province thereof or the United States of America, any state thereof or the District of Columbia or the laws of the jurisdiction of organization of such Co-Obligor (prior to giving effect to such transaction), and shall expressly assume, by an Indenture supplemental thereto, executed and delivered to the trustees, in form satisfactory to the trustees, the Company’s and/or such Co-Obligor’s (as applicable) obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the outstanding securities, all other amounts payable by the Company or a Co-Obligor (as applicable) pursuant to the Indenture and the performance and observance of every covenant of the Indenture on the part of the Company or the Co-Obligor (as applicable) to be performed or observed; (ii) immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred or be continuing; and (iii) the Company or the Co-Obligor (as applicable) has delivered to the trustees an officers’ certificate and an opinion of counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) complies with the applicable covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.
Available Information.
So long as the Notes of a series are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act (“Rule 144”), and the Company is not subject to the reporting requirements of the Exchange Act, the Company will furnish to any holder of Notes, or to any prospective purchaser designated by such a holder, upon the request of the holder, the business and financial information concerning the Company called for under paragraph (d)(4) of Rule 144A.
Waiver of Certain Covenants.
With respect to the Notes of a series, the Company may omit in any particular instance to comply with any term, provision or condition of the covenants described above under “— Certain Covenants — Limitation on Liens on Capital Stock of Restricted Subsidiaries” and “— Certain Covenants — Available Information” if the holders of at least a majority in principal amount of all outstanding Notes of such series issued under the Indenture and then outstanding waive compliance in such instance with such term, provision or condition.
Third Supplemental Indenture.
On February 26, 2021, the Company entered into the Third Supplemental Indenture to eliminate or amend certain restrictive covenants of the Company. The Third Supplemental Indenture provides that the covenant described under “— Certain Covenants — Limitation on Liens on Capital Stock of Restricted Subsidiaries” will be automatically eliminated or amended effective as of the first date (the “Amendment Date”) on which there are no securities outstanding of any series created pursuant to the Indenture prior to February 26, 2021. The Third Supplemental Indenture also provides that if we grant any security interest to any collateral agent or trustee pursuant to such covenant in connection with any series created after the date of the Third Supplemental Indenture, such security interest shall be automatically released on the Amendment Date and any such collateral agent or trustee shall be authorized to take such further actions as we may reasonably request to give effect to such release.

Events of Default
The following constitute events of default with respect to the Notes of a series under the Indenture: (a) a default for 30 days in the payment of any interest on any Note of such series; (b) a default in the payment of the principal of (or premium, if any, on) any Note of such series when due; (c) a default in the performance, or breach, of any other covenant or warranty in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of one or more series of securities other than the Notes of such series) which default or breach continues for a period of 60 days after notice; (d) a default in the payment, at the stated maturity, of any outstanding indebtedness for money borrowed by the Company in excess of $100,000,000 and continuing after any applicable grace period, which default shall not have been cured or waived, or the acceleration of indebtedness for money borrowed by the Company outstanding under or evidenced by any single Indenture or instrument in excess of $100,000,000, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled, within 10 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding Notes of such series, as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization.
If an event of default relating to a default in payment of principal of (or premium, if any, on) or interest on the Notes of a series, or to a default in the performance, or breach, of any other covenant or warranty of the Company applicable to the Notes of a series but not applicable to all outstanding securities issued under the Indenture, or to a default in the payment, at stated maturity, of, or to the acceleration of, any indebtedness for money borrowed shall have occurred and be continuing, the trustee or the holders of not less than 25% in principal amount of the Notes of such series then outstanding may then declare the principal of all Notes of such series to be due and payable immediately. If an event of default relating to a default in the performance, or breach, of any other covenant or warranty in the Indenture applicable to all securities issued thereunder and then outstanding shall have occurred and be continuing, the trustee or the holders of not less than 25% in principal amount of all securities issued under the Indenture and then outstanding (treated as one class) may declare the principal amount of all the securities then outstanding to be due and payable immediately. If an event of default described in clause (e) above shall occur, other than with respect to one of the Company’s subsidiaries, the principal amount of all the securities will automatically, and without any action by the trustee or any holder, become immediately due and payable. In each case, the holders of a majority in principal amount of the outstanding Notes of a series may under certain circumstances rescind and annul such declaration by written notice to the Company and the trustee. In the event of a declaration of acceleration because an event of default specified in clause (d) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the indebtedness which is the subject of such event of default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission is given to the trustee by the Company and countersigned by the holders of such indebtedness or their representative, within 30 days after such declaration of acceleration in respect of the Notes of such series, and no other event of default has occurred during such 30-day period which has not been cured or waived during such period.
The holders of not less than a majority in principal amount of the outstanding Notes of a series, in the case of an event of default applicable to such series but not to all outstanding securities, or a majority in principal amount of the outstanding securities of all series, in the case of an event of default applicable to all outstanding securities, may waive any past default and its consequences, except a default in respect of the payment of the principal of (or premium, if any, on) or interest on any security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding security affected thereby.
The Indenture provides that the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of holders of securities unless such holders shall have offered to the trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the securities of any series (with respect to any remedy, trust or power relating to any default in payment of principal (or premium, if any, on) or interest on the securities of such series or any default in the performance or breach of any other covenant or warranty of the Company applicable to the securities of such series but not applicable to all outstanding securities issued under the Indenture) or the holders of not less than a majority in principal amount of all securities issued under the Indenture and then outstanding (treated as one class) (with respect to any other remedy, trust or power) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such securities.
Co-Obligors and/or Guarantors
When authorized by a resolution of our board of directors and without the consent of any holders of the applicable series of Notes, the Company and the trustees may enter into a supplemental indenture to the Indenture in respect of such series of Notes, in accordance with the terms of the Indenture, for the purpose of adding one or more subsidiaries of the Company as a co-obligor (whether as an additional issuer or a guarantor) (each, in respect of the applicable series of Notes, a “Co-Obligor”) of such Notes and the Indenture with respect to such Notes; provided that any such Co-Obligor shall be organized or formed under the laws of (1) any state of the United States or the District of Columbia, (2) Canada or any province or territory thereof, (3) the United Kingdom, (4) Bermuda, (5) Barbados or (6) any country that is a member of the European Union. Any such supplemental indenture entered into for the purpose of adding a Co-Obligor formed under any jurisdiction other than one of the permitted United States jurisdictions for the applicable series of Notes (each, a “Non-U.S. Co-Obligor”) shall include a provision for (i) the payment of additional amounts in the form substantially similar to that described in “— Payment of Additional Amounts” above, with such modifications as the Company and such Non-U.S. Co-Obligor reasonably determine are customary and appropriate for U.S. and Canadian bondholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Non-U.S. Co-Obligor under or with respect to the Notes of a series, including any exceptions thereto as the Company and such Non-U.S. Co-Obligor shall reasonably determine would be customary and appropriate for U.S. and Canadian noteholders and (ii) the right of the Company or the Co-Obligor to redeem the Notes of such series at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that additional amounts become payable by a Non-U.S. Co-Obligor in respect of such Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture.
Any such Co-Obligor shall be jointly and severally liable with the Company to pay the principal, premium, if any, and interest on the Notes of the applicable series and all other amounts payable by the Company under the Indenture in respect of the Notes of a series. The Company will only add a Co-Obligor of such Notes of such series if the Company determines that adding a Co-Obligor would (i) not result in a deemed sale or exchange of the Notes of such series by any holder for U.S. federal income tax purposes under applicable then existing Treasury Regulations promulgated under the Code or a disposition of the Notes of such series by any holder for Canadian federal income tax purposes and (ii) not adversely affect the interests of the holders of any outstanding series of securities under the Indenture in any material respect.
As of the date hereof, the Company has not added any Co-Obligor in respect of the Initial Notes and, upon completion of the Exchange Offer, the Exchange Notes will not have any Co-Obligors as of the issue date of such Exchange Notes.
Discharge, Defeasance and Covenant Defeasance
The Company may discharge certain obligations to holders of Notes of a series which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year by irrevocably depositing with the trustee trust funds in an amount sufficient to pay at maturity the principal of and interest on the Notes of such series.
The Company may, at its option, and at any time, elect to have its obligations discharged with respect to all outstanding Notes of a series. This is referred to as “defeasance.” Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of a series and to have satisfied its other obligations with respect to such Notes under the Indenture, except for (i) the rights of the holders of outstanding Notes of a series to receive, solely from the trust fund described below, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (ii) the Company’s obligations with respect to the Notes of a series relating to the issuance of temporary Notes, the registration, transfer and exchange of Notes, the replacement of mutilated, destroyed, lost or stolen Notes, the maintenance of an office or agency for payment of the Notes, and the holding of money for security payments in trust and statements as to compliance with the Indenture, (iii) the rights, powers, trusts, duties and immunities of the trustees under the Indenture and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to be released from its obligations with respect to certain of the covenants under the Indenture (including those described under “— Certain Covenants — Limitation on Liens on Capital Stock of Restricted Subsidiaries”), referred to as “covenant defeasance,” and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the Notes of a series.
In order to exercise either defeasance or covenant defeasance with respect to the Notes of a series, (i) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the such Notes, cash in U.S. dollars, certain U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes of such series on the stated maturity (or redemption date, if applicable) of such principal or installment of interest; (ii) in the case of defeasance, the Company shall have delivered to the trustees an opinion of counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since May 15, 2025 (the date of the offering memorandum for the Initial Notes), there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the trustees an opinion of counsel in the United States to the effect that the holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (iv) the Company must comply with certain other conditions.
Modification
The Indenture provides that the Company and the trustees may enter into supplemental indentures in respect of a series of Notes without the consent of the holders of the Notes of such series or the holders of the securities of any other series to: (a) evidence the succession of another person to the Company and the obligations assumed by such successor under the Indenture; (b) add to the Company’s covenants for the benefit of the holders of the securities of any series or to surrender any right or power conferred upon the Company by the Indenture; (c) add events of default for the benefit of the holders of the securities of any series; (d) change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no security issued under the Indenture then outstanding of any series created prior thereto which is entitled to the benefit of such provision; (e) secure any series of securities; (f) establish the form and terms of any series of securities permitted to be issued under the Indenture; (g) evidence the acceptance of appointment by a successor trustee under the Indenture and provide for or facilitate the administration of one or more trusts under the Indenture by one or more trustees; (h) cure any ambiguity, correct or supplement any inconsistency or make any other modification, provided that such action does not adversely affect the interests of the holders of outstanding securities of any series in any material respect; and (i) supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance or discharge of any series of securities, provided such action does not adversely affect the interests of the holders of securities of any series in any material respect.
The Indenture also contains provisions permitting the Company and the trustees, with the consent of the holders of not less than a majority in principal amount of all securities issued under the Indenture then outstanding and affected (treated as one class), to add any provisions to, change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of securities under the Indenture; provided that the Company and the trustees may not, without the consent of the holder of each outstanding security affected thereby, among other things: (a) change the stated maturity of the principal of or any installment of interest on any security, (b) reduce the principal amount of or the rate of interest on, or premium payable upon the redemption of, any such security, (c) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof, (d) adversely affect any right of repayment at the option of the holder of any security, (e) change the place or currency of payment of principal of, or any premium or interest on, any such security, (f) impair the right to institute suit for the enforcement of any such payment on any security when due, (g) reduce the percentage in principal amount of securities of any series whose consent is necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture or certain defaults and their consequences or (h) modify the foregoing requirements, except to increase any percentage or to provide that certain provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby.
Enforceability of Judgments
Since some of the Company’s assets are in Canada, any judgment obtained outside of Canada against the Company, including any judgment with respect to the payment of principal or interest on the Notes of a series may not be collectible outside of Canada.
The Company has been informed by counsel that a court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) would give a judgment based upon a final and conclusive in personam judgment of a court exercising jurisdiction in the Borough of New York, The City of New York, State of New York (a “New York Court”) for a sum certain, obtained against the Company, with respect to a claim arising out of the Indenture or the Notes (a “New York Judgment”), without reconsideration of the merits, provided that (i) an action to enforce the New York Judgment must be commenced in the Ontario Court within any applicable limitation period; (ii) the Ontario Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (iii) the Ontario Court will render judgment only in Canadian dollars; (iv) an action in the Ontario Court on the New York Judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally; and (v) an action in the Ontario Court on the New York Judgment would be subject to the following defenses: (A) the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice but the New York Judgment would not be contrary to natural justice by reason only that service of process was effected on the agent for service of process appointed by the Company pursuant to the Indenture; (B) the New York Judgment is for a claim which under the laws of the Province of Ontario and the federal laws of Canada applicable therein would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (C) the New York Judgment is contrary to Ontario public policy, as such term is interpreted under the laws of the Province of Ontario and the federal laws of Canada applicable therein, or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes, or to an order or regulation made by the Governor in Council under the Special Economic Measures Act (Canada) or the United Nations Act (Canada) in respect of certain activities or measures referred to in those statutes; and (D) the New York Judgment has been satisfied or is void under the laws of the State of New York. In the opinion of such counsel, there are currently no reasons under the law of Ontario for avoiding recognition of said judgments of New York Courts under the Indenture or on the Notes based upon public policy. The Company has been advised by such counsel that a monetary judgment of a U.S. court predicated solely upon civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which judgment was obtained had a basis for jurisdiction that was recognized by a Canadian court for such purposes. The Company has also been advised by its counsel, that it is less certain that an original action could be commenced in Canada on the basis of liability predicated solely upon such laws.
Consent to Jurisdiction
The Company has irrevocably appointed CT Corporation System, 28 Liberty Street, New York, New York 10005, as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture in respect of the Notes for actions brought under United States federal or state securities laws or for actions brought by either trustee or for any actions arising out of or related to the Indenture (in respect of the Notes) or the Notes in any New York Court, and has irrevocably submitted to the jurisdiction of the New York Courts for such purposes.

Governing Law
The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York.
Trustees, Paying Agent and Securities Registrar
The Bank of New York Mellon of 240 Greenwich Street, Floor 7E, New York, New York, 10286, U.S.A. currently acts as United States trustee, paying agent and securities registrar for the Notes.
Computershare Advantage Trust of Canada of 88A East Beaver Creek Rd., Richmond Hill, Ontario, Canada, L4B 4A8 currently acts as Canadian trustee for the Notes.

PRIOR SALES
On November 22, 2024, the Company issued (i) Cdn$450.0 million aggregate principal amount of senior notes due 2034, priced at 99.929% of the aggregate principal amount and (ii) Cdn$250.0 million aggregate principal amount of senior notes due 2054, priced at par, resulting in net proceeds of approximately Cdn$696.1 million, after deducting the agents’ commission and estimated offering expenses.
On May 20, 2025, the Company issued (i) $500.0 million aggregate principal amount of the 2035 Initial Notes, priced at 99.632% of the aggregate principal amount, and (ii) $400.0 million aggregate principal amount of 2055 Initial Notes, priced at 99.725% of the aggregate principal amount, resulting in aggregate net proceeds of approximately $889.6 million, after deducting the initial purchasers’ commission and estimated offering expenses.
On August 14, 2025, the Company issued the 2025 Canadian Senior Notes, consisting of: (i) Cdn$400.0 million aggregate principal amount of 4.45% senior notes due 2035, priced at 99.824% of the aggregate principal amount; and (ii) Cdn$300.0 million aggregate principal amount of 5.10% senior notes due 2055, priced at 99.619% of the aggregate principal amount, resulting in aggregate net proceeds of approximately Cdn$694.6 million, after deducting the agents’ commission and estimated offering expenses.

CERTAIN ERISA CONSIDERATIONS
General
The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan.
Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.
Any Plan fiduciary that proposes to cause a Plan to purchase the Exchange Notes of a series should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.
Non-U.S. plans, governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to non-U.S. or U.S. federal, state, local or other laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans (and entities in which such plans invest, as applicable) should consult with their counsel before purchasing Exchange Notes to determine the need for, and the availability, if necessary, of any exemptive relief under any applicable Similar Law.
Prohibited Transaction Exemptions
The fiduciary of a Plan that proposes to purchase and hold any Exchange Notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the Company, the initial purchasers of the Initial Notes of a series, the holders of senior notes of the Company, or any of their respective agents or affiliates. Depending on the satisfaction of certain conditions, which may include the identity of the Plan fiduciary making the decision to acquire or hold the Exchange Notes on behalf of a Plan, Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Exchange Notes.
By its purchase of any Exchange Note, the purchaser thereof will be deemed to have represented and warranted that either:
(i)
no assets of a Plan or non-U.S., governmental or church plan subject to Similar Law have been used to acquire such Exchange Note or an interest therein; or

(ii)
the purchase and holding of such Exchange Note or an interest therein by such person do not and will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law.
Plan Assets Regulation
The U.S. Department of Labor has promulgated a regulation (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”) describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA’s fiduciary responsibility provisions and Section 4975 of the Code. Under the Plan Assets Regulation, if a Plan invests in an “equity interest” of an entity, then the Plan’s assets will include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless equity participation in the entity by Benefit Plan Investors (as defined below) is not “significant,” as provided under the Plan Assets Regulation, or another exception under the Plan Assets Regulation applies. Under the Plan Assets Regulation, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.
For purposes of the Plan Assets Regulation, equity participation in an entity by Benefit Plan Investors will not be significant if such investors hold, in the aggregate, less than 25% of the value of each class of equity in the entity, excluding equity interests held by persons (other than a Benefit Plan Investor) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, “Benefit Plan Investor” is as defined in the Plan Assets Regulation and includes (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) any “plan” as defined in and subject to Section 4975 of the Code and (iii) any entity whose underlying assets are deemed to include plan assets by reason of an employee benefit plan’s or other plan’s investment in the entity or otherwise.
The Exchange Notes are not intended to be treated as equity interests in the Company for purposes of the Plan Assets Regulation. Notwithstanding the foregoing, in the event that the Exchange Notes are considered “equity interests” within the meaning of the Plan Asset Regulation, the Company will endeavor to prohibit ownership of the Exchange Notes by Benefit Plan Investors or otherwise limit ownership of the Exchange Notes by Benefit Plan Investors so that Benefit Plan Investors are deemed to own less than 25% of any class of equity in the Company, unless another exception under the Plan Assets Regulation applies. If Benefit Plan Investors are deemed to own 25% or more of any class of equity in the Company and another exception under the Plan Assets Regulation is not applicable, the Company is deemed to hold “plan assets” for purposes of ERISA and Section 4975 of the Code and transactions in which the Company may engage will be subject to ERISA’s fiduciary obligations, as well as the prohibited transaction rules of ERISA and Section 4975 of the Code.
The foregoing discussion is general in nature. Due to the complexity of the applicable rules and penalties under ERISA, Section 4975 of the Code and Similar Laws, each Plan fiduciary (and each fiduciary for non-U.S., governmental or church plans subject to Similar Law) should consult with its legal, tax or other advisor concerning the potential consequences to the applicable Plan or plan under ERISA, Section 4975 of the Code or such Similar Laws of an investment in the Exchange Notes of the applicable series.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The exchange of Initial Notes of a series for Exchange Notes of the same series pursuant to the Exchange Offer will not be treated as a taxable transaction for U.S. federal income tax purposes because the terms of the Exchange Notes will not be considered to differ materially in kind or in extent from the terms of the Initial Notes. Rather, the Exchange Notes you receive will be treated as a continuation of your investment in the Initial Notes of the same series. As a result, you will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of your Initial Notes for Exchange Notes pursuant to the Exchange Offer. In addition, your basis and holding period in the Exchange Notes will be the same as your basis and holding period in the Initial Notes exchanged therefor.
THE FOREGOING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES DOES NOT CONSIDER THE FACTS AND CIRCUMSTANCES SPECIFIC TO ANY PARTICULAR HOLDER OF INITIAL NOTES. IF YOU ARE CONSIDERING EXCHANGING YOUR INITIAL NOTES FOR EXCHANGE NOTES, YOU SHOULD CONSULT YOUR TAX ADVISERS CONCERNING THE TAX CONSEQUENCES OF THE EXCHANGE UNDER U.S. FEDERAL, STATE, LOCAL, AND FOREIGN LAWS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the principal Canadian federal income tax considerations under the Canadian Tax Act generally applicable to a holder of Initial Notes who acquires Exchange Notes, including entitlement to all payments thereunder, as a beneficial owner pursuant to the Exchange Offer and who, for purposes of the Canadian Tax Act, and at all relevant times, (i) is not, and is not deemed to be, resident in Canada, (ii) holds the Notes as capital property, (iii) deals at arm’s length and is not affiliated with the Company, (iv) is neither a “specified shareholder” of the Company nor a person not dealing at arm’s length with a “specified shareholder” of the Company as defined in subsection 18(5) of the Canadian Tax Act, (v) is not a “specified entity” as defined in subsection 18.4(1) of the Canadian Tax Act with respect to “hybrid mismatch arrangements” (vi) deals at arm’s length with any Canadian resident (or deemed Canadian resident) to whom the holder disposes of the Notes and (vii) does not use or hold, and is not deemed to use or hold, the Notes in a business carried on in Canada (a “Non Resident Holder”). Special rules, which are not discussed herein, may apply to a Non Resident Holder that holds the Notes in connection with carrying on an insurance business in Canada and elsewhere. This summary assumes that no interest paid on the Notes will be in respect of a debt or other obligation to pay an amount to a person with whom the Company does not deal at arm’s length for purposes of the Canadian Tax Act.
The summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder (the “Regulations”) and an understanding of the current administrative policies and assessing practices published by the Canada Revenue Agency (the “CRA”) and takes into account all specific proposals to amend the Canadian Tax Act and Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof. This summary does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative action or decisions, or any changes in the CRA’s administrative policies and assessing practices, nor does it take into account provincial, territorial or foreign tax legislation or considerations which may differ significantly from those discussed herein.
This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder of the Notes. Holders of the Notes should consult their own tax advisors as to the tax consequences to them of acquiring, holding and disposing of the Notes in their particular circumstances, including the application and effect, if any, of the income and other tax laws of any province, territory, state or local tax authority or foreign jurisdiction.
For the purposes of the Canadian Tax Act, the exchange of the Initial Notes for the Exchange Notes pursuant to the Exchange Offer should not constitute a taxable transaction.
Amounts paid or credited, or deemed to be paid or credited, as, on account or in lieu of payment of, or in satisfaction of, the principal of the Exchange Notes or premium, discount or interest on the Exchange Notes by the Company to a Non Resident Holder, including in respect of a redemption of the Exchange Notes, will be exempt from Canadian withholding tax.
No other taxes on income (including taxable capital gains) will be payable under the Canadian Tax Act by a Non Resident Holder in respect of the ownership or disposition of the Exchange Notes.

PLAN OF DISTRIBUTION
The Company issued $500.0 million principal amount of 2035 Initial Notes and $400.0 million principal amount of 2055 Initial Notes on May 20, 2025, pursuant to a private offering that was underwritten by BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and Mizuho Securities USA LLC. If all the conditions of the applicable Exchange Offer(s) are satisfied, the Company will exchange all Initial Notes of the applicable that are validly tendered and not validly withdrawn for an equal principal amount of Exchange Notes of such series that have been registered under the Securities Act.
Any broker-dealer that resells or transfers Exchange Notes in the United States that were received by it for its own account pursuant to an Exchange Offer in exchange for Initial Notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale or transfer of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Accordingly, each such broker-dealer must acknowledge that it will deliver, and must deliver, a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such Exchange Notes in the United States. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, such a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
This short form prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales or transfers in the United States of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making or other trading activities. The Company has agreed to make this short form prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale or transfer for a period ending on the earlier of (i) 180 days after the date on which the Registration Statement is declared effective by the SEC and (ii) the date on which participating broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities.
The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to an Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes.
For a period of 180 days after the expiration of each Exchange Offer or, if shorter, for a period ending on the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, the Company will promptly send additional copies of this short form prospectus and any amendment or supplement to this short form prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to (i) pay all expenses incident to each Exchange Offer, other than (a) commissions or concessions of any brokers or dealers, (b) in certain circumstances described under “The Exchange Offers — Terms of the Exchange Offers — Fees and Expenses,” transfer taxes and (c) any other taxes you may incur; and (ii) indemnify the holders of the Initial Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
Certain legal matters relating to the Exchange Notes offered by this short form prospectus will be passed upon on our behalf by Torys LLP, New York, New York, and Toronto, Canada, with respect to U.S. and Canadian law. As at the date hereof, the partners and associates of Torys LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding securities of the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm, has advised that they are independent of the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and independent within the Securities Act, and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

AGENT FOR SERVICE OF PROCESS IN CANADA
Lauren C. Templeton and William C. Weldon (collectively, the “Non-Resident Directors”) are each directors of the Company who reside outside of Canada. The Non-Resident Directors have appointed the Company as their agent for service of process in Canada. The Company’s address for service of process is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada, M5J 2N7.
Holders are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed with the SEC as part of the Registration Statement of which this short form prospectus is a part insofar as required by the SEC’s Form F-10:
•
the documents set forth under “Documents Incorporated by Reference” in this short form prospectus;

•
the Registration Rights Agreement;

•
the consent of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm;

•
the indenture dated as of December 1, 1993;

•
the first supplemental indenture dated as of May 9, 2011;

•
the Third Supplemental Indenture;

•
the sixth supplemental indenture dated as of May 20, 2025;

•
the form of Exchange Notes of each series;

•
the statement of eligibility of the United States trustee on Form T-1;

•
the form of letter of transmittal;

•
the form of notice of guaranteed delivery;

•
the form of letter to DTC participants, including brokers, dealers, commercial banks, trust companies and other nominees; and

•
powers of attorney (included on the signature pages of the Registration Statement).

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Officers and Directors
The by-laws of the Company provide that, subject to the relevant provisions of the Canada Business Corporations Act, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or such other entity if (i) the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual has reasonable grounds for believing that the individual’s conduct was lawful.
The Company also maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
EXHIBITS
Exhibit No.
2.1
Registration Rights Agreement dated as of May 20, 2025, among Fairfax Financial Holdings Limited and the initial purchasers named therein (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K, furnished to the SEC on May 20, 2025)

4.1
Annual Information Form of Fairfax Financial Holdings Limited dated March 7, 2025 for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.1 to our Annual Report on Form 40-F filed with the SEC on March 7, 2025 (the “Form 40-F”))

4.2
Annual audited consolidated financial statements of Fairfax Financial Holdings Limited for the years ended December 31, 2024 and 2023 and Management’s Report on Internal Control over Financial Reporting, and the management’s discussion and analysis for the financial year ended December 31, 2024 (incorporated by reference to Exhibits 99.2 and 99.3 to the Form 40-F)

4.3
Interim unaudited consolidated financial statements of Fairfax Financial Holdings Limited as at June 30, 2025 and for the three and six month periods ended June 30, 2025 and 2024, and management’s discussion and analysis for the period ended June 30, 2025 (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K, furnished to the SEC on July 31, 2025)

4.4
Notice of annual meeting of shareholders and management proxy circular dated March 7, 2025 in respect of the annual meeting of shareholders held on April 10, 2025 (incorporated by reference to Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on March 7, 2025) (first filing)

5.1	Consent of PricewaterhouseCoopers LLP
6.1	Powers of Attorney (included on the signature pages hereto)
7.1
Indenture dated as of December 1, 1993 (incorporated by reference to Exhibit 7.1 to our Registration Statement on Form F-10 (File No. 333-228518) filed on November 21, 2018 (the “2018 Registration Statement”))

7.2	First supplemental indenture dated as of May 9, 2011 (incorporated by reference to Exhibit 7.2 to the 2018 Registration Statement)
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Exhibit No.
7.3	Third supplemental indenture dated as of February 26, 2021 (incorporated by reference to Exhibit 99.4 to our Report on Form 6-K, furnished to the SEC on March 2, 2021)
7.4	Sixth supplemental indenture dated as of May 20, 2025 (incorporated by reference to Exhibit 99.3 to our Report on Form 6-K, furnished to the SEC on May 20, 2025)
7.5	Form of 2035 Exchange Note
7.6	Form of 2055 Exchange Note
7.7	Statement of Eligibility and Qualification of the United States trustee under the U.S. Trust Indenture Act of 1939 on Form T-1
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to DTC Participants
107	Filing Fee Table
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking.
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process.
Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.
As soon as practicable after the filing of this Registration Statement on Form F-10, Computershare Advantage Trust of Canada, the Canadian trustee under the Indenture (the “Canadian trustee”), intends to file a written irrevocable consent and power of attorney on Form F-X with the Commission.
Any change to the name or address of the agent for service of the Registrant or the Canadian trustee shall be communicated promptly to the Commission by amendment to the applicable Form F-X referencing the file number of the relevant registration statement.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Toronto, country of Canada, on October 1, 2025.
FAIRFAX FINANCIAL HOLDINGS LIMITED
By:
/s/ Amy Sherk

Name:
Amy Sherk

Title:
Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints V. Prem Watsa, Amy Sherk and Derek Bulas his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting to said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on October 1, 2025.
/s/ V. Prem Watsa Name: V. Prem Watsa Title: Chairman, Chief Executive Officer and Director (principal executive officer)	/s/ Amy Sherk Name: Amy Sherk Title: Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)
/s/ Robert J. Gunn Name: Robert J. Gunn Title: Director	/s/ David L. Johnston Name: David L. Johnston Title: Director
/s/ Karen L. Jurjevich Name: Karen L. Jurjevich Title: Director	/s/ Christine A. Magee Name: Christine A. Magee Title: Director
/s/ R. William McFarland Name: R. William McFarland Title: Director	/s/ Christine N. McLean Name: Christine N. McLean Title: Director
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/s/ Brian J. Porter Name: Brian J. Porter Title: Director	/s/ Timothy R. Price Name: Timothy R. Price Title: Director
/s/ Lauren C. Templeton Name: Lauren C. Templeton Title: Director	/s/ Benjamin P. Watsa Name: Benjamin P. Watsa Title: Director
/s/ William C. Weldon Name: William C. Weldon Title: Director
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AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as the registrant’s duly authorized representative in the United States, on October 1, 2025.
FAIRFAX (US) INC.
By:
/s/ Sonja Lundy

Name:
Sonja Lundy

Title:
President

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